Exhibit 2.1

DATED	7 AUGUST 2015

SELLERS (AS SET OUT IN PART A OF SCHEDULE 1)

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THE WARRANTORS (AS DEFINED HEREIN)

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3729TH SINGLE MEMBER SHELF TRADING COMPANY LIMITED

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INTREXON CORPORATION

AGREEMENT FOR THE ACQUISITION

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THE ENTIRE ISSUED AND TO BE ISSUED SHARE CAPITAL OF OXITEC LIMITED

Hogan Lovells International LLP

Atlantic House, Holborn Viaduct, London EC1A 2FG

THIS AGREEMENT is dated 7 August 2015

PARTIES

(1)	The persons whose names and addresses are set out in column 1 of Part A of Schedule 1 (the “Sellers”);

(2)	The persons whose names and addresses are set out in Schedule 16 (the “Warrantors”);

(3)	3729th Single Member Shelf Trading Company Limited, a company incorporated in England and Wales (registered number 9617654) whose registered address is at 21 Holborn Viaduct, London, EC1A 2DY (the “Buyer”); and

(4)	Intrexon Corporation, a Virginia corporation whose principal place of business is at 20374 Seneca Meadows Parkway, Germantown, MD 20876, USA (the “Guarantor”).

PREAMBLE

(A)	The Sellers have agreed to sell all of their shares in Oxitec Limited to the Buyer on the terms and subject to the conditions of this Agreement.

(B)	The Warrantors are involved in the management of the Target Group and have entered into this agreement for the benefit of the Sellers and the Buyer. It is acknowledged by all of the parties to this Agreement that prior to Completion the Warrantors will become shareholders in the Target Company and will, by signing a Deed of Adherence, become party to this Agreement in the same capacity as the Sellers.

OPERATIVE TERMS

1	INTERPRETATION

1.1	In this Agreement:

“100% Due Proportion” means, with respect to an individual Seller, the proportion which that Seller’s Sale Shares represents to the total number of Sale Shares;

“Accounts” means the:

(a)	individual audited balance sheet and profit and loss account of each Target Group Company (except for Oxitec Ltda); and

(b)	the unaudited balance sheet and profit and loss account for Oxitec Ltda,

as at and for the period ended on the Balance Sheet Date including all accompanying notes, reports and statements;

“Aggregate Option Exercise Price” means the aggregate exercise price due to the Target Company from Optionholders who have elected for such exercise price to be deducted from the cash portion of the Purchase Price due to such Optionholders pursuant to this Agreement;

“All Shareholders’ Due Proportion” means, with respect to an individual Seller, the proportion which that Seller’s Sale Shares represents to the total number of the Sale Shares and the Come Along Shares;

“Articles” means the articles of association of the Target Company adopted by special resolution passed on 5 September 2014;

“Balance Sheet Date” means 31 December 2014;

“Business Day” means a day (except a Saturday or Sunday) on which banks are generally open for business in London, England and New York, USA;

“Buyer Material Adverse Change” means any change, event or effect that is materially adverse to the assets, turnover, profitability or financial position of the Buyer’s Group, taken as a whole; provided that, in no event shall any of the following, alone or in combination with one another, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or would reasonably be expected to be a Buyer Material Adverse Change:

(a)	any effect resulting from changes or effects in general worldwide or United States, capital market or political conditions, interest rates, exchange rates, commodity prices (other than those that have had a disproportionate adverse effect relative to the other industry participants on the Buyer’s Group);

(b)	any effect resulting from changes or effects generally affecting the industries or markets in which the Buyer’s Group operates (other than those that have had a disproportionate adverse effect relative to the other industry participants on the Buyer’s Group);

(c)	any effect resulting from any act of war or terrorism (or, in each case, any escalation thereof) other than those that have had a disproportionate adverse effect relative to the other industry participants on the Buyer’s Group; and

(d)	any changes in laws or US GAAP or the interpretation thereof;

“Buyer’s Group” means the Buyer and any person which is from time to time a subsidiary undertaking of the Buyer, a parent undertaking of the Buyer and any other subsidiary undertaking of such parent undertaking and “Buyer’s Group Company” means any of them;

“Buyer’s Solicitors” means Hogan Lovells International LLP of Atlantic House, Holborn Viaduct, London, EC1A 2FG;

“Buyer’s Warranty” means a statement set out in Schedule 13 and “Buyer’s Warranties” means all those statements;

“Cash” means the aggregate amount of: i) those assets of the Target Group as at the Effective Time as are designated by an entry in column 3 of the Final Completion Statement as being taken into account when determining the Net Cash and being in the nature of cash and cash equivalents held by the Target Group (including cash balances in favour of the Target Group); and ii) cash received on or after the Effective Time by any member of the Target Group in respect of the exercise of share options or share warrants exercised on or before Completion;

“Cash Alternative” means $58.30 in cash for every share of Common Stock which any Excluded Shareholder would otherwise be entitled to receive pursuant to the Initial Stock Consideration payable on Completion in accordance with clause 3.2(b);

“Claim” means any claim against a Seller under this Agreement;

“Come Along Notice” means a notice in the agreed form and issued in accordance with Article 41.2 of the Articles;

“Come Along Shares” means all ordinary shares of £0.01 each in the capital of the Target Company which are held by the Come Along Shareholders;

“Come Along Shareholders” means the persons whose names and addresses are set out in column 1 of Part B of Schedule 1;

“Commission” means the United States Securities and Exchange Commission;

“Common Stock” means shares of common stock of the Guarantor with no par value per share;

“Company Material Adverse Change” means any change, event or effect that is materially adverse to the assets, turnover, profitability or financial position of the Target Company and any Target Company Subsidiary, taken as a whole; provided that, in no event shall any of the following, alone or in combination with one another, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Change:

(a)	any effect resulting from changes or effects in general worldwide or United Kingdom economic, capital market or political conditions, interest rates, exchange rates, commodity prices (other than those that have had a disproportionate adverse effect relative to the other industry participants on the Target Group);

(b)	any effect resulting from changes or effects generally affecting the industries or markets in which the Target Group operates (other than those that have had a disproportionate adverse effect relative to the other industry participants on the Target Group);

(c)	any effect resulting from any act of war or terrorism (or, in each case, any escalation thereof) other than those that have had a disproportionate adverse effect relative to the other industry participants on the Target Group;

(d)	any changes in laws or UK GAAP or the interpretation thereof;

(e)	any effect resulting directly from actions taken by or at the direction of the Buyer in writing;

(f)	matters Disclosed in the Disclosure Letter; and

(g)	the change of control of the Target Group effected pursuant to this Agreement;

“Completion” means completion of the sale and purchase of the Sale Shares and Come Along Shares in accordance with this Agreement;

“Completion Date” means the day which is the fifth Business Day after the date on which the last Sale Condition to be satisfied or waived in accordance with Clause 4.5 is first satisfied or waived, or such other date as agreed between the Buyer and the Sellers’ Representative;

“Completion Statement” means the consolidated balance sheet of the Target Group as at the Completion Date showing the Cash, Debt, and Completion Working Capital, prepared and agreed or determined in accordance with Schedule 12;

“Completion Working Capital” means the amount of Working Capital as at Completion as shown by the Final Completion Statement;

“Confidentiality Agreement” means the mutual non-disclosure agreement dated 9 September 2013 between the Guarantor and the Target Company in which, amongst other things, the Guarantor has agreed to keep confidential certain information relating to the Target Group;

“Confidential Information” means information in any form relating to a Target Group Company’s business, customers or financial or other affairs (including future plans and business development), but does not include information which is publicly known at Completion or which subsequently becomes publicly known (other than in either case as a result of a breach of the provisions of the Confidentiality Agreement or a Transaction Document by a Seller). A compilation of otherwise public information in a form not publicly known is to be regarded as not publicly known;

“Debt” means the aggregate amount of those liabilities of the Target Group as at the Effective Time as are designated by an entry in column 3 of the Final Completion Statement as being taken into account when determining the Net Cash and being in the nature of indebtedness of the Target Group for borrowed monies and finance leases from banks or similar institutions but, for the avoidance of doubt, shall exclude any current liabilities of the Target Group and any debt of the Target Group which is converted into equity either on or before Completion;

“Deed of Adherence” means a deed substantially in the form set out in Schedule 17;

“Deferred Cash Alternative” means $58.30 in cash for every share of Common Stock which any Excluded Shareholder would otherwise be entitled to receive pursuant to the Deferred Stock Consideration payable on the Release Date in accordance with clause 3.2(c);

“Deferred Stock Consideration” means 514,579 shares of Common Stock, as adjusted in accordance with Schedule 11 and pursuant to Clause 3.4(c)(iii);

“Disclosed” means fairly and specifically disclosed;

“Disclosure Letter” means the letter described as such, from the Warrantors to the Buyer dated the Signing Date;

“DRS Advice” means a transaction advice reflecting the direct registration of shares of Common Stock in the book entry issuance system maintained by the Guarantor’s transfer agent;

“Effective Time” means 17:00 (GMT) on the Completion Date;

“Employee” means each employee who is engaged by a Target Group Company at Completion and “Employees” means all those employees;

“Encumbrance” means a charge, debenture, mortgage, pledge, lien, security interest, title retention, assignment, restriction, right of first refusal, option, right of pre-emption or other third party right or interest of any kind, whether granted for the purpose of security or not and “Encumbrances” means all those kinds of right or interest;

“Environment” means air (including air within buildings and air within other natural or man-made structures above or below ground), water (including territorial and coastal and inland waters, groundwater and water in drains and sewers) and land (including soil and sub-soil and land under any water) and any organisms or ecosystems supported by the air, water or land;

“Environmental Law” means each applicable law (including statute, secondary legislation, directives, regulations, resolutions, statutory guidance and codes of practice having the force of law, civil, criminal or administrative law, common law, a notice, order, judgment, ruling or other requirement from any governmental, administrative or regulatory agency or body or a court, tribunal or other assembly conducting judicial business) relating to pollution or protection of the Environment, or human health and safety, including each law relating to:

(a)	packaging, emissions, seepages, spillages, discharges, escapes, releases or threatened escapes or releases of chemicals, Hazardous Substances, wastes, materials or noise into the Environment; or

(b)	the notification, manufacture, processing, distribution, use, keeping, treatment, disposal, deposit, storage, transport, handling or remediation of chemicals, Hazardous Substances, wastes or other materials;

“Environmental Permit” means a consent, permission, licence, approval or other authorisation issued, or registration made, pursuant to Environmental Law;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Excluded Shareholder” is defined in clause 3.4(c);

“Final Completion Statement” means the Completion Statement which becomes final and binding in accordance with (as appropriate) paragraph 3.5, 3.8 or 4.8 of Part A of Schedule 12;

“Final Completion Statement Date” means the date on which the Completion Statement becomes final and binding in accordance with (as appropriate) paragraph 3.5, 3.8 or 4.8 of Part A of Schedule 12;

“Fundamental Warranties” means those statements set out in paragraphs 2 (Dealings between the Sellers and the Target Group), 3 (Share Capital and Constitution of the Target Company), 4 (Target Company Subsidiaries), 17 (Intellectual Property), 29 (Compliance with Law), 30 (Licences, Registrations and Consents), and 33 (Environmental and Health and Safety Matters) of Schedule 6;

“General Warranty” means a statement set out in part B of Schedule 6 and “General Warranties” means all of those statements;

“General Warranty Claim” means a claim by the Buyer under Clause 8.1 or Clause 8.2 in respect of a General Warranty;

“Hazardous Substance” means any waste, pollutant, contaminant or hazardous, toxic, radioactive, noxious, flammable, corrosive or caustic matter including asbestos (whether, in each case, in solid, liquid or gaseous form) which is (alone or in combination) capable of causing significant harm to the Environment or harm to human health;

“Initial Stock Consideration” means 857,633 shares of Common Stock, subject to adjustment pursuant to Clause 3.4(c)(iii);

“Intellectual Property” means all intellectual property rights in any part of the world including:

(a)	patents, utility models, rights in inventions, registered and unregistered trade and service marks, rights in business and trade names and get-up, rights in domain names, registered designs, unregistered rights in designs, copyrights and neighbouring rights, rights in performances, database rights, rights in Know-How and, in each case, rights of a similar or corresponding character; and

(b)	all applications and rights to apply for the protection of any of the rights referred to in paragraph (a);

“IP Arrangement” is defined in paragraph 17.2 of Schedule 6;

“IT Services” and “IT Systems” are defined in paragraph 18.1 of Schedule 6;

“Know-How” means trade secrets, confidential information, know-how, technical or commercial knowledge and manufacturing or business processes, methods and procedures;

“Major Supplier” means a supplier of a Target Group Company that in the 12 month period ending on the Signing Date accounted for more than 10% of the purchases of the Target Group taken as a whole;

“Management Accounts” means the unaudited management accounts of each Target Group Company in respect of the period from the Balance Sheet Date to 30 June 2015, copies of which are contained in folders 14.1 to 14.42 of the Project Apricot electronic data room;

“Net Cash” means the amount of the Cash minus the amount of the Debt as shown by the Final Completion Statement, and, for the avoidance of doubt, whether or not this results in a positive or a negative figure;

“Optionholders” means those persons listed in Part C of Schedule 1 who hold options to acquire shares in the Company;

“Property” means the property or all or any of the properties, details of which are set out in Schedule 2 and includes part of a property;

“Purchase Price” means the purchase price for the Sale Shares and the Come Along Shares (before any adjustment in accordance with Clauses 3.4, 3.5(a), 3.7 and 3.8) to be paid or satisfied in accordance with Clause 3.2;

“Qualified Investor” has the meaning given in section 86(7) of the Financial Services and Markets Act 2000;

“Release Date” means the date which falls 18 months after the Completion Date;

“Restricted Area”, “Restricted Business”, “Restricted Employee” and “Restricted Period” are each defined in Clause 12.1;

“Sale Condition” means a condition set out in Schedule 3 and “Sale Conditions” means all those conditions;

“Sale Shares” means the 625,474 ordinary shares of £0.01 each in the capital of the Target Company, making up 82.43% of the entire allotted and issued share capital of the Target Company;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Seller’s Connected Person” is defined in paragraph 2.1 of Schedule 6;

“Sellers’ Representative” means the person appointed by the Sellers under Clause 17.7(a) and any replacement for such person appointed by the Sellers in accordance with Clause 17.7(c);

“Sellers’ Solicitors” means Wilmer Cutler Pickering Hale and Dorr LLP of Alder Castle, 10 Noble Street, London, EC2V 7QJ;

“Signing” means the signing of this Agreement by the Sellers and the Buyer;

“Signing Date” means the date on which the Sellers and the Buyer sign this Agreement;

“Stock Consideration” means the Initial Stock Consideration and the Deferred Stock Consideration;

“Target Company” means Oxitec Limited, a company incorporated in England and Wales under registered number 04512301, further details about which are set out in Part F of Schedule 1;

“Target Company Subsidiary” means a company listed in Part G of Schedule 1 and “Target Company Subsidiaries” means all those companies;

“Target Group” means the Target Company and the Target Company Subsidiaries;

“Target Group Company” means the Target Company or a Target Company Subsidiary and “Target Group Companies” means all those companies;

“Target Group Intellectual Property” means:

(a)	all Intellectual Property which a Target Group Company (or a person on a Target Group Company’s behalf) uses, exploits or intends to use or exploit; and

(b)	all other Intellectual Property in respect of which a Target Group Company has a licence, right, title or interest;

“Target Working Capital” means £0 (zero);

“Tax” means:

(a)	all forms of tax, levy, impost, contribution, duty, liability and charge in the nature of taxation (excluding business rates) and all related withholdings or deductions of any nature (including, for the avoidance of doubt, National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere); and

(b)	all fines, penalties, charges and interest related to any of the above,

collected or administered by a Tax Authority whether directly or primarily chargeable against, recoverable from or attributable to a Target Group Company or another person;

“Tax Authority” means a taxing or other governmental (local or central), state or municipal authority (whether within or outside the United Kingdom) competent to collect or administer a liability for Tax;

“Tax Claim” means a Tax Warranty Claim or a claim under the Tax Covenant;

“Tax Covenant” means the covenant set out in Part A of Schedule 8;

“Tax Warranty” means a statement set out in Part B of Schedule 8 and “Tax Warranties” means all of those statements;

“Tax Warranty Claim” means a claim by the Buyer under Clause 8.1 or Clause 8.2 in respect of a Tax Warranty;

“Third Party” is defined in Clause 27.2;

“Title Warranty” means a statement set out in part A of Schedule 6 and “Title Warranties” means all of those statements;

“Transaction” means the sale by the Sellers and the Come Along Shareholders, and the purchase by the Buyer, of the Sale Shares and the Come Along Shares contemplated by this Agreement and the Come Along Notice;

“Transaction Document” means:

(a)	this Agreement;

(b)	the Disclosure Letter;

(c)	the Come Along Notice; and

(d)	each document that a Seller, a Come Along Shareholder or a Buyer’s Group Company is to enter into after the Signing Date under the terms of an agreement or document referred to in paragraphs (a), (b) or (c), and “Transaction Documents” means all those agreements and documents;

“US Securities Confirmations” has the meaning given in clause 3.4(a);

“Warranty” means a Title Warranty, a General Warranty or a Tax Warranty and “Warranties” means all those statements;

“Warranty Claim” means a claim by the Buyer under Clause 8.1 or Clause 8.2; and

“Working Capital” means the aggregate amount of the current assets of the Target Group (excluding Cash) at the Effective Time less the aggregate amount of the current liabilities of the Target Group (excluding Debt) as at the Effective Time, with such assets and liabilities being restricted to the line items set out in Part B of Schedule 12.

1.2	In this Agreement:

(a)	a reference to a Clause, paragraph or Schedule is, unless stated otherwise, a reference to a Clause or paragraph of, or Schedule to, this Agreement;

(b)	a reference in a Schedule to a paragraph is, unless otherwise stated, a reference to a paragraph in that Schedule or, where that Schedule is split into parts, a reference to a paragraph in that part of that Schedule;

(c)	a reference to any statute or statutory provision is a reference to that statute or statutory provision as re-enacted, amended or extended before the Signing Date and includes reference to any subordinate legislation (as re-enacted, amended or extended) made under it before the Signing Date;

(a)	a reference to the “parties” shall, unless the context requires otherwise, be deemed to be references to the parties to this agreement and their respective permitted assigns and “party” shall refer to any one of them;

(d)	a reference to a “person” includes any individual, company, corporation, firm, partnership, joint venture, association, state, state agency, institution or trust (whether or not having a separate legal personality);

(e)	a reference to a document being in the “agreed form” is a reference to a document in the form and terms approved and, for the purposes of identification only, initialled, by or on behalf of the Sellers’ Representative and the Buyer on or before the date of this Agreement with any alterations that are agreed in writing by or on behalf of the Sellers’ Representative and the Buyer at any time before Completion;

(f)	a reference to one gender is a reference to all or any genders;

(g)	a reference to a particular time of day is, unless stated otherwise, a reference to that time in London, England;

(h)	a reference to a person’s “Group” is, unless otherwise stated, a reference to that person, its subsidiary undertakings, its parent undertakings and any other subsidiary undertakings of its parent undertakings;

(i)	a reference to “including” or “includes” does not limit the scope of the meaning of the words preceding it;

(j)	the expressions “subsidiary undertaking” and “parent undertaking” have the meanings given to them by the Companies Act 2006;

(k)	the expression “connected” with reference to a person or group of persons has the meaning given to it in sections 1122 and 1123 Corporation Tax Act 2010;

(l)	“writing” and “written” shall not include facsimile message but shall include electronic mail.

1.3	In this Agreement, a reference in relation to any Intellectual Property, to:

(a)	“use” includes any act which would constitute an infringement or other actionable wrong if done without the permission of the owner of the Intellectual Property and anything done in preparation for such an act;

(b)	“exploit” includes license (whether or not for consideration); and

(c)	“license” includes sub-license (whether or not for consideration).

1.4	The Schedules form part of this Agreement and a reference to “this Agreement” includes its Schedules.

1.5	The headings in this Agreement do not affect its interpretation.

2.	SALE AND PURCHASE OF THE SALE SHARES

2.1	In accordance with this Agreement:

(a)	each Seller agrees to sell that number of Sale Shares as is set out opposite its name in column 3 of Part A of Schedule 1 with full title guarantee; and

(b)	the Buyer agrees to buy the Sale Shares,

in each case, on and with effect from Completion, free from any Encumbrance and together with all rights attaching to the Sale Shares on or after Completion, including the right to receive all dividends or distributions declared, paid or made on or after Completion.

2.2	Waiver of other rights to buy or sell Sale Shares

Each Seller waives the restrictions in Article 37 of the Articles, as permitted by Article 37.6 of the Articles, and any other right that it has:

(a)	to have any of the Sale Shares or Come Along Shares offered to it for purchase; or

(b)	to receive an offer to buy any of its Sale Shares,

at any time on or before the transfer of the Sale Shares and the Come Along Shares to the Buyer, whether arising under the Articles or otherwise.

3.	PURCHASE PRICE

3.1	Amount

(a)	The Purchase Price is $160,000,000 subject to adjustment in accordance with Clauses 3.4, 3.5(a), 3.7 and 3.8.

(b)	After Completion the Purchase Price may be treated as having been reduced in the manner described in Clause 3.3 but an adjustment of this kind does not affect the amount that the Buyer shall pay on Completion.

3.2	Payment method

The Buyer shall pay the cash element of the Purchase Price and, in the case of the Initial Stock Consideration and the Deferred Stock Consideration, the Guarantor shall issue the relevant Common Stock, as follows:

(a)	$80,000,000 in cash on Completion in accordance with the provisions of paragraph 2.1 of Schedule 5 and the terms of the Come Along Notice;

(b)	$50,000,000 by the issue, on Completion, of the Initial Stock Consideration to the Sellers and Come Along Shareholders; and

(c)	$30,000,000 by the issue, on the Release Date, of the Deferred Stock Consideration (which shall, for the avoidance of doubt, be adjusted in accordance with Schedule 11),

in each case subject to adjustment in accordance with Clauses 3.4 and 3.5(a).

Subject to adjustment in accordance with Clauses 3.4, 3.5(a) and the remainder of this Clause 3.2, the allocation of the Purchase Price, in whatever form, as between the Sellers and Come Along Shareholders is set out in columns 5, 6 and 7 of Part A and Part B of Schedule 1.

For the avoidance of doubt, the Purchase Price is the amount payable for the entire issued and to be issued share capital of the Target Company. Consequently, to the extent that the number of shares required to be issued to the holders of the convertible loans to the Target

Group at or prior to Completion (in order to discharge all amounts of principal and interest thereunder) differs from that set out in Part E of Schedule 1, this will require a corresponding change to the allocation of the Purchase Price payable to all other Sellers and Come Along Shareholders.

3.3	Amounts paid by Sellers a deemed reduction in the Purchase Price

A payment made by a Seller to the Buyer in respect of a Warranty Claim or under the Tax Covenant (including, for the avoidance of doubt, a reduction in the amount of Common Stock comprised in the Deferred Stock Consideration) will be treated as having reduced the Purchase Price by the amount of the payment but will not reduce the Purchase Price to below zero. The allocation of the Purchase Price that a Seller is entitled to receive will be treated as having been reduced by an amount that bears the same proportion to the overall reduction in the Purchase Price as that Seller’s share of the Purchase Price bore to the total Purchase Price before the reduction but will not reduce that Seller’s share of the Purchase Price to below zero. This Clause 3.3 does not limit the amount that the Buyer may claim under this Agreement or the Tax Covenant.

3.4	Sellers’ US Securities Confirmations and Cash Alternative

(a)	Each Seller hereby represents, warrants and covenants to the Buyer and the Guarantor at the Signing Date, and immediately before Completion, that each statement set out in Schedule 14 (together, the “US Securities Confirmations”) is true and accurate in relation to that Seller.

(b)	The Warrantors agree that they will use their best endeavours:

(i)	to procure that each of the Come Along Shareholders and each of the Optionholders who can make the US Securities Confirmations represent, warrant and covenant to the Buyer and the Guarantor, immediately before Completion, that each US Security Confirmation is true and accurate in relation to such Come Along Shareholder or Optionholder (as applicable); and

(ii)	without prejudice to (i) and for the purposes of facilitating the issuance of the Common Stock at Completion, establish, in the period between Signing and Completion, whether each Seller is either a Regulation D Investor or a Regulation S Investor (as each term is defined in Schedule 14) and notify the Buyer accordingly.

(c)	If any Come Along Shareholder does not, immediately before Completion, represent, warrant and covenant as described in (b) above then it shall be an “Excluded Shareholder” and:

(i)	such Excluded Shareholder shall not be entitled to receive the Initial Stock Consideration to which he or she would otherwise be entitled on Completion in accordance with this Agreement or Article 41 of the Articles, as appropriate, and shall instead receive an amount in cash calculated on the basis of the Cash Alternative in respect of such Initial Stock Consideration;

(ii)	such Excluded Shareholder shall not be entitled to receive the Deferred Stock Consideration, if any, to which he or she would otherwise be entitled on the Release Date in accordance with this Agreement or Article 41 of the Articles, as appropriate, and shall instead receive an amount in cash calculated on the basis of the Deferred Cash Alternative in respect of such Deferred Stock Consideration;

(iii)

if any Come Along Shareholder is an Excluded Shareholder, the Buyer shall adjust the proportion of the Purchase Price payable by it in cash and the proportion of the Purchase Price payable by it by the issue of the Stock Consideration to facilitate an Excluded Shareholder receiving the Cash Alternative without impacting on the amount of cash and Stock Consideration received by any Seller, provided however that the Buyer shall not be required to pay cash consideration of greater than $80,750,000 pursuant to the operation of this Clause 3.4;

(iv)	in the event that the amount payable to all Excluded Shareholders under the Cash Alternative and the Deferred Cash Alternative is greater than US$750,000, the Purchase Price payable on Completion to the Sellers and any Come Along Shareholder who is not an Excluded Shareholder shall be adjusted so that the proportion of the Purchase Price payable to the Sellers and the Come Along Shareholders who are not Excluded Shareholders in cash shall be decreased and the proportion of the Purchase Price payable to such Sellers and Come Along Shareholders by the issue of the Initial Stock Consideration shall be increased so that there is no overall increase (greater than US$750,000) in the aggregate amount of the Purchase Price payable in cash in accordance with clause 3.2(a) and no overall decrease (greater than US$750,000) in the aggregate amount of the Purchase Price payable by the issue of the Initial Stock Consideration and Deferred Stock Consideration in accordance with clause 3.2(b) and Schedule 11 respectively.

3.5	Stock Consideration

(a)	In calculating the number of shares of Common Stock due to any Seller or Come Along Shareholder, fractional entitlements shall be dealt with by rounding such that entitlements to 0.5 or more of a share of Common Stock shall be rounded up to the next whole number and all other fractional entitlements shall be rounded down. The Guarantor shall not be required to grant a fraction of a share to any person.

(b)	Each Seller hereby agrees that, without the prior written consent of the Buyer, it will not, during the period beginning on the Completion Date and ending at 5.00 p.m. Eastern Standard Time 90 days after the Completion Date as regards shares comprising the Initial Stock Consideration do any of the following:

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Initial Stock Consideration (“Equity Securities”), or publicly disclose the intention to make any offer, sale, pledge or disposition; or

(ii)	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Equity Securities,

whether any such transaction described in (a) or (b) above is to be settled by delivery of Equity Securities, in cash or otherwise, in each case other than:

(1)	transfers of shares of Common Stock as a bona fide gift or gifts;

(2)	distributions of shares of Common Stock to general or limited partners, members, shareholders, affiliates or wholly owned subsidiaries of the Seller or any investment fund or other entity controlled or managed by the Seller;

(3)	transfers or dispositions of shares of Common Stock or such other securities to any trust for the direct or indirect benefit of the Seller or the immediate family of the Seller in a transaction not involving a disposition for value;

(4)	transfers or dispositions of shares of Common Stock or such other securities to any corporation, partnership, limited liability Buyer or other entity all of the beneficial ownership interests of which are held by the Seller or the immediate family of the Seller in a transaction not involving a disposition for value; and

(5)	transfers or dispositions of shares of Common Stock or such other securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Seller, provided that in the case of any transfer or distribution pursuant to (1), (2), (3), (4) or (5) above, each donee or distributee shall execute and deliver to the Buyer a lock-up letter in the form of this Clause; and provided, further, that in the case of any transfer or distribution pursuant to (1), (2), (3), (4) or (5) above, no filing by any party (donor, donee, transferor or transferee) with the Commission, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

For purposes of this Clause 3.5, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, notwithstanding the restrictions imposed by this Clause 3.5, the Seller may, without the consent of the Buyer:

(i)	exercise an option to purchase shares of Common Stock granted under any stock-based compensation plan of the Buyer utilizing any “cashless” or “net-exercise” provision, provided, that the shares of Common Stock issued upon such exercise remain subject to the restricted period or any extension thereof pursuant to this Letter Agreement; and

(ii)	establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided, that, such plan does not provide for any transfers of Common Stock during the restricted period or any extension thereof pursuant to this Letter Agreement and provided, further, in either the case of (i) or (ii) above, that no filing with the Commission or other public announcement shall be required or voluntarily made by the Seller or any other person in connection therewith. In furtherance of the foregoing, the Buyer, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Clause 3.5.

(c)	The provisions of Schedule 15 shall apply to the Initial Stock Consideration and the Deferred Stock Consideration.

3.6	Adjustments to Purchase Price

The parties have agreed that following Completion the Purchase Price will be adjusted in accordance with Clauses 3.7 and 3.8 calculated and paid in accordance with Schedule 12.

3.7	Net Cash Adjustment

Subject to Clause 3.7(c), if the Net Cash:

(a)	is a negative amount (the “Shortfall”):

(i)	the Purchase Price will be reduced by the Shortfall; and

(ii)	the Sellers shall repay (in accordance with Clause 3.9) to the Buyer an amount equal to such Shortfall;

(b)	is a positive amount (the “Surplus”):

(i)	the Purchase Price will be increased by the Surplus; and

(ii)	the Buyer shall pay to the Sellers and Come Along Shareholders (in accordance with Clause 3.9) an amount equal to the Surplus (to be allocated between the Sellers and Come Along Shareholders in the percentages shown in column 4 of Part A and Part B of Schedule 1); or

(c)	equal to zero, there will be no adjustment to the Purchase Price under this Clause 3.7,

provided however, that:

(a)	no payment will be required to be made by the Sellers or the Buyer respectively pursuant to (a) or (b) above if the amount of the payment would otherwise be less than $25,000; and

(b)	the Buyer shall be entitled to reduce the amount of any payment required to be made by it in respect of Net Cash by US$100,000 and if the amount of the payment required by it is less than US$100,000 the Buyer shall be entitled to reduce the amount of the Deferred Stock Consideration by a number of shares of Common Stock equal to US$100,000 divided by US$58.30.

3.8	Working Capital Adjustment

If the Actual Working Capital is:

(a)	more than the Target Working Capital, the Purchase Price shall be increased by an amount equal to the difference and the Buyer shall pay to the Sellers and Come Along Shareholders (in accordance with Clause 3.9) an amount equal to such excess (to be allocated between the Sellers and Come Along Shareholders in the percentages shown in column 4 of Part A and Part B of Schedule 1; or

(b)	less than the Target Working Capital, the Purchase Price shall be reduced by an amount equal to the difference and the Sellers and Come-Along Shareholders shall repay (in accordance with Clause 3.9) to the Buyer an amount equal to such shortfall, provided however, that no payment will be required to be made by the Sellers or Come-Along Shareholders (taken in aggregate) or the Buyer respectively pursuant to (a) or (b) above if the amount of the payment would otherwise be less than $25,000.

3.9	Payment of sums due under Clause 3.7 or 3.8

Any payment due under Clause 3.7 or Clause 3.8 shall be made in cash within 5 Business Days of the Final Completion Statement Date, by electronic transfer of funds for same day value to the bank account which the party entitled to receive the payment directs in writing, at least 2 Business Days before payment is due to be made, to the party due to make the payment.

4.	SALE CONDITIONS

4.1	Time for satisfaction or waiver of Sale Conditions

The agreement to sell and buy the Sale Shares is conditional on each Sale Condition being satisfied or waived in accordance with Clause 4.5 by 5:00 pm on 30 November 2015.

4.2	Responsibility for ensuring satisfaction of Sale Conditions

Each Warrantor shall use all reasonable efforts to ensure the satisfaction of the Sale Conditions as soon as possible and at the latest by the time specified in Clause 4.1.

4.3	Notification of satisfaction of Sale Conditions or of likely failure of a Sale Condition

(a)	The Sellers’ Representative shall notify the Buyer of the satisfaction of a Sale Condition in writing within two Business Days of the Sellers’ Representative becoming aware that the Sale Condition has been satisfied.

(b)	A party shall as soon as reasonably practicable notify the other parties in writing if it becomes aware of a fact or circumstance that is likely to prevent a Sale Condition being satisfied.

4.4	Waiver of Sale Conditions

The Buyer may at any time before the time specified in Clause 4.1 waive a Sale Condition either in whole or in part by notice to the Sellers’ Representative.

4.5	Effect of Sale Conditions not being satisfied or waived

If a Sale Condition has not been satisfied or waived in accordance with Clause 4.4 by the time specified in Clause 4.1, this Agreement automatically terminates and each party’s rights and obligations under this Agreement cease immediately on termination except that:

(a)	each party shall continue to comply with Clauses 14, 15 and 18 and each provision of this Agreement necessary for a party to enforce those Clauses; and

(b)	termination of this Agreement does not affect a party’s right to claim for a breach of another party’s obligations in relation to this Agreement if that breach occurred before termination and each party shall continue to comply with each provision of this Agreement necessary for a party to enforce such a right.

5.	PRE-COMPLETION MATTERS

5.1	Sellers’ and Warrantors’ pre-Completion conduct

Between Signing and Completion, each Seller and each Warrantor shall:

(a)	comply with Schedule 4;

(b)	ensure that each Target Group Company complies with Schedule 4;

(c)	use reasonable endeavours to procure that all holders of shares in the Target Company, who are not party to this Agreement, shall become party to this Agreement (in the same capacity as the Sellers) by signing a Deed of Adherence;

(d)	shall procure that each person who becomes a holder of shares in the Target Company, by virtue of the exercise of options, warrants, convertible loans or otherwise, shall become party to this Agreement (in the same capacity as the Sellers) by signing a Deed of Adherence;

(e)	shall procure that each Deed of Adherence which is entered into by any party is delivered to the Buyer;

(f)	shall notify the Buyer in writing of the exercise by any Optionholder of their options to purchase Shares in the Company and indicate whether such Optionholder has paid the exercise price for such Shares or has elected for such exercise price to be deducted from the cash portion of the Purchase Price due to such Optionholder pursuant to this Agreement.

5.2	Sellers to notify failure to comply with pre-Completion conduct obligations

The Sellers shall notify the Buyer immediately if a Seller becomes aware of a fact or circumstance which constitutes, or may constitute, a breach of Clause 5.1.

5.3	Effect of Deeds of Adherence

(a)	Each of the parties to this Agreement hereby agrees that each person who is a holder of shares in the Target Company who enters into a Deed of Adherence after the Signing Date shall be regarded as a Seller under this Agreement as if they had been an original party to it.

(b)	Immediately prior to Completion the Buyer shall update the details set out in Part A/B/C/D/E of Schedule 1 to include as Sellers all of those persons who have, prior to the Completion Date, signed a Deed of Adherence (and to update all other relevant information correspondingly). The Buyer shall deliver an updated version of the table set out in Part A/B/C/D/E of Schedule 1 and, save for any manifest error in such updated table, such table shall be deemed to have been incorporated into this Agreement in place of the current version of Part A/B/C/D/E of Schedule 1.

6.	COMPLETION

6.1	Time and place

Completion shall take place on the Completion Date at the offices of the Buyer’s Solicitors or at another location agreed in writing between the Buyer and Sellers’ Representative.

6.2	Completion obligations

At Completion, the Sellers and the Buyer shall comply with their respective obligations set out in Schedule 5.

6.3	Effect of Completion on Tax Covenant

At Completion, following compliance by the Buyer and Sellers with their respective obligations set out in Schedule 5, the Tax Covenant takes effect.

6.4	When the Buyer is not obliged to complete

The Buyer is not obliged to complete the purchase of the Sale Shares unless:

(a)	each Seller complies with all its obligations in Schedule 5; and

(b)	the purchase of all the Sale Shares and Come Along Shares is completed simultaneously.

6.5	Buyer’s rights when entitled not to complete

If a Seller fails to comply with any of its obligations in Schedule 5, or the purchase of all of the Sale Shares and Come Along Shares cannot be completed simultaneously, the Buyer may, by notice to the Sellers’ Representative:

(a)	elect to proceed to Completion so far as reasonably practicable and set another date on which the Sellers shall comply with those obligations which they have failed to comply with on the Completion Date; or

(b)	postpone Completion to a Business Day not more than 5 Business Days after the Completion Date; or

(c)	terminate this Agreement by giving notice of termination to the Sellers’ Representative with immediate effect, in which case Clause 7.3 applies.

6.6	Effect of postponement of Completion

If the Buyer postpones Completion to another date in accordance with Clause 6.5(b), the provisions of this Agreement apply as if that other date is the Completion Date and references to the Completion Date shall be construed as if they were references to that other date.

7.	TERMINATION

7.1	Buyer’s right to terminate before Completion

In addition to the Buyer’s right to terminate this Agreement under Clause 6.5(c) and automatic termination of this Agreement under Clause 4.5, the Buyer may terminate this Agreement with immediate effect by giving notice of termination to the Sellers’ Representative at any time before Completion if any of the following occurs:

(a)	a Seller is in breach of any of its obligations under this Agreement to a material extent, save in circumstances where that breach is capable of remedy and is remedied to the reasonable satisfaction of the Buyer prior to the Completion Date (and the Buyer shall notify the Sellers in writing of the breach prior to exercising its right to terminate hereunder);

(b)	the Buyer becomes aware of a fact, circumstance or event (not being a fact, event or circumstance Disclosed by this Agreement or in the Disclosure Letter or a fact, event or circumstance which, if capable of remedy, has been remedied prior to Completion to the reasonable satisfaction of the Buyer) which:

(i)	causes or can reasonably be expected to cause a Warranty (if the Warranty were repeated at Completion by reference to the facts and circumstances then existing and without any additional disclosures against that Warranty being made) to become untrue or inaccurate in any material respect; or

(ii)	causes a Company Material Adverse Change; or

(c)	a government or governmental, supranational, state, court or regulatory body or a trade union, works council or a similar person:

(i)	institutes or threatens an action or investigation to restrain, prohibit or otherwise challenge the entering into or performance of the Transaction;

(ii)	threatens to take an action as a result, or in anticipation, of the Transaction; or

(iii)	proposes or enacts a law, regulation or decision that in the Buyer’s reasonable opinion would prohibit, materially restrict or materially delay the entering into or performance of the Transaction or the operation of a Target Group Company after Completion.

7.2	Sellers’ Right to terminate before Completion

The Sellers’ Representative may terminate this Agreement with immediate effect by giving notice of termination to the Buyer at any time before Completion if any of the following occurs:

(a)	the Buyer is in breach of any of its obligations under this Agreement to a material extent, save in circumstances where that breach is capable of remedy and is remedied to the reasonable satisfaction of the Sellers’ Representative prior to the Completion Date (and the Sellers’ Representative shall notify the Buyer in writing of the breach prior to exercising its right to terminate hereunder); or

(b)	the Sellers’ Representative becomes aware of a fact, circumstance or event (not being a fact, event or circumstance which, if capable of remedy, has been remedied prior to Completion to the reasonable satisfaction of the Sellers’ Representative) which:

(i)	causes or is likely to cause a Buyer Warranty (if the Buyer Warranty were repeated at Completion by reference to the facts and circumstances then existing and without any disclosures against that Buyer Warranty being made) to become untrue or inaccurate in any material respect; or

(ii)	causes a Buyer Material Adverse Change.

7.3	Effect of Termination

(a)	If the Buyer terminates this Agreement pursuant to Clause 6.5(c) or 7.1 each Seller shall procure that the Target Company indemnifies the Buyer on demand against:

(i)	each loss, liability and cost which the Buyer incurs in connection with negotiating, preparing, signing or implementing a Transaction Document; and

(ii)	each cost which the Buyer incurs in enforcing its rights under Clause 7.1.

(b)	If the Sellers’ Representative terminates this Agreement pursuant to Clause 7.2 the Buyer shall indemnify the Sellers on demand against:

(i)	each loss, liability and cost which the Target Company has incurred in connection with negotiating, preparing, signing or implementing a Transaction Document; and

(ii)	each cost which the Target Company or the Sellers incur in enforcing its rights under Clause 7.2.

(c)	If either the Buyer terminates this Agreement pursuant to Clause 6.5(c) or 7.1 or the Sellers’ Representative terminates this Agreement pursuant to Clause 7.2 each party’s further rights and obligations cease immediately on termination except that:

(i)	each party shall continue to comply with Clauses 14, 15 and 18 and each provision of this Agreement necessary for a party to enforce those Clauses; and

(ii)	termination of this Agreement does not affect a party’s right to claim for a breach of another party’s obligations in relation to this Agreement if that breach occurred before termination and each party shall continue to comply with each provision of this Agreement necessary for a party to enforce such a right.

8.	WARRANTIES

8.1	Warranties given at the Signing Date

(a)	Each Seller warrants to the Buyer, on a several basis, and in relation to itself and its Sale Shares only, that at the Signing Date each Title Warranty is true and accurate.

(b)	Each Warrantor warrants to the Buyer, on a joint and several basis, that at the Signing Date each General Warranty and Tax Warranty is true and accurate.

(c)	Each Seller, who is indicated as being a Qualified Investor in column 8 of Part A of Schedule 1, warrants to the Buyer, on a several basis and in relation to itself only, that at the Signing Date it is a Qualified Investor.

8.2	Repetition of Warranties

(a)	Immediately before Completion, each Seller (in respect of the Title Warranties and, as applicable, the warranty in Clause 8.1(c)) and each Warrantor (in respect of the General Warranties and Tax Warranties) is deemed to warrant to the Buyer that each Warranty and, as applicable to such Seller, the warranty in Clause 8.1(c) is true and accurate by reference to the facts and circumstances existing at that time.

(b)	When interpreting a Warranty deemed to be repeated immediately before Completion, a reference in a Warranty to a fact, matter or circumstance occurring at or before the Signing Date will be construed as if it were a reference to a fact, matter or circumstance occurring at or before the Completion Date.

8.3	Warranties are separate statements

Each Warranty is a separate and independent statement and (except as expressly provided by this Agreement) is not limited or otherwise affected by any other Warranty or by any other provision of this Agreement.

8.4	Warranties qualified by disclosure

The Warranties are qualified by each matter that is Disclosed in the Disclosure Letter in sufficient detail to identify the nature, scope and implications of the matters disclosed.

8.5	Warrantors’ knowledge

Where a Warranty is qualified by the expression “so far as the Warrantors are aware” or “to the best of the Warrantors’ knowledge, information or belief” or a similar expression, each Warrantor is deemed to have knowledge of:

(a)	the actual knowledge at each date on which that Warranty is given, or deemed given, of each of the Warrantors; and

(b)	the knowledge that a person referred to in Clause 8.6(a) would have had, had that person made all reasonable enquiries of each Target Group Company and of the persons listed in Schedule 9 immediately before each time on which that Warranty is given.

8.6	No claim against Target Group employees, directors etc.

(a)	Each Seller and each Warrantor agrees not to bring any claim which it may have against a Target Group Company or a present or former officer, director or employee of a Target Group Company, arising out of any information or advice provided (or omitted to be provided) by any such person on which a Seller relied when making a representation, giving a Warranty, preparing the Disclosure Letter or otherwise agreeing to the terms of a Transaction Document.

(b)	Clause 8.6(a) does not apply to a claim against an officer, director or employee who is alleged to have acted fraudulently.

8.7	Sellers to notify a fact which is inconsistent with a Warranty

During the period before Completion, each Seller and Warrantor shall notify the Buyer immediately if it becomes aware of a fact, circumstance or event which causes or may cause a Warranty (if the Warranty were repeated on or at any time before Completion by reference to the facts and circumstances then existing) to become untrue or inaccurate.

8.8	Measure of damages for Warranty Claims

If there is a Warranty Claim after Completion, the total amount which the Buyer may claim in respect of such Warranty Claim shall be an amount equal to the total of:

(a)	at the Buyer’s option:

(i)	the amount by which the value of the Sale Shares and Come Along Shares is or becomes less than their value would have been if each Warranty had been true and accurate;

(ii)	the amount by which the value of an asset of a Target Group Company is or becomes less than its value would have been if each Warranty had been true and accurate; or

(iii)	the amount:

(1)	of a liability to which a Target Group Company is or becomes subject; or

(2)	of an increase in a liability of a Target Group Company,

in each case, to which a Target Group Company would not have been or become subject if each Warranty had been true, accurate and not misleading; and

(b)	each other loss, cost and liability which the Buyer or a Target Group Company incurs in connection with:

(i)	the Warranty Claim; or

(ii)	the facts, circumstances or events giving rise to the Warranty Claim.

This Clause 8.8 does not limit the Buyer’s right to claim damages for a Warranty Claim on any basis.

8.9	Warranty Claim unaffected by Completion or by right to terminate

Clause 8.8 applies after Completion to any Warranty Claim whether the facts, circumstances or events giving rise to the Warranty Claim were known to the Buyer before, at or after Completion and whether or not the Buyer decided not to terminate this Agreement under Clause 7.1 on the basis of facts, events or circumstances giving rise to that Warranty Claim.

9.	SELLERS’ LIABILITY FOR THE WARRANTIES

The provisions of Schedule 7 apply to the Sellers’ liability (including imposing certain limitations in relation thereto) for claims under the Warranties and the Agreement more generally.

10.	BUYER’S WARRANTIES

10.1	Buyer’s Warranties given at the Signing Date

The Buyer warrants to each of the Sellers that at the Signing Date each Buyer’s Warranty is true, and accurate.

10.2	Buyer’s Warranties are separate statements

Each Buyer’s Warranty is a separate and independent statement and (except as expressly provided by this Agreement) is not limited or otherwise affected by any other Buyer’s Warranty or by any other provision of this Agreement.

11.	GUARANTEE

11.1	In consideration of the Sellers entering into this agreement, at the request of the Buyer the Guarantor unconditionally and irrevocably guarantees to the Sellers, the due and punctual payment of all monies payable by the Buyer under this Agreement.

11.2	If the Buyer defaults on the payment of any amount due and payable to the Sellers under this agreement, the Guarantor shall immediately on demand by the Sellers unconditionally pay that amount to the Sellers in the manner prescribed in this Agreement as if it were the Buyer in full, without any deduction or withholding in respect of any claim (whether by way of set-off, counterclaim or otherwise) asserted from time to time by the Buyer against the Sellers under or pursuant to this Agreement, or in respect of any other matter or thing, except as required by law.

11.3	This guarantee is a continuing guarantee and shall extend to the ultimate balance of sums payable by the Buyer under this Agreement, regardless of any intermediate payment or discharge in whole or in part. It shall not be affected by an act, omission, matter or thing which, but for this Clause 11.3, would reduce, release or prejudice any of the Guarantor’s obligations under this Clause 11.

11.4	If any payment by the Buyer, or any discharge given by the Sellers, is avoided or reduced as a result of insolvency or any similar event, the liability of the Buyer and Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred and the Sellers shall be entitled to recover the value or amount of that security or payment. The Guarantor waives any right it may have of first requiring the Sellers (or any trustee or agent on their behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 11.

11.5	The obligations of the Guarantor shall be in addition to and independent of all other security which the Sellers may at any time hold in respect of any of the obligations of the Buyer under this Agreement.

11.6	The Sellers may claim under against the Buyer under this Clause 11 without making any claim or taking any proceedings against the Buyer or taking any action to claim under or enforce any other right or security or other guarantee which they may hold from time to time in respect of the obligations the Buyer under this Agreement.

12.	RESTRICTIONS ON THE WARRANTORS

12.1	Definitions

In this Clause:

(a)	“Restricted Area” means the area comprising the UK, the United States, Brazil, Singapore and Malaysia and each other country in which the Target Group has conducted business prior to Completion;

(b)	“Restricted Business” means the business carried on by a Target Group Company as at the Signing Date or at any time in the six months prior to the Signing Date;

(c)	“Restricted Employee” means those employees of the Target Group Companies listed in Schedule 10;

(d)	“Restricted Period” means a period of three years starting on the Completion Date; and

(e)	a reference to a person being concerned or interested in a Restricted Business or doing any act or thing “in any Capacity” includes being concerned or interested or doing that act or thing:

(i)	for its own account or for the account of another person;

(ii)	independently or jointly with another;

(iii)	directly or indirectly; or

(iv)	as shareholder, principal, partner, director, employee, contractor or agent.

12.2	Restrictions on the Warrantors

Each Warrantor agrees with the Buyer that, except with the Buyer’s prior permission, it shall not:

(a)	at any time during the Restricted Period engage in or operate or be concerned or interested in a Restricted Business, or encourage or assist another person to engage in or operate or be concerned or interested in a Restricted Business, within the Restricted Area. For the avoidance of doubt, this clause shall not prohibit Camilla Beech from undertaking work on Anopheles related technology either as a consultant or employee of any company working on such technology.

(b)	at any time during the Restricted Period:

(i)	seek to obtain orders or accept orders from a person who has been a customer of a Target Group Company during the 12 months ending on the

Completion Date for the supply of any goods or services substantially similar to or otherwise competing with those supplied by a Target Group Company in the normal course of the Restricted Business; or

(ii)	induce or seek to induce a person of the kind described in Clause 12.2(b)(i) to stop being a customer of a Target Group Company or to reduce its custom or change the terms on which it deals with a Target Group Company;

(c)	at any time during the Restricted Period solicit or entice away or knowingly encourage a Restricted Employee to leave the employment of a Target Group Company (whether or not the employee would by reason of so leaving commit a breach of his or her employment contract);

(d)	at any time after Completion use or interfere with the use by the Buyer or a Target Group Company or any of their licensees of the name “Oxitec” or any other name which in the Buyer’s opinion is capable of confusion with that name, whether by using or interfering with the use of that name as part of a corporate name, trade or business name, domain name, trade mark or otherwise; or

(e)	at any time after Completion represent itself or permit itself to be held out as being in any way connected with or interested in any Target Group Company or its business.

12.3	Exceptions

The restriction in Clause 12.2(a) does not prevent a Warrantor from holding shares or other securities for a non-strategic purpose without the ability to exercise in any Capacity any management function or material influence. The parties agree that this means that a Warrantor is generally permitted to hold up to 3% of any class of shares or other securities dealt in on a recognised stock exchange for investment purposes.

12.4	Restrictions to be construed independently

Each of the restrictions contained in Clause 12.2 is to be construed independently of the other restrictions.

12.5	Reasonableness of restrictions and severance

(a)	The Buyer and the Warrantors consider that the restrictions contained in Clause 12.2 (both separately and taken together) are no greater than is reasonable and necessary for the protection of the Buyer’s legitimate interests.

(b)	If any restriction contained in Clause 12.2 is held to be invalid or unenforceable but would be valid and enforceable if part of the wording of the restriction is deleted or the Restricted Period is shortened or the Restricted Business or Restricted Area is reduced in scope, the restriction applies with such modification as is necessary to make it valid and enforceable.

13.	CERTAIN OTHER POST-COMPLETION OBLIGATIONS

13.1	Further assurance

Each Seller shall, and shall ensure that any necessary third party will, execute all documents and do all acts and things as the Buyer reasonably requires for the purpose of giving the Buyer the full benefit of all the provisions of this Agreement.

13.2	Registration Rights and the Listing of Shares

(a)

The Guarantor will file, no later than the ninetieth (90th) day following the Completion Date (the “Outside Filing Date”), with the United States Securities and Exchange Commission (the “Commission”) a prospectus supplement pursuant to Rule 424(b)(7) of the Securities Act (the “Prospectus Supplement”) under the Guarantor’s currently effective Registration Statement on Form S-3 (File No. 333-198598) (the “Registration Statement”) covering the resale to the public of the shares of Common Stock issued, or issuable, to the Sellers under this Agreement that have complied with clause 13.2(f) (the “Registrable Securities”) and any other information or filing required by the Securities Act or the Exchange Act to be filed prior to such prospectus supplement, provided the Registration Statement is then available to the Guarantor for filing the Prospectus Supplement. If the Guarantor ceases to be a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) at any time prior to the Outside Filing Date or if the Registration Statement becomes unavailable to the Guarantor such that the Guarantor is unable to file the Prospectus Supplement by the Outside Filing Date, or the Guarantor reasonably expects that the Registration Statement will become unavailable such that the Guarantor will be unable to file the Prospectus Supplement by the Outside Filing Date, then the Guarantor will as soon as reasonably practicable after the occurrence of any such event, file with the Commission an automatically effective registration statement on Form S-3 (or other form available to the Guarantor if an automatically effective registration statement on Form S-3 would not be available to the Guarantor) (“Alternate Registration Statement”) covering the Registrable Securities and shall use its reasonable best efforts to cause the Alternate Registration Statement to be declared effective by the Commission (by no later than the Outside Filing Date), provided that the Guarantor shall withdraw the Alternative Registration Statement filed as a result of ceasing to be a “well-known seasoned issuer” and file the Prospectus Supplement if such Alternative Registration Statement has not become effective at the Outside Filing Date and the Registration Statement remains available to the Guarantor such that the Guarantor is able to file the Prospectus Supplement by the Outside Filing Date, and in such case the Guarantor shall instead file the Prospectus Supplement on the Outside Filing Date. The Guarantor shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement (or the Alternative Registration Statement, as the case may be), for a period not exceeding the earlier of (i) one year or (ii) the earliest date on which each Seller shall cease to hold any Registrable Securities. Guarantor shall notify the Sellers of the effectiveness of the Alternative Registration Statement, if applicable. Guarantor shall furnish to each Seller without charge, such number of copies of the Registration Statement (or the Alternative Registration Statement, as the case may be), the prospectus contained therein (and any supplements thereto) and any documents incorporated by reference therein as the Sellers may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described therein. The Guarantor may immediately suspend the use of the Registration Statement or the Alternative Registration Statement for a period not to exceed twenty (20) days in the aggregate during any three-month period if the Guarantor delivers to the Sellers a certificate signed by the Guarantor’s Chief Executive Officer stating that in the good faith judgment of the Guarantor’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer it would be materially detrimental to the Guarantor and its stockholders for the Registration Statement or the Alternative Registration Statement to remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Guarantor; (b) require premature disclosure of material information that the Guarantor has a bona fide business purpose for preserving as confidential; or (c) render the Guarantor unable to comply with requirements under the Securities Act or Exchange Act.

(b)	In connection with the filing of the Alternate Registration Statement, the Guarantor agrees to make any other filings with the Commission required to be made prior to the effectiveness of the Alternate Registration Statement including, if required, a Current Report on Form 8-K with respect to the closing of the transaction described herein and all financial statements required to be included therein, provided, however, that the obligation of the Guarantor to file such Current Report and to have the Alternative Registration Statement declared effective is subject to the Guarantor having received consent from the Target Company’s financial statement auditor to incorporate the required financial statements into the Alternate Registration Statement.

(c)	The Guarantor shall as promptly as reasonably practicable notify each Seller of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Alternate Registration Statement, as the case may be, with respect to such Seller’s Registrable Securities or the receipt of notice of the initiation of any proceedings for that purpose. Guarantor shall promptly notify the Sellers of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Registration Statement or the Alternate Registration Statement, as the case may be, (or prospectus relating thereto). Guarantor shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement or Alternate Registration Statement, as the case may be, at the earliest possible moment. Guarantor shall promptly notify each Seller of the filing of the Prospectus Supplement or the Alternate Registration Statement or any prospectus, amendment or supplement related thereto, as the case may be, or any post-effective amendment to the Registration Statement or the Alternate Registration Statement, as the case may be, and the effectiveness of any post-effective amendment.

(d)	The Guarantor shall, in connection with the filing of the Prospectus Supplement and/or the Alternate Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Securities under the securities or “blue sky” laws of such states as the Sellers may reasonably request, and the Guarantor shall use its reasonable best efforts to cause such filings to become effective in a timely manner; provided, however, that the Guarantor shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state or subject itself to general taxation in any such jurisdiction or provide any undertakings that cause the Guarantor undue expense or burden.

(e)	The Guarantor shall use its reasonable best efforts to cause all Registrable Securities covered by the Prospectus Supplement or the Alternate Registration Statement, as the case may be, to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by Guarantor are then listed.

(f)	It shall be a condition to the Guarantor’s obligations to include any Seller as a selling shareholder in the Prospectus Supplement or the Alternative Registration Statement that such Seller shall promptly furnish to the Guarantor, such information regarding itself, such Seller’s Registrable Securities, and the intended method of disposition of such Registrable Securities as may reasonably be requested by the Guarantor. In connection therewith, each Seller shall be required to represent to the Guarantor, severally and not jointly, and only with respect to such information provided by such Seller, that all such information which is given is accurate in all material respects when made.

(g)

The Guarantor covenants and agrees that (i) the information included or incorporated by reference in the Registration Statement or the Alternate Registration Statement, as the case may be, was not at the time the Registration Statement became effective under the Securities Act, or shall not at the time as the Alternate Registration Statement is filed with the Commission and at the time the Alternate Registration Statement becomes effective under the Securities Act, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the information included or incorporated by reference in any prospectus relating to the Registration Statement or the Alternate Registration Statement, as the case may be, as then amended or supplemented, shall not, as of the date of such prospectus, as then amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Guarantor makes no covenant or agreement with respect to any information that is based upon the written information furnished to the Guarantor by or on behalf of such Seller or such permitted assignee under clause 13.2(j) for use therein. If the Guarantor becomes aware of any information that would cause any of the statements in the Registration Statement (or the Alternate Registration Statement, as the case may be), or any prospectus related thereto, as then amended or supplemented, to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make such statements not false or misleading, the Guarantor shall promptly amend or supplement the Registration Statement (or Alternative Registration Statement, as the case may be) or such prospectus. Notwithstanding the foregoing, the Guarantor shall not be required to promptly amend or supplement the Registration Statement or Alternative Registration Statement, as the case may be) or such prospectus, if in the good faith judgment of the Guarantor’s Chief Executive, Chief Financial Officer or Chief Legal Officer it would be materially detrimental to the Guarantor and its stockholders for the Guarantor to amend or supplement the Registration Statement or the Alternative Registration Statement because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Guarantor; (b) require premature disclosure of material information that the Guarantor has a bona fide business purpose for preserving as confidential; or (c) render the Guarantor unable to comply with requirements under the Securities Act or Exchange Act; provided that in no event shall Guarantor permit the period during which the Registration Statement or Alternative Statement, as the case may be, is not available for use by the Sellers (when combined with any period during which the use of the Registration Statement is suspended pursuant to clause 13.2(a) to exceed twenty (20) days in the aggregate during any three-month period.

(h)	The Guarantor shall pay all expenses incurred by it in complying with its obligations under this Clause 13.2, including registration and filing fees, listing fees, printing expenses, messenger and delivery expenses, fees and expenses of Guarantor’s counsel, fees and expenses of Guarantor’s accountants, Guarantor’s internal expenses and, in connection with the disposition of the Registrable Securities, including filing of the Prospectus Supplement and/or the Alternate Registration Statement and shall in addition pay the fees and expense of one counsel for the Sellers (whose fees and disbursements shall not exceed $15,000 in the aggregate). Each Seller shall be responsible for all other expenses incurred by such Sellers in connection with the disposition of their Registrable Securities, including any broker’s fees or commissions, underwriting discounts, and other selling expenses.

(i)	The Guarantor and each Seller agree to the indemnification arrangements set forth in this clause 13.2(i):

(i)

the Guarantor covenants to pay each Seller whose shares of Common Stock issued or issuable hereunder are included in the Registration Statement an amount equal to any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and any all reasonable expenses incurred to investigate, prepare or defend against any litigation, commenced or threatened against each Seller, legal counsel and accountants for each such Seller, any underwriter (as defined in the Securities Act) for each such Seller, each person, if any, that controls such Seller or underwriter within the meaning of the Securities Act, and if such Seller is not an individual, such Seller’s partners, members, directors, officers and stockholders (such parties and any permitted assignee under clause 13.2(j) each a “Participant Indemnified Party”) to which such Participant Indemnified Party may become subject under the Securities Act, the Exchange Act, any state securities laws, or any rule or regulation promulgated under Securities Act, the Exchange Act, or any state securities laws, or otherwise by reason of any untrue statement of a material fact contained in the Registration Statement (including in any documents incorporated by reference into such Registration Statement) or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished in writing to Guarantor by or on behalf of each Seller or any permitted assignee under clause 13.2(j) for use in the Registration Statement. The Guarantor shall not, without the written consent of the relevant Seller, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgement (i) includes an unconditional release of the relevant Seller and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Seller.

(ii)	Each Seller and any permitted assignee under clause 13.2(j) severally, and not jointly, covenant to pay the Buyer an amount equal to any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which the Target Company, each of the directors of the Target Company, each of the officers of the Target Company who shall have signed the Registration Statement, and each other person, if any, who controls the Target Company within the meaning of the Securities Act or the Exchange Act (including the Buyer and the Guarantor) or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any document incorporated by reference in such document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the written information furnished to the Guarantor by or on behalf of such Seller or such permitted assignee under clause 13.2(j) for use therein. The maximum aggregate amount of indemnifiable losses, claims, damages, expenses or liabilities that may be recovered from any Seller or any permitted assignee under clause 13.2(j) under the provisions of this clause 13.2(i)(i) shall not exceed the gross proceeds from the offering by such Seller or such permitted assignee.

(iii)

Promptly after receipt by an indemnified party under this Clause 13.2(i) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Clause 13.2(i), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this clause 13.2(i), but only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this 13.2(i).

(iv)	If the indemnification provided for in Clause 13.2(i)(i) or 13.2(i)(ii) is unavailable to an indemnified party with respect to any losses, claims, damages, expenses of liabilities referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses of liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements, omissions or other actions which resulted in such losses, claims, damages, expenses of liabilities as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Guarantor and the Sellers agree that it would not be just and equitable if contribution pursuant to this clause 13.2(i)(iv) were determined by pro rata allocation or by any other method of allocation that fails to take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, notwithstanding the foregoing, in no event shall the liability of a Seller or any permitted assignee under clause 13.2(j) pursuant to this clause 13.2(i)(iv) when combined with the amounts paid or payable by such Seller or such permitted assignee pursuant to clause 13.2(i)(ii), exceed the gross proceeds from the offering by such Seller or permitted assignee.

(j)	A Seller may not assign any of its rights under this Clause 13.2 except in connection with the transfer of some or all of his, her or its shares of Common Stock issued or issuable hereunder to a child or spouse, or trust for their benefit or, in the case of a limited liability company, corporation or other incorporated entity, to its partners, members or stockholders, respectively, pursuant to a pro rata distribution of such shares, provided each such transferee agrees in a written instrument delivered to the Guarantor to be bound by the provisions of this Clause 13.2.

14.	CONFIDENTIALITY

14.1	Sellers’ confidentiality obligations

After Completion, each Seller shall not disclose or use the Confidential Information unless it has first obtained the Buyer’s permission, or such disclosure or use is made within the course of his employment with the Buyer’s Group in accordance with obligations of confidentiality he owes under his employment agreement with the Buyer’s Group.

14.2	All parties’ confidentiality obligations

After Signing a party shall:

(a)	not disclose information relating to the negotiation, existence or provisions of a Transaction Document unless:

(i)	it has first obtained the other parties’ permission; or

(ii)	permitted under Clause 15; and

(b)	ensure that no member of its Group discloses information relating to the negotiation, existence or provisions of a Transaction Document unless it has first obtained the other parties’ permission.

14.3	Permitted disclosures

Clauses 14.1 and 14.2 do not apply to a disclosure or use of information if:

(a)	the disclosure or use is required by applicable law, a court of competent jurisdiction or a competent judicial, governmental, supervisory or regulatory body; or

(b)	the disclosure or use is required by a rule of a stock exchange or listing authority on which the shares or other securities in a member of the disclosing person’s Group are listed or traded;

(c)	the disclosure is made to the directors, officers or senior employees of a member of the disclosing person’s Group for the purpose of ensuring compliance with the terms of a Transaction Document;

(d)	the disclosure or use is required for the purpose of legal proceedings arising out of a Transaction Document or the disclosure is required to be made to a Tax Authority in connection with the Tax affairs of a member of the disclosing person’s Group; or

(e)	the disclosure is made to a professional adviser of the disclosing person, in which case the disclosing person is responsible for ensuring that the professional adviser complies with the terms of Clause 14 as if it were a party to this Agreement.

14.4	Consultation required before a permitted disclosure

A party may only make a disclosure in the circumstances contemplated by Clause 14.3(a) or (b) if, before making the disclosure, it has consulted with each other party and taken into account the other parties’ requirements as to the timing, content and manner of making the disclosure to the extent it is permitted to do so by applicable law or regulation and to the extent it is reasonably practicable to do so.

15.	ANNOUNCEMENTS

15.1	Permission of other parties generally required

Before and after Completion, a party shall not:

(a)	make or send; or

(b)	permit another person to make or send on its behalf,

a public announcement or circular regarding the existence or the subject matter of a Transaction Document, unless it has first obtained the other parties’ permission (that permission not to be unreasonably withheld or delayed).

15.2	Circumstances in which permission of other parties is not required

Clause 15.1 does not apply to an announcement or circular which:

(a)	the Buyer makes or sends after Completion informing the employees, customers, clients or suppliers of a Target Group Company of the Buyer’s acquisition of a Target Group Company; or

(b)	is required by:

(i)	applicable law, a court of competent jurisdiction or a competent judicial, governmental, supervisory or regulatory body; or

(ii)	a rule of a stock exchange or listing authority on which the shares or other securities of a Buyer’s Group Company are listed or traded.

15.3	Consultation where permission of other parties is not required

A party that is required to make or send an announcement or circular in the circumstances contemplated by Clause 15.2(b) shall, before making or sending the announcement or circular, consult with the other parties and take into account the other parties’ requirements as to the timing, content and manner of making the announcement or circular to the extent it is permitted to do so by applicable law or regulation and to the extent it is reasonably practicable to do so.

16.	ASSIGNMENT

16.1	Assignment permitted

The benefit of this Agreement, including the Warranties and the Tax Covenant, may be assigned in whole or in part by the Buyer (and by its successors and assigns) to any member of the Buyer’s Group on notice to the Sellers’ Representative, provided that the liability of the Sellers hereunder would not thereby be increased, and provided that no assignee shall be entitled to greater damage or other compensation than that to which the assignor would have been entitled had there been no such assignment.

17.	NOTICES AND SELLERS’ REPRESENTATIVE

17.1	Method of giving a notice or other communication

A notice, permission or other communication under or in connection with this Agreement shall be:

(a)	in writing;

(b)	in English;

(c)	signed by or on behalf of the person giving it; and

(d)	delivered by hand or sent by recorded delivery post to the relevant party to the contact and address set out in Clause 17.2 (or if otherwise notified by the relevant person under Clause 17.6 to such other contact or address as has been so notified).

17.2	Addresses

The contact, address and email address for each party is (unless otherwise notified under Clause 17.6):

(a)	in the case of a Seller, to the contact, address and email address of that Seller set out in column 1 of Part A of Schedule 1, or, if the Buyer prefers, to the Sellers’ Representative, as follows:

Address:	Ashridge Court, North Tawton, Devon, EX20 2DH

Email:	chris.richards@talestris.com

with, in the case of notices only (whether sent to a Seller or to the Sellers’ Representative), a copy to the Sellers’ Solicitors, as follows:

Address:	Wilmer Cutler Pickering Hale and Dorr LLP, Alder Castle, 10 Noble Street, London, EC2V 7QJ

Email:	joe.pillman@wilmerhale.com

Attention:	Joe Pillman,

(b)	in the case of a Warrantor, to the contact, address and email address of that Warrantor set out in Schedule 16, or, if the Buyer prefers, to the Sellers’ Representative;

(c)	in the case of the Buyer or the Guarantor, as follows:

Address:	Intrexon Corporation 20374 Seneca Meadows Parkway Germantown, Maryland 20876

Email:	DLehr@intrexon.com

Attention:	Legal Department,

with, in the case of notices only, a copy to Hogan Lovells International LLP, as follows:

Address:	Atlantic House Holborn Viaduct London, EC1A 2FG

Email:	Tom.Brassington@hoganlovells.com

Attention:	Tom Brassington.

17.3	Time that notice or communication is deemed given

Unless there is evidence that it was received earlier, a notice or other communication that complies with Clause 17.1 is deemed given:

(a)	if delivered by hand, at the time of delivery, except as provided in Clause 17.4;

(b)	if sent by recorded delivery post, at 9.00 am on the second Business Day after the day of posting; and

(c)	if sent by e-mail, at the time of receipt, except as provided in Clause 17.4.

17.4	Effect of delivery by hand after 6.00 pm or on a non-Business Day

(a)	If deemed delivery under Clause 17.3 of a notice or other communication delivered by hand or sent by email occurs before 9.00 am on a Business Day, the notice or other communication is deemed delivered at 9.00 am on that day.

(b)	If deemed delivery under Clause 17.3 of a notice or other communication delivered by hand or sent by email occurs after 6.00 pm on a Business Day or on a day which is not a Business Day, the notice or communication is deemed to have been given at 9.00 am on the next Business Day.

17.5	Relevant time of day

In this Clause, a reference to time is to local time in the country in which the recipient of the notice or communication is located.

17.6	Notification of change in notice details

A party may notify the other party of a change to any of the details for it referred to in Clause 17.2 and the Sellers’ Representative may notify the Buyer of a change to any of the details for it referred to in Clause 17.2. In each case, the notice shall comply with the terms of Clause 17.1 and shall state the date on which the change is to occur. That date shall be on or after the fifth Business Day after the date on which the notice is delivered.

17.7	Sellers’ Representative

(a)	The Sellers appoint Christopher Richards to be their representative and authorise him to make any notice or communication under or in connection with this Agreement on behalf of any one or more of the Sellers. Except for a notice given by the Sellers under Clause 17.7(c), the Buyer is entitled (but not obliged) to have regard only to notices or other communications issued on behalf or any one or more of the Sellers if they have been made by the Sellers’ Representative and is entitled to assume that a notice or other communication made by the Sellers’ Representative has been issued on behalf of all of the Sellers, unless otherwise expressly stated in that notice or other communication.

(b)	The Buyer is entitled (but not obliged) to send a notice or other communication to one or more of the Sellers by sending it to the Seller’s Representative to the contact and address set out in Clause 17.2 (or if otherwise notified by the Seller’s Representative under Clause 17.6 to such other contact, address or email address as has been so notified), indicating in such notice or other communication to which of the Sellers it is addressed. Service of a notice or other communication on the Sellers’ Representative that complies with the terms of Clause 17.1 is deemed to constitute valid service of that notice or other communication on those of the Sellers to whom it is addressed.

(c)	The Sellers shall not revoke the authority of the Seller’s Representative to act as such. If the Sellers’ Representative ceases to be able to act in that capacity, the Sellers shall promptly by notice to the Buyer appoint a different person to be the Sellers’ Representative. A notice served under this Clause 17.7(c) shall be signed by or on behalf of all of the Sellers, shall comply with the terms of Clause 17.1 and shall state the date on which the change takes effect.

18.	COSTS

18.1	Save as set out in Clause 18.2 below, except where this Agreement or another Transaction Document provides otherwise, each party shall pay its own costs incurred in connection with the negotiation, preparation, execution and implementation of each Transaction Document.

18.2	On Completion, the Target Company shall pay (and shall only be liable to pay), on behalf of the Sellers, all fees and expenses incurred by the Sellers in connection with the Transaction Documents to the extent that they are provided for in the Final Completion Statement.

18.3	For the avoidance of doubt, the Buyer will pay any UK stamp duty in relation to the transfer of the Sale Shares and Come Along Shares.

19.	INTEREST ON LATE PAYMENT

If a party fails to pay an amount required to be paid under this Agreement when it is due (a “Due Amount”), that party shall pay interest on the Due Amount from and including the due date for payment up to and including the date of actual payment at the rate per year of 5 per cent above the base lending rate from time to time of Barclays Bank plc. This rate applies to any period after a judgement as well as before a judgement. Interest accrues on a daily basis.

20.	VARIATION

A variation of this Agreement is valid only if it is in writing and signed by a party or signed on its behalf by its authorised representative.

21.	WAIVER

Failure to exercise, or a delay in exercising, a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents the further exercise of the right or remedy or the exercise of another right or remedy. A waiver of a breach of this Agreement does not constitute a waiver of a subsequent or prior breach of this Agreement.

22.	RIGHTS AND REMEDIES ARE CUMULATIVE

The rights and remedies provided by this Agreement are cumulative and do not exclude any rights and remedies provided by law.

23.	COUNTERPARTS

This Agreement may be entered into in any number of counterparts and any party may enter into this Agreement by executing any counterpart. A counterpart constitutes an original of this Agreement and all executed counterparts together have the same effect as if each party had executed the same document.

24.	EFFECT OF COMPLETION

Each obligation under this Agreement which has not been fully performed by Completion remains in force after Completion.

25.	ENTIRE AGREEMENT

25.1	Entire Agreement

The Transaction Documents together set out the entire agreement between the Buyer and the Sellers in respect of the Transaction and supersede any previous agreement or arrangement between the Buyer and the Sellers relating to the subject matter of the Transaction.

25.2	No reliance on a statement outside this Agreement

Each party agrees and acknowledges that it has not relied on or been induced to enter into a Transaction Document by a warranty, statement, representation or undertaking which is not expressly included in a Transaction Document.

25.3	No remedy for a statement outside this Agreement

No party has any claim or remedy in respect of a warranty, statement, misrepresentation (whether negligent or innocent) or undertaking made to it by or on behalf of another party in connection with or relating to a Transaction which is not expressly included in this Agreement.

25.4	Clause does not apply in the event of fraud

Nothing in this Clause 25 limits or excludes liability arising as a result of fraud, wilful concealment or wilful misconduct.

26.	INVALIDITY

If a provision of this Agreement is found to be illegal, invalid or unenforceable, then to the extent it is illegal, invalid or unenforceable, that provision will be given no effect and will be treated as though it were not included in this Agreement, but the validity or enforceability of the remaining provisions of this Agreement will not be affected. This Clause does not apply to Clause 12, to which the provisions of Clause 12.5 apply.

27.	THIRD PARTY RIGHTS

27.1	Exclusion of Contracts (Rights of Third Parties) Act 1999, subject to exceptions

Except as provided in Clause 27.2, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce this Agreement.

27.2	Exceptions to exclusion of Contracts (Rights of Third Parties) Act 1999

The following persons (each a “Third Party”) may enforce the following terms of this Agreement subject to and in accordance with the terms of this Agreement and the Contracts (Rights of Third Parties) Act 1999:

(a)	a Target Group Company may in its own right enforce the obligations of each Seller contained in Clause 12.2, Clause 14.1 and Clause 8.6;

(b)	a present or former officer, director or employee of a Target Group Company may in its own right enforce each Seller’s undertaking contained in Clause 8.6; and

(c)	a person who is the permitted assignee of any of the Buyer’s rights pursuant to Clause 16 may in its own right enforce the obligations of each Seller contained in this Agreement.

27.3	Termination and variation without Third Party permission

This Agreement may be rescinded or terminated and a term may be amended or waived without the permission of a Third Party or its permitted assignees even if that takes away a right which the Third Party or its permitted assignees would otherwise have.

27.4	Buyer’s permission required for enforcement

No Third Party or its permitted assignees may enforce any term of this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999 and Clause 27.2 without the prior written permission of the Buyer. The Buyer’s permission may, if given, be given on and subject to any terms and conditions that the Buyer wishes.

27.5	Assignment of rights under Contracts (Rights of Third Parties) Act 1999

No Third Party may, without the prior permission of the Buyer and the Sellers, assign, charge or otherwise dispose of any of its rights under this Agreement or grant or create any third party interest in its rights under this Agreement (including holding an interest on trust for another), except that a Third Party of the kind described in Clause 27.2(c) (and its permitted assignees) may, without the permission of the Buyer and the Sellers, assign its rights under this Agreement in whole or in part to a person who is its permitted assignee pursuant to Clause 16.

28.	SELLERS’ LIABILITY SEVERAL

Unless otherwise stated, the liability of the Sellers under or in connection with this Agreement is several.

29.	GOVERNING LAW AND JURISDICTION

29.1	Governing Law

This Agreement, the jurisdiction Clause contained in it and all non-contractual obligations arising in any way whatsoever out of or in connection with this Agreement are governed by, construed and take effect in accordance with English law.

29.2	Jurisdiction

The courts of England have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise in any way whatsoever out of or in connection with this Agreement (including without limitation claims for set-off or counterclaim) or the legal relationships established by this Agreement (“Dispute”).

29.3	Service of process

A document which starts or is otherwise required to be served in connection with any legal action or proceedings relating to a Dispute (“Process Document”) may be served in the same way as notices in accordance with Clause 17. This sub-Clause does not prevent a Process Document being served in another manner permitted by law.

SCHEDULE 1

The Sellers, Come Along Shareholders, Optionholders, warrant holders and convertible loan holders and the Target Group

Part A - The Sellers and the Sale Shares

Column 1	Column 2	Column 3	Column 4		Column 5	Column 6	Column 7	Column 8
Names, addresses and contact details of the Sellers	Shares held Legally or Beneficially	Number of Sale Shares to be sold by the Sellers	Percentage of the total fully diluted issued share capital *	Total Share of Proceeds as at Signing Date ($)	Cash ($)	Initial Stock Consideration	Deferred Stock Consideration	Qualified Investors
Dr Luke Stephen Alphey	Legally & Beneficially	58,000	5.76%	9,212,170.79	4,606,085.39	49,379	29,628	Yes
Chancellor Masters & Scholars of the University of Oxford	Legally & Beneficially	92,222	9.15%	14,647,669.21	7,323,834.61	78,515	47,109	Yes
Oxford Gateway Fund No 2	Legally & Beneficially	12,843	1.27%	2,039,860.51	1,019,930.25	10,934	6,560	Yes
Oxford Gateway Fund No 3	Legally & Beneficially	18,571	1.84%	2,949,641.79	1,474,820.89	15,811	9,486	Yes
Oxford Gateway Fund No 4	Legally & Beneficially	17,743	1.76%	2,818,130.11	1,409,065.05	15,106	9,064	Yes
Oxford Gateway Fund No 5	Legally & Beneficially	11,372	1.13%	1,806,220.80	903,110.40	9,682	5,809	Yes
Oxford Gateway Fund No 5A	Legally & Beneficially	939	0.09%	149,141.87	74,570.93	799	480	Yes
Oxford Gateway Fund Approved EIS 10/11	Legally & Beneficially	1,822	0.18%	289,389.23	144,694.61	1,551	931	Yes
Oxford Gateway Fund EIS Portfolio	Legally & Beneficially	34,082	3.38%	5,413,262.15	2,706,631.08	29,016	17,410	Yes
Oxford Gateway IHT Portfolio	Legally & Beneficially	2,266	0.22%	359,909.98	179,954.99	1,929	1,158	Yes

Hogan Lovells

Column 1	Column 2	Column 3	Column 4		Column 5	Column 6	Column 7	Column 8
Names, addresses and contact details of the Sellers	Shares held Legally or Beneficially	Number of Sale Shares to be sold by the Sellers	Percentage of the total fully diluted issued share capital *	Total Share of Proceeds as at Signing Date ($)	Cash ($)	Initial Stock Consideration	Deferred Stock Consideration	Qualified Investors
Landon T Clay	Legally & Beneficially	59,638	5.92%	9,472,335.20	4,736,167.60	50,774	30,464	Yes
Lavinia Clay	Legally & Beneficially	89,807	8.92%	14,264,093.48	7,132,046.74	76,459	45,875	Yes
Landon H Clay	Legally & Beneficially	739	0.07%	117,375.76	58,687.88	629	378	Yes
Next Vanguard Ltd	Legally & Beneficially	58,929	5.85%	9,359,724.35	4,679,862.17	50,170	30,102	Yes
Christopher Richards	Legally & Beneficially	700	0.07%	111,181.37	55,590.69	596	358	Yes
Bryan Morton	Legally & Beneficially	2,272	0.23%	360,862.97	180,431.48	1,934	1,161	Yes
Bryan Morton Ltd	Legally & Beneficially	1,063	0.11%	168,836.85	84,418.43	905	543	Yes
David Brooks	Legally & Beneficially	8,643	0.86%	1,372,772.28	686,386.14	7,358	4,415	Yes
David Kelly	Legally & Beneficially	6,300	0.63%	1,000,632.34	500,316.17	5,364	3,218	Yes
Robert Rickman	Legally & Beneficially	6,000	0.60%	952,983.18	476,491.59	5,108	3,065	Yes
Ann Kramer	Legally & Beneficially	1,300	0.13%	206,479.69	103,239.85	1,107	664	Yes
Guoliang Fu	Legally & Beneficially	1,159	0.12%	184,084.59	92,042.29	987	592	Yes
David Buckeridge	Legally & Beneficially	3,000	0.30%	476,491.59	238,245.80	2,554	1,533	Yes

Hogan Lovells

Column 1	Column 2	Column 3	Column 4		Column 5	Column 6	Column 7	Column 8
Names, addresses and contact details of the Sellers	Shares held Legally or Beneficially	Number of Sale Shares to be sold by the Sellers	Percentage of the total fully diluted issued share capital *	Total Share of Proceeds as at Signing Date ($)	Cash ($)	Initial Stock Consideration	Deferred Stock Consideration	Qualified Investors
The Isis College Fund No. 1 Limited Partnership	Legally & Beneficially	5,942	0.59%	943,771.01	471,885.51	5,059	3,035	Yes
The Isis College Fund No. 2 Limited Partnership	Legally & Beneficially	6,027	0.60%	957,271.61	478,635.80	5,131	3,079	Yes
The Second Isis College Fund Limited Partnership	Legally & Beneficially	5,255	0.52%	834,654.44	417,327.22	4,474	2,684	Yes
Robert Keith	Legally & Beneficially	20,638	2.05%	3,277,944.49	1,638,972.25	17,571	10,542	Yes
Bill Arah	Legally & Beneficially	16,638	1.65%	2,642,622.37	1,321,311.19	14,165	8,499	Yes
Cheviot Capital (Nominees) Limited	Legally & Beneficially	13,509	1.34%	2,145,641.64	1,072,820.82	11,501	6,901	Yes
Sir Robert Wilson	Legally & Beneficially	14,750	1.46%	2,342,750.33	1,171,375.16	12,558	7,535	Yes
Sir Simon Robertson	Legally & Beneficially	9,314	0.92%	1,479,347.56	739,673.78	7,930	4,758	Yes
Hahei Ltd	Legally & Beneficially	6,000	0.60%	952,983.18	476,491.59	5,108	3,065	Yes
Rory Tapner	Legally & Beneficially	6,383	0.63%	1,013,815.28	506,907.64	5,434	3,261	Yes
Edouard de L’Espée	Legally & Beneficially	4,364	0.43%	693,136.44	346,568.22	3,715	2,229	Yes
The Skadutakee Charitable Annuity Lead II Trust DTD 6/28/1993	Legally & Beneficially	2,045	0.20%	324,808.44	162,404.22	1,741	1,045	Yes
The Monadnock Charitable Lead Annuity Trust DTD 5/31/96	Legally & Beneficially	618	0.06%	98,157.27	49,078.63	526	316	Yes

Hogan Lovells

Column 1	Column 2	Column 3	Column 4		Column 5	Column 6	Column 7	Column 8
Names, addresses and contact details of the Sellers	Shares held Legally or Beneficially	Number of Sale Shares to be sold by the Sellers	Percentage of the total fully diluted issued share capital *	Total Share of Proceeds as at Signing Date ($)	Cash ($)	Initial Stock Consideration	Deferred Stock Consideration	Qualified Investors
Jeffrey S Garner	Legally & Beneficially	7,591	0.75%	1,205,682.56	602,841.28	6,463	3,878	Yes
Fordoun Capital Limited (for Jason Drew)	Legally & Beneficially	2,750	0.27%	436,783.96	218,391.98	2,341	1,405	Yes
Thomas M Clay	Legally & Beneficially	739	0.07%	117,375.76	58,687.88	629	378	Yes
Jack Newman	Legally & Beneficially	2,341	0.23%	371,822.27	185,911.14	1,993	1,196	Yes
Dexter Southfield	Legally & Beneficially	11,160	1.11%	1,772,548.72	886,274.36	9,501	5,701	Yes

Total		625,474	62.09%	99,344,367.42	49,672,183.71	532,506	319,504

Hogan Lovells

Part B - The Come Along Shareholders and the Come Along Shares

Column 1	Column 2	Column 3	Column 4		Column 5	Column 6	Column 7	Column 8
Names, addresses and contact details of the Come Along Shareholders	Shares held Legally or Beneficially	Number of Sale Shares to be sold by the Sellers	Percentage of the total fully diluted issued share capital *	Total Share of Proceeds as at Signing Date ($)	Cash ($)	Initial Stock Consideration	Deferred Stock Consideration	Qualified Investors
Allan Willett		7,386	0.73%	1,173,122.30	586,561.15	6,288	3,773
Thompson Taraz Managers Limited		18,600	1.85%	2,954,247.87	1,477,123.94	15,835	9,501
Bank Julius Baer & Co Ltd.		10,571	1.05%	1,678,997.54	839,498.77	9,000	5,400
Paul Coleman		240	0.02%	38,119.33	19,059.66	204	123
Sinead O’Connell		200	0.02%	31,766.11	15,883.05	170	102
Bridget Vincent		240	0.02%	38,119.33	19,059.66	204	123
Genevieve Labbe		360	0.04%	57,178.99	28,589.50	307	184
Andrew Meyrick		360	0.04%	57,178.99	28,589.50	307	184
Lucy Finnegan		60	0.01%	9,529.83	4,764.92	51	31
Henrique Ramos		400	0.04%	63,532.21	31,766.11	341	204
Esther Miller		180	0.02%	28,589.50	14,294.75	153	92
Share Nominees for Patrick Lupo		1,310	0.13%	208,068.00	104,034.00	1,115	669
Share Nominees for Joyce Selbie		1,962	0.19%	311,625.50	155,812.75	1,670	1,002
Edouard du Chastel		426	0.04%	67,661.81	33,830.90	363	218
Andrew Doble		1,500	0.15%	238,245.80	119,122.90	1,277	766
Share Nominees for Margaret Marshall		1,208	0.12%	191,867.28	95,933.64	1,028	617
Mark Partington		625	0.06%	99,269.08	49,634.54	532	319
Share Nominees for Adrian Carey		613	0.06%	97,363.12	48,681.56	522	313
Share Nominees for Anthony William Harris		613	0.06%	97,363.12	48,681.56	522	313
Share Nominees for Giles Keating		1,103	0.11%	175,190.08	87,595.04	939	563
Share Nominees for Andrew Graham		1,721	0.17%	273,347.34	136,673.67	1,465	879
Share Nominees for Anthony John Trahar		613	0.06%	97,363.12	48,681.56	522	313

Hogan Lovells

Share Nominees for Jonathan Bliss	1,013	0.10%	160,895.33	80,447.66	862	518
Jonathan Davie	1,613	0.16%	256,193.65	128,096.82	1,373	824
Share Nominees for Primafides Suisse SA	953	0.09%	151,365.50	75,682.75	811	487
George Samenuk	1,785	0.18%	283,512.50	141,756.25	1,520	912
Share Nominees for Palmstierna Invest AB	1,476	0.15%	234,433.86	117,216.93	1,257	754
Share Nominees for Julian Cazalet	1,627	0.16%	258,417.27	129,208.64	1,385	831
Share Nominees for CAT AS	1,904	0.19%	302,413.33	151,206.67	1,621	973
Share Nominees for Gigena AS	952	0.09%	151,206.67	75,603.33	811	486
Share Nominees for Violina AS	1,904	0.19%	302,413.33	151,206.67	1,621	973
Share Nominees for Peter Wentzel	574	0.06%	91,168.72	45,584.36	489	293
Stephen Harman	977	0.10%	155,177.43	77,588.71	832	499
Harry Fitzgibbons	2,381	0.24%	378,175.49	189,087.75	2,027	1,216
Share Nominees for David Mayes	532	0.05%	84,497.84	42,248.92	453	272
Share Nominees for Simon Hall	532	0.05%	84,497.84	42,248.92	453	272
Share Nominees for Michael Pragnell	1,064	0.11%	168,995.68	84,497.84	906	544
Sebastien Waefler	426	0.04%	67,661.81	33,830.90	363	218
Share Nominees for Andrew Sykes	513	0.05%	81,480.06	40,740.03	437	262
Share Nominees for William Spears	532	0.05%	84,497.84	42,248.92	453	272
Harris Clay	301	0.03%	47,807.99	23,903.99	256	154
JCC Investments LLC	250	0.02%	39,707.63	19,853.82	213	128
Hooker Talcott Jr	150	0.01%	23,824.58	11,912.29	128	77
Jackson W Robinson	301	0.03%	47,807.99	23,903.99	256	154
Plum Tree Partners	150	0.01%	23,824.58	11,912.29	128	77
Richard T Clay	739	0.07%	117,375.76	58,687.88	629	378
Cassius M Clay	739	0.07%	117,375.76	58,687.88	629	378
Wesley B Garner	30	0.00%	4,764.92	2,382.46	26	15
Graham L Garner	30	0.00%	4,764.92	2,382.46	26	15

Hogan Lovells

Museum of Fine Arts, Boston	210	0.02%	33,354.41	16,677.21	179	107
Eric Woodbury	19	0.00%	3,017.78	1,508.89	16	10
Jane Johnedis-Woodbury	19	0.00%	3,017.78	1,508.89	16	10
New Hill Management 401k Plan FBO Jeffrey Garner	92	0.01%	14,612.41	7,306.20	78	47
Equity Institutional c/o James Elder	19	0.00%	3,017.78	1,508.89	16	10
Fidelity Management Trust c/o Derric Egbert	19	0.00%	3,017.78	1,508.89	16	10
Middlesex School	165	0.02%	26,207.04	13,103.52	141	84
Clay Fellowship Charitable Trust	457	0.05%	72,585.55	36,292.78	389	233
Tim Chia	1,381	0.14%	219,344.96	109,672.48	1,176	705
Mohammad Syed	1,063	0.11%	168,836.85	84,418.43	905	543
Syed Ali	1,063	0.11%	168,836.85	84,418.43	905	543
Ian Rickword	1,064	0.11%	168,995.68	84,497.84	906	544
Ching Wei Hong	2,128	0.21%	337,991.37	168,995.68	1,812	1,087
David Armfield	532	0.05%	84,497.84	42,248.92	453	272
Alexander Fitzgibbons	1,200	0.12%	190,596.64	95,298.32	1,022	613
Allegra Miles	300	0.03%	47,649.16	23,824.58	255	153
Deltec Bank & Trust Limited	1,000	0.10%	158,830.53	79,415.27	851	511
John Rix	200	0.02%	31,766.11	15,883.05	170	102
Wanda Rix	300	0.03%	47,649.16	23,824.58	255	153
Sally Rix	200	0.02%	31,766.11	15,883.05	170	102
Christopher Rix	200	0.02%	31,766.11	15,883.05	170	102
Nick Wentworth-Stanley	1,000	0.10%	158,830.53	79,415.27	851	511
Share Nominees for Jon D’arcy	1,000	0.10%	158,830.53	79,415.27	851	511
Share Nominees for Marsha Mayes	500	0.05%	79,415.27	39,707.63	426	255
Share Nominees for Christian Fleck	500	0.05%	79,415.27	39,707.63	426	255
Tim Simond	250	0.02%	39,707.63	19,853.82	213	128
Share Nominees for Michael Dearden	5,241	0.52%	832,430.81	416,215.41	4,462	2,677

Hogan Lovells

Share Nominees for Paul Thornton	5,205	0.52%	826,712.91	413,356.46	4,431	2,659
Blanson Ltd	4,608	0.46%	731,891.09	365,945.54	3,923	2,354
Dateway International SA	3,072	0.30%	487,927.39	243,963.70	2,615	1,569
Alec de Lazardiere	2,858	0.28%	453,937.66	226,968.83	2,433	1,460
Share Nominees for Michael Weber	2,272	0.23%	360,862.97	180,431.48	1,934	1,161
Share Nominees for Simon Mansfield	6,672	0.66%	1,059,717.30	529,858.65	5,680	3,408
Share Nominees for Simon Prior Palmer	1,064	0.11%	168,995.68	84,497.84	906	544
Share Nominees for Jan Petzel	4,256	0.42%	675,982.74	337,991.37	3,623	2,174
Share Nominees for Richard Carss	2,429	0.24%	385,799.36	192,899.68	2,068	1,241
Share Nominees for Mayanna Holdings Ltd	2,380	0.24%	378,016.66	189,008.33	2,026	1,216
Capricorn Financial Holdings Inc.	1,920	0.19%	304,954.62	152,477.31	1,635	981
Armstrong Holdings Ltd	2,688	0.27%	426,936.47	213,468.23	2,289	1,373

Total	133,285	13.23%	21,169,727.30	10,584,863.65	113,475	68,084

Hogan Lovells

Part C - Optionholders

Names, addresses and contact details of the Optionholders	Number of Sale Shares to be sold by the Optionholders	Percentage of the total issued share capital *	Total Share of Proceeds as at Signing Date ($)	Cash ($)	Initial Stock Consideration	Deferred Stock Consideration	Qualified Investors
Luke Alphey	8,351	0.83%	1,326,393.76	663,196.88	7,110	4,266
Hadyn Parry	24,603	2.44%	3,907,707.55	1,953,853.77	20,946	12,568
Edward Mott	1,000	0.10%	158,830.53	79,415.27	851	511
Chris Richards	5,000	0.50%	794,152.65	397,076.33	4,257	2,554
Simon Warner	6,862	0.68%	1,089,895.10	544,947.55	5,842	3,505
Tarig Dafa’alla	600	0.06%	95,298.32	47,649.16	511	307
Sarah Scaife	600	0.06%	95,298.32	47,649.16	511	307
Derric Nimmo	1,929	0.19%	306,384.09	153,192.05	1,642	985
Martha Koukidou	1,869	0.19%	296,854.26	148,427.13	1,591	955
Neil Morrison	2,178	0.22%	345,932.90	172,966.45	1,854	1,113
Kelly Matzen	709	0.07%	112,610.85	56,305.42	604	362
Harris Megas	600	0.06%	95,298.32	47,649.16	511	307
Loic Revuelta	600	0.06%	95,298.32	47,649.16	511	307
Lorraine Tomlin	600	0.06%	95,298.32	47,649.16	511	307
Caroline Phillips	300	0.03%	47,649.16	23,824.58	255	153
Pam Gray	300	0.03%	47,649.16	23,824.58	255	153
Andrea Miles (Hardy)	300	0.03%	47,649.16	23,824.58	255	153
Adam Walker	300	0.03%	47,649.16	23,824.58	255	153
Sian Morgan	300	0.03%	47,649.16	23,824.58	255	153
Neil Naish	398	0.04%	63,214.55	31,607.28	339	203
Zoe Curtis	300	0.03%	47,649.16	23,824.58	255	153
Helen Thea Marubbi	300	0.03%	47,649.16	23,824.58	255	153

Hogan Lovells

Names, addresses and contact details of the Optionholders	Number of Sale Shares to be sold by the Optionholders	Percentage of the total issued share capital *	Total Share of Proceeds as at Signing Date ($)	Cash ($)	Initial Stock Consideration	Deferred Stock Consideration	Qualified Investors
Carlos Pedraz	300	0.03%	47,649.16	23,824.58	255	153
Chris Creesse	300	0.03%	47,649.16	23,824.58	255	153
Anna Corne	300	0.03%	47,649.16	23,824.58	255	153
Zoe Lokho	150	0.01%	23,824.58	11,912.29	128	77
Debs Granville	100	0.01%	15,883.05	7,941.53	85	51
Nerys Humphreys Jones	150	0.01%	23,824.58	11,912.29	128	77
Jill Renmant	150	0.01%	23,824.58	11,912.29	128	77
Gwilym Phillips	150	0.01%	23,824.58	11,912.29	128	77
Robert Moar	150	0.01%	23,824.58	11,912.29	128	77
Louise New	150	0.01%	23,824.58	11,912.29	128	77
Lenka Whitear	150	0.01%	23,824.58	11,912.29	128	77
Camilla Beech	5,643	0.56%	896,280.69	448,140.34	4,804	2,883
Andrew Mckemey	1,932	0.19%	306,860.59	153,430.29	1,645	987
Kevin Gorman	600	0.06%	95,298.32	47,649.16	511	307
Hongfei Gong	600	0.06%	95,298.32	47,649.16	511	307
Renaud Lacroix	600	0.06%	95,298.32	47,649.16	511	307
Richard Adey	1,600	0.16%	254,128.85	127,064.42	1,362	817
Glen Slade	6,909	0.69%	1,097,360.14	548,680.07	5,882	3,529
Bill Fleming	8,437	0.84%	1,340,053.19	670,026.59	7,183	4,310
Tracy Thompson (Matthews)	300	0.03%	47,649.16	23,824.58	255	153

Total	86,670	8.60%	13,765,842.10	6,882,921.05	73,787	44,272

Hogan Lovells

Part D – Warrant Holders

Names, addresses and contact details of the Warrant Holders	Number of Shares subject to Warrants	Number of Sale Shares to be sold by the Warrant Holders	Percentage of the total issued share capital *	Total Share of Proceeds as at Signing Date ($)	Cash ($)	Initial Stock Consideration	Deferred Stock Consideration	Qualified Investors
Landon T Clay	14,286	14,286	1.42%	2,269,052.96	1,134,526.48	12,163	7,298
Gateway Fund No 3	18,571	18,571	1.84%	2,949,641.79	1,474,820.89	15,811	9,486
Gateway Fund No 4	10,000	10,000	0.99%	1,588,305.31	794,152.65	8,514	5,108
Next Vanguard Ltd (APC)	19,308	19,308	1.92%	3,066,699.89	1,533,349.94	16,438	9,863

Total	62,165	62,165	6.17%	9,873,699.95	4,936,849.97	52,925	31,755

Hogan Lovells

Part E – Convertible loan holders

Names, addresses and contact details of the Lenders	Principal Loan Amount ($)	Interest to Estimated Completion Date (31 August 2015) ($)	Total Loan & Interest to Estimated Completion Date (31 August 2015) ($)	Number of Shares issuable on conversion of loans & interest at conversion price of £40 per share **	Percentage of the total issued share capital *	Total Share of Proceeds as at Signing Date ($)	Cash ($)	Initial Stock Consideration	Deferred Stock Consideration	Qualified Investors
Landon T. Clay	29,750	13,242	42,992	1,075	0.11%	170,711.05	85,355.53	915	549
Dexter Southfield, Inc.	211,750	96,609	308,359	7,709	0.77%	1,224,420.59	612,210.30	6,563	3,938
The Monadnock Charitable Lead Annuity Trust Dtd 5/31/96	505,500	230,629	736,129	18,403	1.83%	2,922,994.00	1,461,497.00	15,668	9,401
Skadutakee Charitable Annuity Lead II Trust Dtd 6/28/1993	505,500	230,629	736,129	18,403	1.83%	2,922,994.00	1,461,497.00	15,668	9,401
Lavinia D. Clay	997,500	323,209	1,320,709	33,018	3.28%	5,244,222.79	2,622,111.39	28,110	16,866
Wellcome Trust	846,446	N/A	846,446	21,161	2.10%	3,361,012.86	1,680,506.43	18,016	10,809

Total	3,096,446	894,318	3,990,764	99,769	9.90%	15,846,355.29	7,923,177.64	84,940	50,964

Hogan Lovells

Part F - Corporate details of Target Company

Oxitec Limited

Name of shareholders	See Parts A and B of Schedule 1
Registered number	04512301
Legal form	Private company, limited by shares
Date of incorporation	15 August 2002
Registered office	2nd Floor, Park Gate, 25 Western Avenue Milton Park Abingdon Oxford OX14 4SH
Authorised share capital	The Company’s articles of association do not limit the number of shares the Company may issue.
Issued share capital (indicate to what extent it has been paid up)	758,759 (all paid up)
Loan capital
Accounting reference date	31 December
Directors

Dr Luke Stephen Alphey

Mr Landon Thomas Clay

Mr William Gage McAfee

Mr Bryan Geoffrey Morton

Mr Edward David Kynaston Mott

Mr Hadyn St Pierre Parry

Dr Christopher Gareth Richards

Dr Christopher Malcolm Towler

Company secretary	William John Robert Fleming
Auditors	PricewaterhouseCoopers

Hogan Lovells

Part D - Corporate details of Target Company Subsidiaries

Oxitec do Brasil Tecnologia de Insetos Ltda

Name of shareholder(s)	Oxitec Limited (1,251,728 shares) Hadyn St Pierre Parry (1 share)
Registered number	CNPJ 15.696.374/0001-60
Legal form	Limited company
Date of incorporation	1 June 2012
Registered office	Avenida Alexander Grahan Bell, 200, Bloco C, Módulo 3, Techno Park, CEP 13069-310, Campinas, SP, Brasil
Authorised share capital	1,251,729 shares issued. No limit on future increments.
Issued share capital (indicate to what extent it has been paid up)	1,251,729 shares issued Fully paid
Loan capital	R$ 1.251.730,03
Accounting reference date	31/05/2012
Directors	N/A
Company secretary	N/A
Auditors	Grant Thornton

Oxitec Sdn Bhd

Name of shareholder(s)	Oxitec Limited
Registered number	859952 W
Legal form	Private Company
Date of incorporation	9 June 2009
Registered office	Level 15-2, Faber Imperial Court, Jalan Sultan Ismail, 50250 Kuala Lumpur
Authorised share capital	500,000 ordinary shares of RM1.00 each
Issued share capital (indicate to what extent it has been paid up)	500,000 ordinary shares of RM1.00 each, full paid
Loan capital	N/A
Accounting reference date	31 December
Directors	Richard Adey Salleh Bin Mohd Nor W.M Izzuddin Bin Sulaiman Hadyn St Pierre Parry
Company secretaries	Lim Seck Wah M Chandrasegaran A/L S.Murugasu
Auditors	M/S SJ Grant Thornton

Oxitec (Singapore) PTE. Limited

Name of shareholder(s)	Oxitec Limited
Registered number	200300936D
Legal form	Limited exempt private company
Date of incorporation	30 January 2003
Registered office	133 New Bridge Road, #09-06 Chinatown Point, Singapore 059413
Authorised share capital
Issued share capital (indicate to what extent it has been paid up)
Loan capital
Accounting reference date	31 December
Directors	Hadyn St Pierre Parry Belinda Young Hsien Lin
Company secretary
Auditors	Cheam H T & Co, Chartered Auditors of Singapore, 11 Sims Drive, #02-04 SCN Centre Singapore 387385

Oxitec Inc.

Name of shareholder(s)	Oxitec Limited
Registered number	N/A
Legal form	Limited Corporation
Date of incorporation	03/12/2004
Registered office	Corporation Trust Center, 129 Orange Street, City of Wilmington, County of New Castle
Authorised share capital	1,000 common stock shares of $0.001 each
Issued share capital (indicate to what extent it has been paid up)

Loan capital
Accounting reference date	31 December
Directors	Hadyn St Pierre Parry
Company secretary
Auditors

SCHEDULE 2

The Property

Address/description	71 A,B,C,D and E Milton Park, Abingdon, Oxfordshire, OX14 4RQ

Registered proprietor if a Registered Lease

Title Number and Class of Title

Use	use as offices and laboratories within Class B1 of the Town and Country Planning (Uses Classes) Order (as originally made, or such other use within Class B1 as the Landlord may consent to in writing, consent not to be unreasonably withheld

Date of Lease/Licence	From and including 31 October 2011

Parties	MEPC Milton Park No. 1 Limited, MEPC Milton Park No.2 Limited and Oxitec Limited

Current Tenant/Licensee and Guarantor (if any)	Tenant – Oxitec Limited

Term (including expiry date)	9 years - From and including 21 April 2011 to and including 30 October 2020

Options to break and renew	Tenant may terminate at any time by giving at least 9 months written notice, from 31 October 2017

Current rent	£123,000 per annum (plus VAT and additional service charge)

Next rent review date	31 October 2017

Occupational interests (including sub-leases, tenancies, licences or related agreements)	N/A

Address/description	Unit 43B Western Avenue, Milton Park, Abingdon, Oxfordshire, OX14 4RU

Registered proprietor if a Registered Lease

Title Number and Class of Title

Use	use within Class B1 of the Town and Country Planning (Uses Classes) Order (as originally made)

Date of Lease/Licence	From and including 21 April 2011

Parties	MEPC Milton Park No. 1 Limited, MEPC Milton Park No.2 Limited and Oxitec Limited

Current Tenant/Licensee and Guarantor (if any)	Tenant – Oxitec Limited

Term (including expiry date)	5 years - From and including 21 April 2011 to and including 24 March 2016

Options to break and renew	Landlord or Tenant may terminate at any time by giving at least 5 months written notice, from 24 March 2012

Current rent	£17,071 per annum (plus VAT and additional service charge)

Next rent review date	N/A

Occupational interests (including sub-leases, tenancies, licences or related agreements)	N/A

Address/description	Unit 37C Innovative Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RT

Registered proprietor if a Registered Lease

Title Number and Class of Title

Use	Industrial or warehouse use within Classes B1, B2 or B8 of the Town and Country Planning (Uses Classes) Order (as originally made

Date of Lease/Licence	From and including 31 October 2014

Parties	MEPC Milton Park No. 1 Limited, MEPC Milton Park No.2 Limited and Oxitec Limited

Current Tenant/Licensee and Guarantor (if any)	Tenant – Oxitec Limited

Term (including expiry date)	9 years - From and including 31 October 2014 to and including 30 October 2023

Options to break and renew	Tenant may terminate by giving at least 9 months written notice, from 31 October 2020

Current rent	£63,651 per annum (plus VAT and additional service charge)

Next rent review date	31 October 201

Occupational interests (including sub-leases, tenancies, licences or related agreements)	N/A

Address/description	Avenida Alexander Grahan Bell, 200, Bloco C, Módulo 3, Techno Park, CEP 13069-310, Campinas, SP, Brasil

Registered proprietor if a Registered Lease	Grenelle Empreendimentos Ltda

Title Number and Class of Title	N/A

Use	Any non-residential use covered by Oxitec’s social contract

Date of Lease/Licence	01 August 2013

Parties	Grenelle Empreendimentos Ltda Oxitec do Brasil Tecnologia de Insetos Ltda

Current Tenant/Licensee and Guarantor (if any)	N/A

Term (including expiry date)	3 years Expires 18 August 2016

Options to break and renew	Oxitec has right to renew for equal period by giving written notice at least 30 days before expiry. (Landlord can refuse if there are specific cases of non-compliance or bad conduct.)

Current rent	R$15,950.00 per month plus condominium fee of R$1,110.08 per month

Next rent review date	Each 19 August based on the arithmetic mean of the three indices IGPM, INPC and IPCA

Occupational interests (including sub-leases, tenancies, licences or related agreements)	N/A

SCHEDULE 3

Sale Conditions

The Sale Conditions are:

1.	The Target Company posting the Come Along Notice, for and on behalf of the Sellers and in accordance with Article 41.2 of the Articles, to all Come Along Shareholders within two Business Days of the Signing Date and such notice providing for Completion of the sale of the Come Along Shares in accordance with Article 41.5(b) of the Articles.

2.	The Target Company delivering to the Buyer audited consolidated financial statements of the Target Group in accordance with US GAAP as of and for the year ended 31 December 2014.

3.	The board of directors of the Target Company exercising their discretion under clause 8.4 of all option agreements relating to shares in the Target Company to resolve that the options become immediately exercisable and notifying the Optionholders that to exercise their options they must enter into an exercise notice and a power of attorney or a Deed of Adherence prior to Completion and that otherwise their options will lapse in full.

SCHEDULE 4

Pre-Completion Matters

1.	CONTINUATION OF BUSINESS IN THE NORMAL COURSE

1.1	Business of Target Group to be operated normally without interruption or alteration

The business of each Target Group Company shall be operated normally, without interruption and without alteration in nature or scope.

1.2	Preservation of assets

Each Target Group Company shall take all reasonable steps to protect and preserve its assets.

1.3	Insurance

Each Target Group Company shall:

(a)	maintain its insurance cover on the same terms and to the same extent as exists on the Signing Date (as disclosed to the Buyer in the Disclosure Letter); and

(b)	not do, or omit to do, anything which might prejudice a Target Group Company’s ability to recover fully under its existing insurance policies in the future.

1.4	Compliance with laws, regulations, agreements, licences, registrations and permits

Each Target Group Company shall:

(a)	own, operate and use its assets and conduct its business and its corporate affairs in all material respects in compliance with:

(i)	all applicable laws and regulations (in the United Kingdom and elsewhere); and

(ii)	all agreements and arrangements which are binding on it; and

(b)	maintain and comply with all licences, registrations, concessions, permits, notifications and consents which are required for it to:

(i)	own, operate and use its assets; and

(ii)	conduct its business and its corporate affairs,

in the manner in which it currently does so.

2.	MATTERS REQUIRING BUYER’S PERMISSION

2.1	The following may only occur or be agreed to if the Buyer gives its prior permission to the Sellers (such permission to be in writing and from any of Don Lehr or Christian Ulrich, such permission not to be unreasonably withheld or delayed:

Ownership and control of Target Group Companies

(a)	modifying any rights attached to any shares in a Target Group Company;

(b)	creating, or issuing, or granting a right to acquire (either by transfer or subscription), shares in the capital of a Target Group Company, or issuing securities giving a right over any shares in the capital of a Target Group Company;

(c)	capitalising or repaying an amount standing to the credit of a reserve of a Target Group Company or redeeming or purchasing shares in the capital of a Target Group Company or otherwise reorganising the share capital of a Target Group Company;

(d)	admitting a person as a member of a Target Group Company or transferring, or approving the transfer of, shares in a Target Group Company;

(e)	creating, or allowing to come into being, an Encumbrance over any shares or uncalled capital of a Target Group Company;

Corporate actions of Target Group Companies

(f)	the members of a Target Group Company passing a shareholders’ resolution;

Financial matters

(g)	a Target Group Company:

(i)	declaring, paying or making a dividend or other distribution;

(ii)	changing its accounting practices or policies, except where required to do so by applicable accounting practices or principles;

(iii)	giving a guarantee, an indemnity, or a similar undertaking to incur a financial or other obligation arising by reference to a third party’s obligation or liability;

(iv)	borrowing money, accepting a financial facility, obtaining an advance or a credit in any form (other than normal trade credit or any financial assistance received by way of a grant), or amending the terms on which a loan or other financial facility is made available to it;

(v)	voluntarily repaying a loan or other financial facility;

(vi)	making or granting a loan or a financial facility, or amending the terms on which a loan or other financial facility is made available by it (other than by way of inter-company loans between the Target Group, which shall be permitted);

(vii)	creating or issuing debt securities, or granting a right to acquire debt securities;

(viii)	making a capital expenditure or capital commitment which individually exceeds £25,000, or which when added with every other capital expenditure or capital commitment made by each Target Group Company since the Balance Sheet Date means that total capital expenditure or capital commitments made by the Target Group since the Balance Sheet Date exceed £25,000;

Assets

(h)	a Target Group Company:

(i)	acquiring shares or securities issued by another company; or

(ii)	participating in a partnership, consortium, association or joint venture;

(i)	a Target Group Company:

(i)	selling or disposing of, or granting a right to acquire, an asset of a Target Group Company other than stock in the normal and usual course of its business;

(ii)	ceasing to have a right to use an asset used by it or another Target Group Company;

(iii)	other than in the normal operation of business, creating or allowing to come into being an Encumbrance over any asset of a Target Group Company.

Contracts

(j)	a Target Group Company entering into a contract, transaction or arrangement of a kind referred to in any of paragraphs 19.2(a) to (k) of Schedule 6;

(k)	terminating, or materially amending or varying, a contract, transaction or arrangement to which a Target Group Company is a party and which (before or after such an amendment or variation) is of a kind referred to in any of paragraphs 19.2(a) to (k) of Schedule 6;

(l)	a Target Group Company entering into discussions, negotiations, or other dealings with nationals or residents of Cuba or entities in Cuba;

Employment matters

(m)	appointing a person as a director of a Target Group Company;

(n)	employing, dismissing or changing the remuneration of any Employee or terms of employment or engagement of any Employee of a Target Group Company;

Disputes

(o)	a Target Group Company starting court or arbitration proceedings, except that a Target Group Company may, without the Buyer’s permission start routine civil proceedings for the recovery of trade debts that arise in the normal operation of its business where:

(i)	each such trade debt to be recovered is individually less than £25,000; and

(ii)	all the trade debts of the kind referred to in paragraph 2.1(o)(i) that have been recovered, or are to be recovered, are together less than £25,000;

(p)	settling or compromising an action or dispute, or releasing or waiving a debt or claim, of which a Target Group Company has the benefit; or

Sellers’ Warranties

2.2	The Sellers shall use all commercially reasonable endeavours not to do anything, or omit to do anything, which:

(i)	causes or would reasonably be expected to cause a Warranty to become untrue or inaccurate; or

(ii)	would be in any way inconsistent with a Warranty,

in either case, if that Warranty were repeated on or at any time before Completion by reference to the facts and circumstances then existing.

2.3	Relationship between paragraph 1 and paragraph 2.1 of this Schedule

Paragraph 2.1 takes priority over paragraph 1 if there is a conflict between the provisions.

3.	CO-OPERATION WITH THE BUYER AND INFORMATION OBLIGATIONS

3.1	Seller to consult with Buyer on material matters

Except when a matter falls within the scope of paragraph 2 of this Schedule (in which case paragraph 2 applies), each Seller shall consult fully with the Buyer in relation to each matter which might have a material effect on the business, assets or affairs of a Target Group Company either before or after Completion.

3.2	Buyer to be given access

Each Seller shall, so far as it is able to, ensure that the Buyer and its representatives and advisers are permitted reasonable access during normal business hours upon request by the Buyer to:

(a)	the Properties (subject to the rights of any third party occupiers);

(b)	each director, employee and adviser of a Target Group Company;

(c)	all documents, books and records that relate to the businesses, assets or affairs of a Target Group Company and which are held or maintained by a Seller or by any of its advisers; and

(d)	each customer and supplier of each Target Group Company.

3.3	Sellers not to solicit alternate buyer

The Sellers shall not, directly or indirectly:

(a)	participate in discussions or enter into an agreement with a person (other than the Buyer) in connection with the sale of:

(i)	any of the shares in a Target Group Company; or

(ii)	all or a material part of the business of a Target Group Company; or

(b)	provide information relating to a Target Group Company or its businesses to any person (other than the Buyer or its representatives) if a Seller might reasonably be expected to believe that the recipient of that information might use it or allow it to be used in connection with considering a potential acquisition of:

(i)	any of the shares in a Target Group Company; or

(ii)	all or a material part of the business of a Target Group Company.

SCHEDULE 5

Completion obligations

1.	SELLERS’ OBLIGATIONS

1.1	Each Seller shall ensure that the following items are delivered to the Buyer:

(a)	instruments of transfer of all the Sale Shares and all the Come Along Shares executed by the registered holders of those shares (or, in the case of the Come Along Shares, executed in accordance with Article 41 of the Articles) in favour of the Buyer (or any other person that the Buyer nominates for the purpose) together with the share certificates relating to the Sale Shares or indemnities for any missing certificate(s);

(b)	the certificate of incorporation, certificates of incorporation on change of name, minute books, statutory registers and share certificate books relating to each Target Group Company (which shall be up to date up to, but not including, the events to take place as part of Completion);

(c)	written resignations (expressed to take effect from the end of the board meeting of the relevant Target Group Company referred to in paragraph 1.2 of all the directors and the secretary of each Target Group Company (in each case other than Hadyn Parry), resigning from their respective offices and employments, in each case executed as deeds in the agreed form;

(d)	irrevocable powers of attorney in the agreed form executed by each of the registered holders of the Sale Shares in favour of the Buyer to enable the Buyer to exercise all voting and other rights attaching to the Sale Shares pending registration of the transfers to the Buyer or its nominee;

(e)	evidence satisfactory to the Buyer (acting reasonably) of the capacity and authority of each person executing a document referred to in this Schedule on a Seller’s behalf;

(f)	share certificates for all issued shares in the capital of each Target Company Subsidiary registered in the name of a Target Group Company;

(g)	notices of exercise in respect of all outstanding warrants over the Company’s shares (together with either (i) payment to the Company of the exercise price in relation thereto or (ii) an undertaking to pay the exercise price within 14 days of the date of exercise and a direction to the Purchaser to apply the relevant portion of the consideration for the relevant shares to paying the exercise price on behalf of the warrant holder in satisfaction of the undertaking to pay) and confirmation from the relevant warrant holder that, on the issue of the associated shares, the warrant will lapse (such notice, undertaking, direction and confirmation to be in a form acceptable to Buyer (acting reasonably)) together with duly executed Deeds of Adherence in relation to the shares so issued;

(h)	conversion notices in respect of all outstanding convertible loans to the Target Group and confirmation from the relevant lenders that, on the issue of the associated shares, all amounts of principal and interest owing to the relevant lender, as at Completion, will be treated as having been fully repaid (such notice and confirmation to be in a form acceptable to Buyer (acting reasonably)) together with duly executed Deeds of Adherence in relation to the shares so issued; and

(i)	a release in the agreed form of the charge granted by the Company, properly executed by East Hill Management Company, LLC as appointed representative pursuant to an agreement with Landon T. Clay and Lavinia D. Clay dated 23 July 2015 together with related declarations of satisfaction (Forms MR04) sworn by a director of the Company.

1.2	Each Seller shall ensure that a board meeting of the Target Company is properly convened and held at Completion, at which the board:

(a)	approves for registration the transfers of the Sale Shares and the Come Along Shares (subject only to compliance by the Buyer with its obligations in clause 2.1 and the transfers being duly stamped by and at the cost of the Buyer);

(b)	accepts the resignations of all the directors and the secretary of the Target Company (in each case other than Hadyn Parry), so that the resignations take effect from the end of the meeting; and

(c)	appoints the persons nominated by the Buyer as directors and secretary of the Target Company with effect from the end of the meeting (within the maximum number, if any, permitted under the Company’s articles of association).

2.	BUYER’S OBLIGATIONS

2.1	On Completion the Buyer shall, following compliance by the Sellers with the provisions of paragraph 1 of this Schedule:

(a)	pay the sum of US$80,000,000 (subject to adjustment in accordance with Clause 3.4) minus the Aggregate Option Exercise Price into the account of the Sellers’ Solicitors by electronic transfer of funds for same day value;

(b)	pay the sum equal to the Aggregate Option Exercise Price to an account nominated by the Target Company for such purposes by electronic transfer of funds for same day value; and

(c)	issue Common Stock to the Sellers in the amounts shown in column 6 of Part A of Schedule 1, subject to adjustment in accordance with clause 3.4, through the direct registration of the shares of Common Stock in the book entry issuance system maintained by the Guarantor’s transfer agent and deliver copies of the applicable DRS Advice to the Sellers’ Solicitors, in full satisfaction of the Purchase Price which is payable to the Sellers on the Completion Date, it being acknowledged that in addition the Deferred Stock Consideration will be issued on the Release Date in accordance with Schedule 11.

2.2	The Sellers’ Solicitors are irrevocably authorised by the Sellers to receive all cash amounts payable to, and copies of the DRS Advice on behalf of, any of the Sellers or Come Along Shareholders under this Agreement and the receipt by the Sellers’ Solicitors of any such cash amounts and DRS Advice, discharges the Buyer of its obligations with respect to the payment of that amount and the delivery of the DRS Advice and the Buyer is not required to investigate the subsequent application or delivery of the cash or DRS Advice.

SCHEDULE 6

Warranties

Part A – Title Warranties

THE SELLERS

1.	ENFORCEABILITY OF TRANSACTION DOCUMENTS

1.1	Capacity and authority

Each of the Sellers:

(a)	has the right, power and authority to enter into and perform its obligations under each Transaction Document to be entered into by it on or after the Signing Date; and

(b)	has taken all necessary corporate or other action to authorise the execution of, and performance by it of its obligations under each Transaction Document.

1.2	Binding obligation

(a)	Each Transaction Document entered into by a Seller on the Signing Date constitutes obligations binding on that Seller in accordance with its terms.

(b)	Each Transaction Document to be entered into by a Seller after the Signing Date will, after its execution (and in the case of a deed, its delivery) constitute obligations binding on that Seller in accordance with its terms.

1.3	No approvals

No approval, waiver, registration, consultation or notification is required to be obtained or made by a Seller in connection with the execution, performance or enforceability of a Transaction Document entered into or to be entered into by a Seller.

For the purposes of this paragraph 1.3, an approval, waiver, registration, consultation or notification will be considered as being required to be obtained or made if failure to do so properly could adversely affect a Buyer’s Group Company (including a Target Group Company) in any way.

1.4	No breach

Neither the execution (and in the case of a deed, delivery) by a Seller of a Transaction Document nor the performance by a Seller of any of its obligations under a Transaction Document will violate or conflict with:

(a)	a provision in the constitutional documents, memorandum or articles of association of a Seller;

(b)	a provision in an agreement or instrument which is binding on a Seller;

(c)	an order or judgement of a court, tribunal or governmental or regulatory body (of the United Kingdom or elsewhere) which is binding on a Seller.

1.5	Winding up, insolvency, etc.

No:

(a)	resolution has been passed in relation to a Seller;

(b)	step has been taken in relation to a Seller; or

(c)	legal proceedings have been started, or threatened, against a Seller,

for its winding-up or dissolution, or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer over any or all of its assets.

1.6	Ownership of the Sale Shares

Each Seller is the sole legal and beneficial owner of that number of Sale Shares as is set out opposite its name in column 2 of Part A of Schedule 1 and has the right to transfer the full legal and beneficial interest in those Sale Shares to the Buyer without the consent of a third person.

1.7	No Encumbrance over Sale Shares

The Sale Shares are not affected by any Encumbrance and there are no arrangements or obligations that could result in the creation of an Encumbrance affecting any of the Sale Shares or any future shares in the capital of the Target Company.

Part B – General Warranties

2.	DEALINGS BETWEEN THE SELLERS AND THE TARGET GROUP

2.1	Seller’s Connected Person

In this paragraph 2.1 and in paragraph 19.2, “Seller’s Connected Person” means:

(a)	a Seller;

(b)	a current or former director or officer of a Seller; and/or

(c)	a connected person of a Seller or any of the persons described in paragraphs 2.1(a) to (b).

2.2	No interest in Target Group Company agreements

No Seller’s Connected Person has any direct or indirect interest in any agreement or other arrangement to which a Target Group Company is party or has been party within the three years ending on the Signing Date.

2.3	No interest in Target Group Company competitors

No Seller’s Connected Person has any direct or indirect interest in a business, firm or company which has a close trading relationship with a Target Group Company or is a competitor of a Target Group Company.

2.4	No outstanding liability

No liability remains outstanding:

(a)	from a Target Group Company in favour of a Seller’s Connected Person; or

(b)	from a Seller’s Connected Person in favour of a Target Group Company.

2.5	No gifts, etc.

No Target Group Company has made a gift to a Seller’s Connected Person or transferred an asset to a Seller’s Connected Person at a price which was less than the fair market value of that asset at the time the transfer occurred.

CORPORATE AND CONSTITUTIONAL MATTERS AFFECTING THE TARGET GROUP

3.	SHARE CAPITAL AND CONSTITUTION OF THE TARGET COMPANY

3.1	Due incorporation

The Target Company is properly incorporated and validly existing under the laws of England.

3.2	Share capital

The Sale Shares and the Come Along Shares:

(a)	comprise the whole of the allotted and issued share capital of the Target Company;

(b)	have been properly allotted and issued; and

(c)	are fully paid or are credited as fully paid.

3.3	The Come Along Shares

So far as the Warrantors are aware, each Come Along Shareholder is the sole legal and beneficial owner of that number of Come Along Shares as is set out opposite its name in column 2 of Part B of Schedule 1 and has the right to transfer the full legal and beneficial interest in those Come Along Shares to the Buyer without the consent of a third person.

3.4	No Encumbrance over Come Along Shares

So far as the Warrantors are aware, the Come Along Shares are not affected by any Encumbrance and there are no arrangements or obligations that could result in the creation of an Encumbrance affecting any of the Come Along Shares or any future shares in the capital of the Target Company.

3.5	No other right over share capital

(a)	No person has or claims to have:

(i)	the right (actual or contingent) to require the allotment, issue, transfer, conversion or redemption of any share or loan capital of the Target Company or of any other securities giving rise to a right over the share capital of the Target Company; or

(ii)	any other right relating to any of the shares in the capital of the Target Company, or relating to any of the rights attaching to those shares,

(b)	There is no arrangement or obligation to create any right of the kind mentioned in paragraph 3.5(a).

3.6	Constitutional documents

The copy of the memorandum and articles of association of the Target Company that is annexed to the Disclosure Letter is up to date, true and complete.

4.	TARGET COMPANY SUBSIDIARIES

4.1	Due incorporation

Each Target Company Subsidiary is properly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

4.2	Share capital

(a)	Each of the allotted and issued shares in the capital of each Target Company Subsidiary is solely legally and beneficially owned either by the Target Company or by another Target Company Subsidiary;

(b)	Each of the allotted and issued shares in the capital of each Target Company Subsidiary has been properly allotted and issued and is fully paid or is credited as fully paid.

4.3	No Encumbrance over shares in a Target Company Subsidiary

None of the allotted and issued shares in the capital of a Target Company Subsidiary is affected by an Encumbrance and there is no arrangement or obligation that could result in the creation of an Encumbrance affecting any of the allotted and issued shares in the capital of a Target Company Subsidiary or any future shares in the capital of a Target Company Subsidiary.

4.4	No other right over share capital of a Target Company Subsidiary

(a)	No person has or claims to have:

(i)	the right (actual or contingent) to require the allotment, issue, transfer, conversion or redemption of any share or loan capital of a Target Company Subsidiary or of any other securities giving rise to a right over the share capital of a Target Company Subsidiary; or

(ii)	any other right relating to any of the shares in the capital of a Target Company Subsidiary, or relating to any of the rights attaching to those shares.

(b)	There is no arrangement or obligation to create any right of the kind mentioned in paragraph 4.4(a).

4.5	Constitutional documents

The copy of the constitutional documents, memorandum and articles of association of each Target Company Subsidiary that is annexed to the Disclosure Letter is up to date, true and complete.

5.	OTHER INVESTMENTS AND ASSOCIATED BUSINESSES

5.1	No other shares or securities owned

Except for the shares in the Target Company Subsidiaries, no Target Group Company is the legal or beneficial owner of any shares or securities issued by any person (whether incorporated in the United Kingdom or not) and is not obliged to acquire any shares or other securities in any person.

5.2	No joint ventures, partnerships, etc.

No Target Group Company is or has agreed to become a member of a joint venture, consortium, partnership or association or party to any profit or loss sharing arrangement.

5.3	No establishment outside place of incorporation

No Target Group Company has a branch, agency or place of business (whether or not amounting to a permanent establishment under the relevant double taxation treaty) outside the jurisdiction of its incorporation.

6.	RECORDS AND REGISTRATION MATTERS

6.1	Maintenance of books and records

(a)	Each Target Group Company has properly kept and maintained each register, minute book and other record and report that it is required by law to keep and each of them is up to date and contains a complete and accurate record of the matters to which it relates.

(b)	Each register, minute book, record and report referred to in paragraph 6.1 (a) is in the relevant Target Group Company’s possession.

(c)	No person has sought rectification of a register kept by a Target Group Company or made an allegation that a register kept by a Target Group Company is incorrect.

6.2	Filings have been properly made

Each filing, return, resolution and other document required by law to be delivered on behalf of a Target Group Company to the Registrar of Companies or to any equivalent authority in any other relevant jurisdiction has been properly made and delivered and no Target Group Company is liable to pay a fine for breach of that requirement.

6.3	Winding-up, Insolvency, etc.

No:

(a)	resolution has been passed in relation to a Target Group Company;

(b)	step has been taken in relation to a Target Group Company; or

(c)	legal proceedings have been started, or threatened, against a Target Group Company,

for its winding-up or dissolution, or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer over any or all of its assets.

FINANCIAL MATTERS

7.	ACCOUNTS

7.1	True and fair view

The Accounts give a true and fair view of the financial position and state of affairs of the Target Group Company to which they relate as at the Balance Sheet Date and of its profit (or loss) for the period to which they relate.

7.2	Compliance with UK GAAP

The Accounts have been prepared in accordance with generally accepted accounting principles applied in the United Kingdom as at the Signing Date and in compliance with applicable statutes and regulations.

7.3	Accounts prepared on a consistent basis

The Accounts for each Target Group Company have been prepared applying the same bases and policies. The bases and policies adopted for the purpose of preparing the Accounts were the same as those adopted in preparing the corresponding audited financial statements for the preceding two financial years.

7.4	Accounts contain proper provisions and disclosures for liabilities, bad debts, etc.

The Accounts:

(a)	contain proper provisions for and fully disclose all liabilities (actual, contingent or otherwise), onerous contracts and all capital, pension or other financial commitments of the Target Group Company to which they relate as at the Balance Sheet Date; and

(b)	contain proper provisions for bad or doubtful debts, depreciation, amortisation and impairment of assets.

7.5	Non-recurring items, etc

Except as expressly disclosed in the Accounts or in the corresponding financial statements of each Target Group Company for the preceding two financial years, the results shown in the profit and loss accounts of each Target Group Company for each of the three years ending on the Balance Sheet Date were not affected by any extraordinary or exceptional items or other income or expense which is not expected to recur frequently or regularly or was of such size, nature or incidence as to make the results for the relevant period unusually high or unusually low.

8.	MANAGEMENT ACCOUNTS AND BUSINESS SINCE THE BALANCE SHEET DATE

8.1	Management Accounts

The Management Accounts:

(a)	were prepared with proper care and attention and present a reasonably accurate view of:

(i)	the financial position of the relevant Target Group Company as at the date to which they were drawn up; and

(ii)	the profit or loss of the relevant Target Group Company for the periods to which they in relate;

(b)	are not materially misleading as at the date to which they were drawn up; and

(c)	were prepared on a basis consistent with each other.

In interpreting the statements in this paragraph 8.1, regard shall be had to the purpose for which the Management Accounts were prepared and the fact that they were not prepared as statutory accounts.

8.2	Changes since Balance Sheet Date

Since the Balance Sheet Date:

(a)	each Target Group Company has operated its business in the normal course and so as to maintain it as a going concern;

(b)	there has been no interruption or alteration in the nature, scope or manner of the business of each Target Group Company;

(c)	except as part of its normal business, no Target Group Company has:

(i)	acquired or disposed of, or agreed to acquire or dispose of, an asset for an amount which is lower than book value or lower than open market arm’s length value; or

(ii)	assumed or incurred, or agreed to assume or incur, a liability or obligation (including a contingent liability);

(d)	no dividend or distribution has been declared, paid or made by a Target Group Company except as Disclosed in the Accounts;

(e)	the turnover, profitability or financial position of each Target Group Company has not been adversely affected by a factor not affecting similar businesses in the countries in which members of the Target Group operate to a similar extent and there is no factor which is likely to have an effect of that kind;

(f)	as regards each Target Group Company, there has been no material change in:

(i)	the manner or timing of the issue of invoices or the collection of debts or the payment of creditors; or

(ii)	the policy of reserving for debtors;

(g)	no Target Group Company has made any capital expenditure or entered into, or agreed to enter into, any commitments involving capital expenditure exceeding £25,000 in the aggregate;

(h)	there has been no change in the terms of employment of any employee of a Target Group Company or the pension fund commitments of a Target Group Company which could increase staff costs by more than £50,000 per year;

(i)	no Target Group Company has:

(i)	borrowed or lent, or agreed to borrow or lend, any money;

(ii)	issued, or agreed to issue, any share or loan capital;

(iii)	repaid, or become liable to repay (wholly or partly) any loan, loan capital or preference capital; and

(j)	no resolution of a Target Group Company’s members has been passed, except for a resolution representing the ordinary business of an annual general meeting.

9.	CREDITORS

There are no debts payable by a Target Group Company that individually exceed £25,000 or that have been due for more than four weeks.

10.	FINANCIAL FACILITIES MADE AVAILABLE TO THE TARGET GROUP

10.1	Details of borrowings disclosed in Disclosure Letter

Complete and accurate details of all loan capital, overdrafts, loans or other financial facilities or other indebtedness in the nature of borrowings that:

(a)	is outstanding or available to a Target Group Company; or

(b)	a Target Group Company agreed to obtain or create,

are disclosed in the Disclosure Letter and copies of all documents relating to those matters are annexed to the Disclosure Letter.

10.2	Borrowing limits not exceeded

No Target Group Company’s borrowings exceed any limit under its facilities or any other limitation on its borrowing powers.

10.3	No demand for repayment

No Target Group Company has received a demand or notice (formal or informal) requiring repayment by it of any outstanding loan or indebtedness which is repayable on demand and no fact or circumstance exists that is likely to give rise to a demand or notice of that kind being made.

10.4	No early repayment required or foreseeable

(a)	No Target Group Company has become obliged to repay a loan or indebtedness in advance of its stated maturity date.

(b)	There has not occurred an event of default or other event or circumstance which (either on its own or with the lapse of time or service of notice) would:

(i)	enable a person to require a Target Group Company to repay a loan or indebtedness early; or

(ii)	give rise to an alteration in the terms and conditions of a loan to, or indebtedness of, a Target Group Company.

(c)	No fact or circumstance exists which makes the occurrence of an event of default or the occurrence of an event or circumstance of the kind referred to in paragraph 10.4(b) reasonably foreseeable.

11.	FINANCIAL FACILITIES MADE AVAILABLE BY A TARGET GROUP COMPANY

No Target Group Company has provided a loan or other financial facility to a third party (other than trade credit arising in the normal course of business) which remains outstanding as at the Signing Date. No Target Group Company is obliged to provide a loan or financial facility of that kind in the future.

12.	GUARANTEES, INDEMNITIES AND ENCUMBRANCES

12.1	No guarantees, indemnities, etc provided by Target Group

No Target Group Company is liable under a guarantee, indemnity or under another agreement or arrangement to incur a financial or other obligation arising by reference to another person’s obligation or liability.

12.2	No guarantees, indemnities, etc provided by a third party

No loan capital, overdraft, loan or other financial facility or other indebtedness in the nature of borrowings that is outstanding or available to a Target Group Company is dependent on a guarantee or security provided by another person.

12.3	No Encumbrances

(a)	Except as Disclosed in the Disclosure Letter, no Target Group Company has created or agreed to create an Encumbrance over any of its assets.

(b)	No Target Group Company has received a demand or notice from a third party, indicating an intention to exercise or enforce a right that it may have with respect to an Encumbrance over any of that Target Group Company’s assets.

(c)	No circumstance has arisen that is likely to give rise to a demand or notice of the kind referred to in paragraph 12.3(b) being made.

13.	GRANTS

(a)	No Target Group Company is subject to an arrangement for the receipt or repayment of a grant, subsidy or financial assistance provided to it by any person (whether state funded or otherwise).

(b)	No person has claimed that a Target Group Company shall repay (wholly or partly) a grant, subsidy or financial assistance provided to it.

(c)	No fact or circumstance has arisen or is likely to arise which would entitle any person to claim that a Target Group Company shall repay (wholly or partly) a grant, subsidy or financial assistance provided to it.

ASSETS

14.	OWNERSHIP OF ASSETS OF TARGET GROUP

14.1	Exclusions from title warranties

(a)	The warranties contained in paragraphs 14.2, 14.3 and 14.4 do not apply to:

(i)	the Property, to which the provisions of paragraphs 23 to 27 apply; or

(ii)	the Intellectual Property, to which the provisions of paragraph 17 apply.

(b)	The warranty contained in paragraph 14.2 does not apply to:

(i)	a receivable arising in the normal operation of a Target Group Company’s business and which has realised its full nominal value; or

(ii)	an asset which is subject to a lease, hire, rent or hire purchase agreement, a copy of which has been annexed to the Disclosure Letter.

14.2	Ownership of assets of the Target Group

Each of the assets:

(a)	included in the Accounts;

(b)	acquired by a Target Group Company since the Balance Sheet Date; or

(c)	used by a Target Group Company in the operation of its business,

is:

(i)	solely legally and beneficially owned by a Target Group Company;

(ii)	where capable of possession, is in the possession or under the control of a Target Group Company;

(iii)	fully paid for; and

(iv)	free from all Encumbrances (other than title retention provisions in respect of goods and materials supplied to a Target Group Company in the normal operation of its business).

14.3	No obligation to dispose of Target Group assets

No Target Group Company is obliged to dispose of a right or an interest in an asset of the kind described in paragraph 14.2(a), (b) or (c) above.

14.4	Entitlement to use assets that are not owned

Where an asset is used by a Target Group Company, but not owned by it, no event or circumstance has arisen, or is likely to arise, which would permit a third party to:

(a)	terminate the agreement or arrangement under which the asset is used by the relevant Target Group Company; or

(b)	take the asset away from the relevant Target Group Company’s possession or use.

15.	CONDITION AND ADEQUACY OF ASSETS

15.1	Condition of assets

Each vehicle and material item of equipment, plant or machinery that is owned or used by a Target Group Company is in good condition and working order and has been properly maintained so that:

(a)	it is capable of being efficiently and safely used for the purposes for which it is retained;

(b)	it complies, and can be operated in compliance with, all applicable legal requirements;

(c)	if it is used under the terms of an agreement or arrangement with a third person, it complies, and can be operated in compliance with, the terms of that agreement or arrangement; and

(d)	it is not in need of renewal or replacement or likely to be in need of renewal of replacement within one year after Completion assuming that it is used and maintained in substantially the same manner after Completion as it is now.

15.2	Adequacy or surplus of assets

(a)	Each Target Group Company owns or has the right to use each asset that is necessary to enable it to operate its business in the manner in which it is currently operated.

(b)	No asset owned or used by a Target Group Company is surplus to that company’s requirements, taking into account its current trading levels.

16.	BOOK DEBTS

16.1	Recoverability of book debts

Each book debt shown in the Accounts, Management Accounts or which has subsequently been recorded in the books of a Target Group Company as being due from a debtor, has either:

(a)	realised its full nominal value, less any specific provision or reduction for bad or doubtful debts included in those Management Accounts; or

(b)	been outstanding for less than 120 days and will, so far as the Warrantors are aware, be good and collectable in its full nominal value within 120 days of its due date for payment, less any specific provision or reduction for bad or doubtful debts included in those Management Accounts.

16.2	No discounting or factoring of book debts

No Target Group Company has discounted or factored any of its debts.

17.	INTELLECTUAL PROPERTY

17.1	Ownership

Except for Target Group Intellectual Property which is the subject of a licence in favour of a Target Group Company disclosed against paragraph 17.2, a Target Group Company is the sole absolute legal and beneficial owner of the Target Group Intellectual Property free from Encumbrances. No Target Group Company is obliged to dispose of its interest in any Target Group Intellectual Property or to grant a licence or other interest in any Target Group Intellectual Property.

17.2	Licences and other arrangements

In this paragraph 17.2, “IP Arrangement” means each licence, permission, consent, undertaking, settlement, agreement, restriction and arrangement relating to the Target Group Intellectual Property or relevant to its use or exploitation in, or in connection with, the business of a Target Group Company.

(a)	The Disclosure Letter contains full details of each IP Arrangement (including a copy of each document containing or evidencing an IP Arrangement).

(b)	No party to an IP Arrangement is, or has at any time been, materially in default under it and, so far as the Warrantors are aware, there is no fact or circumstance which is likely to give rise to a default of this kind.

(c)	Neither the execution nor the performance of a Transaction Document will:

(i)	cause a Target Group Company to lose any licence, benefit, right or privilege under or in connection with an IP Arrangement or cause any other person’s rights under or in connection with an IP Arrangement to be extended; or

(ii)	enable any person to exercise any right to terminate an IP Arrangement or to exercise any other right under or in connection with an IP Arrangement,

and no IP Arrangement requires a person’s consent or a formal notice to any person in connection with the execution or performance of a Transaction Document.

(d)	Each IP Arrangement has been registered at all intellectual property registries (and, in the case of domain names, with all domain name registrars) where such registration is possible.

17.3	Employee claims

No officer or employee of a Target Group Company (or any officer or employee of a previous owner of the Intellectual Property in question) is entitled to or has claimed any interest in, or a payment or compensation in respect of, any of the Target Group Intellectual Property. There are no pending applications for licences of right or compulsory licences of any Target Group Intellectual Property in any jurisdiction.

17.4	Non-Employee Claims

So far as the Warrantors are aware, no person outside of a Target Group Company is entitled to any of the Target Group Intellectual Property and no person has claimed any interest in, or a payment or compensation in respect of any Target Group Intellectual Property.

17.5	Validity, subsistence and enforceability

All the Target Group Intellectual Property is valid, subsisting and enforceable.

17.6	Registered Target Group Intellectual Property

(a)	The Target Group Intellectual Property which is owned by or exclusively licensed to a Target Group Company and which is registered or registration of which has been applied for (including domain names) is:

(i)	listed in the Disclosure Letter; and

(ii)	properly registered, or in the case of an application, properly applied for, in the name of a Target Group Company or in the name of the relevant licensor who has granted a licence disclosed against paragraph 17.2.

(b)	So far as the Warrantors are aware, no limitation on the use, enforceability, validity or ownership of any Target Group Intellectual Property has been registered or applied for and no application to revoke, or challenge to, the validity or ownership of any Target Group Intellectual Property has been made at any intellectual property registry and no notice or indication has been received by a Target Group Company that such an application or challenge is likely to be made.

(c)	All registry fees and relevant registration formalities in respect of Target Group Intellectual Property have been paid and carried out by the due date and no registry fees are due within three months after the Signing Date.

(d)	Each registered trade and service mark listed in the Disclosure Letter has been used continuously and in good faith by the registered proprietor in relation to each of the goods and services for which it is registered at all times since it was applied for.

17.7	No infringement by Target Group

The operation of each Target Group Company’s business in the manner and on the scale in which it has been operated at any time during the three years ending on the Signing Date does not infringe, or constitute any other actionable wrong in relation to, any Intellectual Property of another person.

17.8	Intellectual Property needed in the next two years

All Intellectual Property required to operate each Target Group Company’s business in the manner and on the scale currently intended by the Target Group for the two years starting on the Signing Date:

(a)	is owned (solely and absolutely, legally and beneficially) by a Target Group Company; or

(b)	is the subject of a licence disclosed against paragraph 17.2.

17.9	No infringement of the Target Group Intellectual Property

In the three years ending on the Signing Date, no person has:

(a)	infringed or threatened to infringe; or

(b)	used except under a voluntary written licence,

any Target Group Intellectual Property which is owned by, or exclusively licensed to, a Target Group Company.

18.	INFORMATION TECHNOLOGY

18.1	Definitions

In this Agreement:

“Bespoke Software” means software developed specifically for use in a Target Group Company’s business;

“IT Services” means computer-related services and telecommunications-related services, including each arrangement for the provision of data processing; and

“IT Systems” means the computer systems, computer software and hardware, telecommunications systems, network infrastructure and related equipment used in a Target Group Company’s business.

18.2	Quality and capacity of the IT Systems

The IT Systems are of sufficient quality, capacity and processing power to carry out (in conjunction with the IT Services currently provided to a Target Group Company) in a proper and efficient manner:

(a)	the current information and communication technology requirements of the Target Group’s business; and

(b)	the information and communication technology requirements of the Target Group’s business which are anticipated by the Target Group for the 12 months starting on the Signing Date.

18.3	IT System documentation and maintenance

(a)	All material components of the IT Systems are:

(i)	properly documented (and these documents form part of the assets of the relevant Target Group Company and will be in its possession at Completion); and

(ii)	covered by appropriate maintenance and disaster recovery agreements.

18.4	Functioning of the IT Systems

No material part of the IT Systems is currently, or has in the 12 months ending on the Signing Date, been inoperative or prone to material malfunction or error.

18.5	IT Services

Details of all IT Services currently provided to each Target Group Company and the identity of each person providing those services are disclosed in the Disclosure Letter.

18.6	Security and integrity of IT Systems

Reasonable precautions have been taken to preserve the security and integrity of the IT Systems and during the three years ending on the Signing Date, there has not been any material unauthorised modification of any software or data in the IT Systems or any fraud committed by use or abuse of the IT Systems. So far as the Warrantors are aware, the IT Systems contain no viruses or any code calculated to adversely affect any software or data.

18.7	Software licences

All third party software currently used in the Target Group’s business and all third party software intended to be used in the Target Group’s business in the 12 months starting on the Completion Date is licensed to a Target Group Company under a written licence. These licences:

(a)	contain no onerous or unusual terms;

(b)	authorise use of the software by a Target Group Company which currently uses it; and

(c)	authorise use of the software in the manner and on the scale on which it is (i) currently used and (ii) intended to be used in the 12 months starting on the Completion Date; and

(d)	do not expire within three months starting on the Completion Date.

18.8	Compliance with service levels

In the 12 months ending on the Signing Date there has been no material or persistent failure by a Target Group Company or any other person to meet or comply with the service levels relating to:

(a)	the IT Systems;

(b)	any IT Services provided to a Target Group Company; or

(c)	any IT Services provided by a Target Group Company to any person.

18.9	The Bespoke Software

Each Target Group Company is entitled to adapt, modify or improve the Bespoke Software for any purpose or use. All source codes and other information reasonably required to enable the Bespoke Software to be adapted, modified or improved are:

(a)	complete, accurate and up to date; and

(b)	fully documented (and these documents form part of the assets of the relevant Target Group Company and will be in its possession at Completion).

18.10	Electronic signatures and transactions

(a)	In relation to each electronic or digital signature used in a Target Group Company’s business:

(i)	there has been no breach of security in relation to the signature or any related software or private key; and

(ii)	no certificate has been shown to be invalid or has been subject to challenge or has been used contrary to the terms applicable to it.

TRADING AND COMMERCIAL ARRANGEMENTS

19.	CONTRACTS

19.1	Disclosure of Contracts

All agreements or arrangements to which a Target Group Company is party and which fall within any of the categories described in paragraph 19.2 (a) to (k) below have been disclosed as follows:

(a)	a complete copy of each agreement or arrangement that is in writing has been annexed to the Disclosure Letter;

(b)	where an agreement or arrangement is not in a written form, a complete and accurate description of its terms has been included in the Disclosure Letter; and

(c)	in each case, the reason for disclosure has been identified by reference to the applicable category or categories described in paragraph 19.2 (a) to (k).

19.2	No contracts other than those disclosed

Except for those agreements and arrangements which have been disclosed in the manner described in paragraph 19.1, no Target Group Company has an outstanding obligation arising out of an agreement or arrangement:

(a)	which has been entered into by a Target Group Company other than in the normal and usual operation of its business;

(b)	which requires or which is likely to require payment or expenditure by any party to it of more than £25,000 in a twelve month period (save for the contracts of employment of any of the Employees);

(c)	which will, or is likely to, continue for more than three months after the Signing Date and:

(i)	cannot be terminated at all by a Target Group Company in accordance with its terms without cause and without penalty; or

(ii)	can only be terminated by a Target Group Company in accordance with its terms without cause and without penalty if that Target Group Company gives more than three months’ notice;

(d)	to which a Major Supplier or Major Customer is party;

(e)	to which a Seller or another Seller’s Connected Person is party;

(f)	which relates to an agency, licensing, manufacturing, franchising or distributorship arrangement;

(g)	which was not entered into by a Target Group Company as a bargain at arm’s length;

(h)	which is likely to:

(i)	result in a loss to a Target Group Company; or

(ii)	require unusual expenditure in order for a Target Group Company to be able to satisfy its obligations under it;

(i)	which involves an unusual degree of financial or other risk for a Target Group Company;

(j)	which will require payment other than in euros, sterling or US dollars; or

(k)	which is otherwise unusual or abnormally onerous for a Target Group Company.

19.3	No outstanding tenders, bids, etc.

There is no outstanding tender, bid, offer or other arrangement which, if accepted by another person, or if an order is made pursuant to it by another person, would result in a Target Group Company becoming bound by an agreement or other arrangement of the sort described in any of paragraphs 19.2 (a) to (k) above.

19.4	Disclosure of special terms

The Disclosure Letter contains complete details of each discount, overrider, rebate, allowance and other special term offered by:

(a)	a Target Group Company to a customer; or

(b)	a supplier to a Target Group Company.

19.5	No breach, etc

(a)	No Target Group Company is in default under a material agreement to which it is party, and no fact or circumstance exists which is likely to give rise to a default by a Target Group Company.

(b)	So far as the Warrantors are aware, no other party to an agreement with a Target Group Company is in default of its obligations under that agreement and no fact or circumstance exists which is likely to give rise to a default of that other party.

19.6	No contract terminable, etc

(a)	So far as the Warrantors are aware, no fact or circumstance exists which could invalidate, or which could give rise to a right for a person to terminate (other than by way of notice without cause), repudiate or avoid an agreement or arrangement to which a Target Group Company is party.

(b)	No person has claimed that an agreement to which a Target Group Company is party is invalid or that it has grounds to terminate (other than by way of notice without cause), repudiate or avoid an agreement or arrangement of that kind.

20.	SUPPLIERS AND CUSTOMERS

20.1	No change in trading with Major Customer or Major Supplier

During the period of one year ending on the Signing Date, no Major Customer or Major Supplier has:

(a)	stopped or materially reduced its trade with a Target Group Company or sought to change (to the disadvantage of that Target Group Company) the terms on which it trades with a Target Group Company; or

(b)	indicated that it intends to stop or materially reduce its trade with a Target Group Company or indicated that it intends to seek to change (to the disadvantage of that Target Group Company) the terms on which it trades with a Target Group Company, and, so far as the Warrantors are aware, no Major Customer or Major Supplier is likely to do any of the things referred to in paragraphs 20.1(a) and (b).

20.2	Dependence on one customer or supplier

During the period of two years ending on the Signing Date, no one person or one connected group of persons has accounted (either individually or together with others) for:

(a)	more than 10% of the total sales; or

(b)	more than 10% of the total purchases,

made by a Target Group Company during that period.

21.	INSURANCE

21.1	Definitions

In this paragraph 21, “Insurance Policy” means an insurance or indemnity policy in which a Target Group Company has an interest, including an active historic policy which provides cover on a losses occurring basis.

21.2	Insurance of assets

Each asset of a Target Group Company which is capable of being insured has at all material times been, and is at the Signing Date, adequately insured against each risk normally insured against by a person operating the same kind of business or owning assets of the same kind.

21.3	Insurance of other risks

Each Target Group Company has at all material times been, and is at the Signing Date, adequately insured against accident, damage, injury, public liability, third party loss (including product liability), loss of profits, credit risk and other risks normally insured against by a person operating the same kind of business.

21.4	Details of policies disclosed

The Disclosure Letter contains details of all each Insurance Policy and for each Insurance Policy, sets out the following information:

(a)	name of insurer and name of insured;

(b)	risks covered;

(c)	period of cover and whether it is on a claims made or losses occurring basis;

(d)	applicable limits and deductibles;

(e)	amount of premium;

(f)	exclusions; and

(g)	any special or unusual terms or conditions.

21.5	Validity of policies

(a)	Each Insurance Policy is in full force and effect.

(b)	So far as the Warrantors are aware, no Target Group Company has done or omitted to do anything (including by way of misrepresentation or non-disclosure) which might:

(i)	make an Insurance Policy void, voidable or unenforceable; or

(ii)	entitle an insurer to decline to pay (wholly or partly) a claim made under an Insurance Policy.

(c)	So far as the Warrantors are aware, no facts or circumstances exist which might have the result described in paragraph 21.5(b)(i) or (ii).

(d)	No insurer has ever cancelled or refused to accept or renew any insurance in respect of a Target Group Company, its business or its assets.

21.6	Premiums

(a)	All premiums in connection with an Insurance Policy have been paid when due.

(b)	No insurer has notified a Target Group Company that it intends or is contemplating increasing a premium for an Insurance Policy.

21.7	Claims

(a)	Details of any material claim made under an Insurance Policy during the 4 year period ending on the Signing Date are set out in the Disclosure Letter.

(b)	Each claim made under an Insurance Policy during the 4 year period ending on the Signing Date has been settled in full by the relevant insurer.

(c)	No claim made under an Insurance Policy is outstanding and no facts or circumstances exist which are likely to give rise to a claim.

22.	OTHER TRADING MATTERS

22.1	Restrictions on trade

No Target Group Company has agreed to a restriction on its right to conduct its business or compete freely with any other business, including a restriction on the geographic scope of its business or a restriction on the kind of business that it is entitled to carry on.

22.2	Powers of Attorney

No Target Group Company has granted to a person power of attorney, proxy or similar power to bind it, which is still outstanding.

PROPERTY

23.	PROPERTY OWNED, OCCUPIED OR USED BY THE TARGET GROUP

23.1	Property is the only land and premises owned, occupied or used

The Property comprises all of the land and premises owned, occupied or used by a Target Group Company.

23.2	No obligation to dispose of the Property

No Target Group Company has entered into an agreement or other binding commitment to sell or let or otherwise affecting the Property or an interest in it, which remains outstanding in any respect.

23.3	No additional property to be acquired

No Target Group Company has entered into an agreement or other binding commitment to buy or otherwise acquire:

(a)	any land or premises; or

(b)	any interest in land or premises,

which remains outstanding (wholly or partly) at the Signing Date.

23.4	Liabilities relating to properties previously owned, occupied or used

No Target Group Company has an existing or contingent liability that relates to land or premises:

(a)	previously owned, occupied or used by it; or

(b)	under a guarantee or indemnity or other agreement or arrangement to incur a financial or other obligation arising by reference to a third party’s obligation or liability.

24.	TITLE TO PROPERTY

24.1	Property not subject to restrictions, Encumbrances, etc.

So far as the Warrantors are aware, the Property is not subject to:

(a)	a matter which might adversely affect its value;

(b)	a matter which might adversely affect its current use, occupation or enjoyment;

(c)	a right, easement or restriction or other matter which is capable of being registered at a land registry or with another body; or

(d)	an Encumbrance.

24.2	No claim for transfer or compulsory acquisition of the Property

So far as the Warrantors are aware, there is no claim or pending or threatened order by a governmental body or other person for the transfer (compulsorily or otherwise) of ownership of the Property.

24.3	No acquisition at undervalue, etc.

So far as the Warrantors are aware, no fact or circumstance exists which might result in a transaction relating to the Property being set aside or becoming ineffective.

24.4	Registrable benefits have been registered

So far as the Warrantors are aware, each matter which benefits the Property and which should have been registered at a land registry or with another body has been registered and is valid.

24.5	Obligations relating to the Property have been complied with

So far as the Warrantors are aware, each covenant, obligation, restriction or other matter affecting or relating to the Property has been complied with.

25.	MATTERS RELATING TO RIGHT OR ABILITY TO USE THE PROPERTY

25.1	Property benefits from all rights necessary for its use

(a)	The Property has the benefit of each right and easement required for its use and enjoyment.

(b)	Each right and easement of the kind referred to in paragraph 25.1(a) is unrestricted and is not capable of being interrupted or terminated.

25.2	Use of Property

The current use of the Property is set out in Schedule 2. That use is lawful and each necessary consent for it:

(a)	has been obtained;

(b)	is not limited in time; and

(c)	is not personal.

25.3	All planning consents, zoning permits and building permits obtained

So far as the Warrantors are aware, each planning consent, zoning permit and building permit required for the use and construction of each building on the Property:

(a)	has been obtained and is valid and subsisting;

(b)	has no outstanding conditions relating to it;

(c)	is not limited in time;

(d)	is not personal; and

(e)	is not subject to challenge or appeal.

25.4	Property benefits from all necessary utilities

The Property has the benefit of each utility (including electricity, gas, water, sewerage and telecommunications) necessary for its current use, to an adequate capacity.

25.5	Property has unlimited access from public roads

The Property has unlimited access direct from a public road and access to it does not depend on a right over land owned by another person.

25.6	No scheme or proposal affecting a Property

There is no current scheme or proposal that:

(a)	affects, or is likely to affect, a utility or road serving the Property; or

(b)	adversely affects, or is likely adversely to affect, the use of the Property.

26.	CONDITION OF THE PROPERTY

26.1	Each building properly constructed and in good condition

So far as the Warrantors are aware, each building and other structure on the Property has been properly and soundly constructed and is in a good condition and state of repair.

26.2	No building has a defect or material deficiency requiring correction

So far as the Warrantors are aware, there is no defect, or material deficiency, in the condition or state of repair of a building or other structure on the Property which requires correction.

26.3	Property free from harmful substances

So far as the Warrantors are aware, the Property is free from harmful or deleterious substances which would not be considered to be in accordance with good building practice.

26.4	No Property needs work requiring material expenditure

So far as the Warrantors are aware, no work is required at the Property (whether to comply with applicable law or the terms of a lease or other document affecting the Property) which requires material expenditure by or on behalf of a Target Group Company.

26.5	No claims, etc relating to works carried out in the last five years at the Property

In relation to works carried out at the Property within the five year period ending on the Signing Date, there is no:

(a)	outstanding action, proceeding or claim arising under or in connection with those works;

(b)	loss, liability, damage or cost arising under or in connection with those works; or

(c)	outstanding defect, liability period or retention under the building contract relating to those works.

26.6	Area not affected by flooding, mining, etc

The Property is not located in an area that is now, or has in the past been, affected by flooding or by mining activity. The Sellers do not know of a reason why the Property should be affected in either of such ways after the Signing Date.

27.	OTHER MATTERS RELATING TO PROPERTY

27.1	Outgoings relating to Property

The Property is not subject to monetary outgoings except:

(a)	rates or local property taxes;

(b)	water and sewerage charges;

(c)	payments for the use of other utilities;

(d)	insurance premiums; and

(e)	where the Property is leasehold, rent and service charge details of which are disclosed in the Disclosure Letter,

and all monetary outgoings which are due on or before the Signing Date have been paid by a Target Group Company.

27.2	No claim or dispute relating to the Property

There is no current claim or dispute in relation to the Property and, so far as the Warrantors are aware, no fact or circumstance exists which may give rise to a claim or dispute of that kind.

27.3	No notices received or likely to be received that affect the Property

No Target Group Company has served or received a notice affecting the Property and so, far as the Warrantors are aware, no fact or circumstance exists which may give rise to a notice of that kind being served or received.

28.	LEASEHOLD PROPERTY

In relation to Property held by a Target Group Company under a lease (as indicated in Schedule 2):

(a)	the landlord may not bring the lease to an end before the expiry of the contractual term (other than by forfeiture);

(b)	there is no current breach of the lease which might entitle the landlord to forfeit the lease;

(c)	there is no rent review that:

(i)	should have taken place by the Signing Date; or

(ii)	is due to take place within the three month period starting on the Signing Date,

but is yet to be decided;

(d)	there is no outstanding lease renewal; and

(e)	the lease does not contain an unduly onerous covenant or condition and permits the relevant Target Group Company:

(i)	to assign or underlet the whole of the lease; and

(ii)	to make both structural and non-structural alterations,

in each case with the landlord’s consent, which the landlord may not unreasonably withhold.

REGULATORY, COMPLIANCE AND LITIGATION

29.	COMPLIANCE WITH LAW

Each Target Group Company has dealt with its assets, and conducted its business and corporate affairs, in all material respects, in compliance with:

(a)	all applicable laws and regulations (in the United Kingdom and elsewhere);

(b)	its constitutional documents;

(c)	each licence, registration and permit held by it; and

(d)	each order or judgement of a court or governmental or regulatory body affecting it.

For the avoidance of doubt, paragraph 28(a) includes, without limitation, that the products have been and currently are being researched, developed, tested, manufactured, handled, labelled, packaged, stored, supplied, distributed, marketed, promoted, imported, or exported by the Target Group Companies, as applicable, in compliance with: (i) among other laws of the United States, the Federal Food, Drug, and Cosmetic Act, the Plant Protection Act, all applicable regulations promulgated thereunder, and any applicable guidance documents or requirements issued by the U.S. Food and Drug Administration and the United States Department of Agriculture; (ii) applicable laws of the states within the United States; (iii) all applicable laws of Brazil; and (iv) among other legislation of the EU, Directive 2001/18/EC as amended by Directive 2015/412.

30.	LICENCES, REGISTRATIONS AND CONSENTS

30.1	All licences, registrations and consents obtained

Each Target Group Company has obtained and maintained each licence, registration, concession, permit, notification and consent required to enable it:

(a)	to conduct its business lawfully in the manner and in the places in which it is currently conducted;

(b)	to own, operate or use any of its assets lawfully in the manner and in the places in which they are currently owned, operated or used; and

(c)	to import and release the products in each relevant jurisdiction.

30.2	Copy of each licence, registration and consent disclosed

A complete copy of each material licence, registration, concession, permit, notification and consent referred to in paragraph 30.1 is annexed to the Disclosure Letter.

30.3	Validity of each licence, registration and consent

Each licence, registration, concession, permit, notification and consent referred to in paragraph 30.1 remains valid and effective and no fact or circumstance exists or can reasonably be foreseen which is likely to lead to it being revoked, varied, cancelled, suspended or not renewed.

30.4	No expenditure required in connection with a licence, registration or consent

No expenditure (other than minor administrative charges) will be required in order to comply with or maintain or renew a licence, registration, concession, permit, notification or consent referred to in paragraph 30.1.

31.	LITIGATION AND INVESTIGATIONS

31.1	No pending or threatened court or arbitration proceedings

No Target Group Company is involved in any court, tribunal or arbitration proceedings and no proceedings of that kind are pending or threatened by or against a Target Group Company.

31.2	No pending or threatened court/arbitration proceedings against employees, etc.

So far as the Warrantors are aware, no person for whose actions or omissions a Target Group Company may be vicariously liable is involved in any court, tribunal or arbitration proceedings and no proceedings of that kind are pending or threatened.

31.3	No circumstance that may lead to court/arbitration proceedings

So far as the Warrantors are aware, no fact or circumstance exists which may give rise to the commencement of any court, tribunal or arbitration proceedings involving a Target Group Company or any person for whose actions and omissions a Target Group Company may be vicariously liable (including criminal proceedings).

31.4	No administrative proceedings, investigations, etc.

(a)	No administrative proceedings, investigation or enquiry by a governmental, administrative or regulatory body concerning:

(i)	a Target Group Company;

(ii)	an agreement or arrangement to which a Target Group Company is party;

(iii)	a practice with which a Target Group Company is involved; or

(iv)	any product that is marketed or under development by or on behalf of Target Group Companies is on-going, pending or threatened.

(b)	No fact or circumstance exists which may give rise to any administrative proceedings, investigation or enquiry of the kind referred to in paragraph 30.4(a).

(c)	No Target Group Company, nor any of its officers or employees, has received a Form FDA 483 observation, warning letter, untitled letter, or other enforcement notice from the FDA or other applicable regulatory agency; and, so far as the Warrantors are aware, there is no act, omission, event, or circumstance that could give rise to or form the basis for such enforcement notice for failure to comply with applicable laws and regulations.

31.5	No untrue statements

No Target Group Company, nor any of its officers, employees, agents, or contractors, has made an untrue statement of material fact or fraudulent statement to the FDA or any other regulatory agency; failed to disclose a material fact required to be disclosed to the FDA or any other regulatory agency; or committed an act, made a statement, or failed to make a statement, including with respect to any scientific data or information, that at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA or any other regulatory agency to invoke the FDA Application Integrity Policy set forth in FDA’s Compliance Policy Guide Sec. 120.100 (CPG 7150.09) or any similar policy, with respect to any product of a Target Group Company

31.6	No debarment or disqualification

No Target Group Company, nor any of its officers, employees, agents, or contractors, has been debarred or convicted of any crime or engaged in any conduct that did or could result in debarment under section 335a of Title 21 of the U.S. Code or disqualification as a clinical investigator under section 312.70 of Title 21 of the U.S. Code of Federal Regulation or similar requirements.

31.7	No order or judgement

There is no order or judgement of a court, tribunal or a governmental or regulatory body (of the United Kingdom or elsewhere) relating to a Target Group Company or any of its assets or products.

31.8	No undertaking given in relation to legal proceedings

No Target Group Company has given an undertaking to a court or another third party arising out of or in connection with legal proceedings and no fact or circumstance exists which may give rise to an undertaking of that kind being given.

32.	PRODUCT LIABILITY

32.1	No Target Group Company has manufactured, sold or supplied a product which was, is or is likely to become faulty, defective or unsafe, or which does not comply with a warranty or representation expressly or impliedly made by it or with any applicable law or regulation relating to such product or its manufacture or supply.

33.	ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS

33.1	Environmental Law compliance

Each Target Group Company has:

(a)	complied with Environmental Law;

(b)	acquired and retained up to date all permits and authorisations permitting the Target Group to conduct its activities; and

(c)	not caused or permitted a liability to arise under Environmental Law.

33.2	Environmental Law breaches

No Target Group Company has received a complaint (whether or not in writing) or a notice alleging a breach of, or a liability under, an Environmental Law.

33.3	Environmental Permits

(a)	Each Target Group Company has obtained and complied with each Environmental Permit.

(b)	No action has been taken to vary, revoke or suspend an Environmental Permit obtained by a Target Group Company and no fact or circumstance exists which may give rise to this kind of action.

33.4	Environmental expenditure

(a)	No Target Group Company is expected to incur any expenditure during the three years starting on the Signing Date so as to comply with:

(i)	an Environmental Permit (including an improvement programme); or

(ii)	Environmental Law.

(b)	Details of budgeted environmental expenditure required by a Target Group Company so as to comply with each Environmental Permit and each Environmental Law has been disclosed to the Buyer in the Disclosure Letter.

33.5	Waste at the Property

The Property is not now and (so far as the Warrantors are aware) has never been, used for waste disposal, storage or treatment.

33.6	Previously used land/third party land

(a)	No Target Group Company has caused or permitted any pollution or environmental damage on land that it previously owned, occupied or used or on any third party land.

(b)	No Target Group Company is liable to remediate the land referred to in paragraph 33.6(a).

(c)	The Sellers are not aware of any pending or threatened action with respect to pollution or environmental damage on the land referred to in paragraph 33.6(a) in respect of which a Target Group Company may be liable.

33.7	Environmental audits

(a)	Annexed to the Disclosure Letter is a copy of each environmental, and each health and safety, audit, assessment, survey, report or investigation (each an “Environmental/Health and Safety Audit”) in the control of, or otherwise carried out by or on behalf of:

(i)	a Target Group Company; or

(ii)	a Seller or a Seller’s Group Company to the extent it relates to the Property or is otherwise relevant to a Target Group Company’s business.

(b)	Each recommendation made in each Environmental/Health & Safety Audit has been, (or will be) implemented.

33.8	Health and safety

(a)	Each Target Group Company has complied with each Environmental Law relating to employee, contractor and third party health and safety.

(b)	No claim is pending, or foreseen in respect of any Employee, contractor or third party relating to health and safety matters including in relation to any exposure to Hazardous Substances.

(c)	There has been no instance of Legionnaire’s disease occurring at or by reason of the Property.

33.9	Details of environmental issues

The Disclosure Letter contains details of:

(a)	any plant and equipment at the Property known or suspected to be contaminated with polychlorinated compounds such as PCBs;

(b)	any asbestos at the Property and copies of each asbestos register, survey and management programme;

(c)	any use of asbestos (past and present) in any products used, sold or manufactured by a Target Group Company;

(d)	any underground and above ground storage tanks at the Property; and

(e)	radioactive substances present at the Property.

33.10	Environmental liabilities

No Target Group Company has agreed to an obligation involving liability (actual or potential) because of an adverse condition relating to the Environment.

33.11	Pollution at the Property

The Disclosure Letter contains details of all pollution or contamination in the soil (including sub-soil) or any surface or groundwater at the Property.

33.12	Environmental problems near the Property

So far as the Warrantors are aware, there are no adverse conditions relating to the Environment (including a waste disposal site) near the Property which are likely to interfere with activities at, or involve liability in respect of the property.

33.13	Environmental taxes and penalties

There are no environmental taxes or penalties for which a Target Group Company is liable.

34.	DATA PROTECTION

34.1	Definition

In this paragraph, “Data Protection Law” means each law and each regulation concerning the protection or processing or both of personal data with which a Target Group Company is legally obliged to comply.

34.2	Compliance with Data Protection Law

Each Target Group Company has complied with each relevant requirement of a Data Protection Law.

34.3	No notice of non-compliance with Data Protection Law

No Target Group Company has received a notice or allegation from a regulator, tribunal or court in any jurisdiction or any other person:

(a)	alleging non-compliance with a Data Protection Law;

(b)	requiring it to change, cease using, block or delete any personal data; or

(c)	prohibiting the transfer of personal data to any place.

34.4	No notice from data subject claiming compensation

No Target Group Company has received a notice or allegation from a data subject or another person claiming a right to compensation under a Data Protection Law.

34.5	Processing of personal data

(a)	Each Target Group Company has obtained each necessary consent from data subjects and has complied with each necessary condition to permit it to process (within the meaning of Directive 95/46/EC: the protection of individuals with regard to the processing of personal data) all relevant personal information in connection with the continuation of each Target Group Company’s business in the manner in which it was operated before the Signing Date and, where appropriate, include any relevant purpose for which the Buyer is relying on being able to use the data.

(b)	To the extent that a Target Group Company has not obtained data subject consent for the processing of personal information, the legal basis for such processing is disclosed by the Disclosure Letter.

34.6	Data Protection aspects of IT Systems

The IT Systems (as defined in paragraph 18.1) are suitable to enable compliance with subject access rights and rights to opt out of direct marketing under the applicable Data Protection Law in a reasonably efficient and cost effective manner.

35.	ANTI BRIBERY AND CORRUPTION

35.1	Definitions

In this paragraph 35:

“Anti-Corruption Laws” means any laws or regulations concerning bribery, corruption or similar activities including the US Foreign Corrupt Practices Act of 1977 and the rules and regulations under that Act, the UK Bribery Act 2010 and any other law or regulation similar to either of those Acts and to which a Target Group Company is subject in the operation of its business; and

“Associated Person” has the meaning given by the Bribery Act 2010.

35.2	Compliance with Anti-Corruption Laws

No Target Group Company or any person or entity acting on any Target Group Company’s behalf has violated or is in violation of any Anti-Corruption Law. In particular, no Target Group Company or any person or entity acting on any Target Group Company’s behalf has directly or indirectly, given, offered or promised to give, or authorized another party to give, offer or promise to give, any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any person in order to induce such person to take improper action for the purpose of securing a commercial advantage.

35.3	Associated persons and adequate procedures under the Bribery Act 2010

No Associated Person of a Target Group Company has bribed another person (within the meaning of section 7(3) of the Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for the relevant Target Group Company, and each Target Group Company has in place adequate procedures in line with the guidance published by the Secretary of State under section 9 of the Bribery Act 2010 designed to prevent its Associated Persons from undertaking any such conduct.

35.4	Investigations and proceedings

No Target Group Company nor any person or entity acting on a Target Group Company’s behalf (including any Associated Person of a Target Company within the meaning of section 7(3) of the Bribery Act 2010) is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under any Anti-Corruption Law, and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

35.5	Money laundering and proceeds of crime

(a)	Each Target Group Company has complied with all laws and regulations applicable to it in the conduct of its business concerning money laundering and has in place adequate policies and procedures for the purpose of ensuring compliance with such laws.

(b)	So far as the Warrantors are aware, no court orders or warrants under the Proceeds of Crime Act 2002, the Terrorism Act 2000, the Money Laundering Regulations 2007, or any applicable analogous legislation or regulatory requirement in any jurisdiction have been made in relation to any assets, material or information held by a Target Group Company.

35.6	Public contracts

No Target Group Company is ineligible to be awarded any contract or business under section 23 of the Public Contracts Regulations 2006 or section 26 of the Utilities Contracts Regulations 2006 (each as amended).

36.	TRADE CONTROLS

36.1	Definitions

(a)	“Trade Control Laws” means all statutory and regulatory requirements of the United Kingdom, United States and any other applicable jurisdiction related to export controls, economic sanctions, trade embargoes, imports of goods and payment of customs duties.

(b)	A “Restricted Party” means any person or entity with whom transactions or dealings are prohibited under the Trade Control Laws, including any person or entity designated on a restricted party list maintained by the European Union, UK Government, or US Government (e.g., List of Specially Designated Nationals and Blocked Persons, Foreign Sanctions Evaders List, Sectoral Sanctions Identification List, Entity List, Denied Persons List, Unverified List or Debarred Parties List).

36.2	Compliance with Trade Control Laws

(a)	No Target Group Company currently has, or has had in the five years prior to the Signing Date, any transactions or dealings, directly or indirectly, with or within the Crimea region, Cuba, Iran, North Korea, Sudan or Syria, nor does any Target Group Company currently have, or has had in the five years prior to the Signing Date, an active distribution or other agreement, outstanding purchase order, outstanding accounts receivable, outstanding accounts payable, pending shipment, or any other obligation or liability, directly or indirectly, related to such countries or regions.

(b)	No Target Group Company has entered into any contract or agreement with any national or resident of Cuba or entity in Cuba.

(c)	Each Target Group Company is and has been in compliance during the last five years with all applicable Trade Control Laws concerning the export, re-export, transfer, re-transfer and importation of products, technology, technical data and services.

(d)	Each Target Group Company has obtained from any relevant governmental authority all required licenses or other material consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, re-export, transfer, re-transfer and import of products, technology and services in accordance with the Trade Control Laws and have been at all times in compliance with the terms and conditions of all such authorizations.

(e)	No Target Group Company has engaged in the past five years in any transactions, or otherwise dealt directly or indirectly, with a Restricted Party or any individual or entity owned or controlled by, or acting on behalf of, a Restricted Party without the required authorization.

(f)	Neither any Target Group Company, the Seller, nor any officer, director, partner, manager, or employee of any Target Group Company or the Seller has been or is designated as a Restricted Party.

36.3	Investigations, Enforcement Proceedings, and Disclosures

(a)	No Target Group Companies have not been cited or fined for failure to comply with the Trade Control Laws, and no proceeding or, to the Seller’s reasonable knowledge, investigation with respect to any alleged non-compliance with the Trade Control Laws by any Target Group Company is pending or, to the Warrantors’ Knowledge, threatened.

(b)	No Target Group Company has made any disclosures (voluntary or otherwise) to any governmental authority with respect to any potential violation or liability of any Target Group Company or the Seller arising under or relating to any Trade Control Laws.

EMPLOYMENT AND RETIREMENT BENEFITS

37.	EMPLOYEES AND DIRECTORS

37.1	Information about the employees

(a)	The Disclosure Letter:

(i)	contains a list of all Employees; and

(ii)	shows for each of these Employees, the name of the employer, employee’s grade or job title, basic annual salary, total amount of incentive or variable compensation awarded to the employee in the preceding financial year, age, date of commencement of employment and any other benefits which a Target Group Company provides to that employee.

(b)	No person (other than a person included in the list of Employees referred to in paragraph 37.1(a)) has accepted an offer of employment to work with a Target Group Company.

(c)	No person (other than a person included in the list of Employees referred to in paragraph 37.1 (a)) spends a substantial proportion of his working time in connection with a Target Group Company’s business.

37.2	Employment contracts and terms; directors’ terms

Annexed to the Disclosure Letter is:

(a)	a copy of each employment contract between each Target Group Company and each Employee earning more than £50,000;

(b)	a copy of the standard terms of employment applicable to all Employees; and

(c)	a copy of each employment contract or the written terms of appointment for each director of a Target Group Company.

37.3	Termination of employment contracts

Each Target Group Company can terminate the employment contracts with its Employees by giving to the Employee three months’ notice or less without giving rise to a claim for damages or compensation (except statutory compensation).

37.4	Resignations

(a)	In the six months ending on the Signing Date, no Target Group Company has received a notice of resignation from any of its directors or any Employee.

(b)	No Seller is aware that a director or Employee intends to resign as a result of the Transaction or a Transaction Document.

37.5	Consultancy services

No Target Group Company:

(a)	has entered into a contract with an individual, or with a service company on behalf of an individual or group of individuals, to be supplied with consultancy services; and

(b)	is obliged to enter into a contract of the kind referred to in paragraph 37.5(a).

37.6	Absent employees

The Disclosure Letter contains details of the total number of Employees who are, or who have in the 12 months ending on the Signing Date been, absent from work for more than 20 Business Days and indicates the reason for that absence and whether the individual has a right to return to work with a Target Group Company.

37.7	Incentive schemes

No Target Group Company:

(a)	operates, or makes payments or awards (in any form including cash, shares or other securities) to any of its directors or Employees under, a bonus, variable compensation or other incentive scheme;

(b)	operates any employee share plan; or

(c)	proposes to introduce an arrangement of the kind described in paragraph 37.7(a) or 37.7(b) in respect of any of its directors or Employees.

37.8	Increase in compensation

No Target Group Company is obliged to increase the total annual compensation (including salary or any contractual or discretionary incentive awards) payable to a director or Employee in the future.

37.9	Outstanding sums and liabilities to employees

No Target Group Company:

(a)	owes any sum to a current or former director, officer or Employee except for base salary accrued since the last normal pay date or for the reimbursement of properly incurred and approved expenses; or

(b)	so far as the Warrantors are aware, has an outstanding liability for:

(i)	breach of an employment contract;

(ii)	redundancy payments;

(iii)	compensation for wrongful or unfair dismissal;

(iv)	failure to comply with a legal obligation to a current or a former employee; or

(v)	underpaid holiday pay.

37.10	Termination and suspension payments

Within the period of two years ending on the Signing Date, no payment has been made by a Target Group Company to a present or a former Employee in connection with termination (whether actual or proposed) or suspension (whether actual or proposed) of the employee’s employment, except a payment:

(a)	that was due under an employment contract; or

(b)	that was the minimum required by law.

37.11	Redundancies or transfers of employees

Within the period of 12 months ending on the Signing Date, no Target Group Company has:

(a)	given notice of a redundancy to the relevant authority or body or started consulting about making any Employees redundant with an independent trade union, works council or employee representative body under any applicable statutory provisions; or

(b)	been party to the transfer of an undertaking as defined in the Transfer of Undertaking Regulations 2006 (the “Transfer Regulations”) or failed to comply with a duty to inform and consult an independent trade union, works council or employee representative body under the Transfer Regulations.

37.12	No breach of employee related obligations

Each Target Group Company has complied in all material respects with each obligation imposed on it by law and collective agreement, in connection with:

(a)	its employees; and

(b)	any relationship with a trade union or employee representative body.

37.13	Trade union recognition

No Target Group Company:

(a)	has an agreement or arrangement to recognise a trade union; or

(b)	has agreed or arranged to negotiate or consult with a works council, staff association or other employee representative body.

37.14	Disputes with trade unions

(a)	No Target Group Company is involved in a dispute with a trade union, works council or employee representative body.

(b)	No Target Group Company is aware of any fact or circumstance which might give rise to a dispute as referred to in paragraph 37.14(a).

(c)	No Target Group Company has been involved in a dispute with a trade union, works council or other employee representative body in the three years ending on the Signing Date.

38.	RETIREMENT BENEFIT PLANS

The Company does not operate any retirement benefit plans.

39.	EMPLOYEE OPTIONS

39.1	In this Agreement:

(a)	“EMI Option” means an option (i) granted in accordance with and meeting the requirements of Schedule 5 to ITEPA 2003; and (ii) in respect of which no disqualifying event under Chapter 9 of Part 7 of ITEPA 2003 has occurred; and

(b)	“ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003.

39.2	No person has acquired or is entitled to acquire any employment-related securities or securities options (within the meaning of s421B ITEPA) to which any of Part 7 ITEPA could apply in each case which may give rise to a liability in respect of income tax or employer or employee national insurance contributions on the Target Company or the Buyer or to an obligation on the Target Company or the Buyer under s421J ITEPA (Duty to provide information).

39.3	Each EMI Option granted is a “qualifying option” as defined in Schedule 5 of ITEPA 2003.

39.4	The Disclosure Letter contains details of any payments or loans made to, any assets made available or transferred to, or any assets earmarked, however informally, for the benefit of, any employee or former employee (or any associate of such employee or former employee) of the Target Company by an employee benefit trust or another third party, falling within the provisions of draft Part 7A ITEPA 2003.

OTHER MATTERS

40.	EFFECTS OF THE TRANSACTION

40.1	General

Neither the execution nor the performance of a Transaction Document will so far as the Warrantors are aware:

(a)	cause a Target Group Company to lose the benefit of a right or privilege it presently enjoys;

(b)	cause a person who normally does business with a Target Group Company to cease to do so, or change the terms on which it does so;

(c)	relieve a person of an obligation (whether contractual or otherwise) to a Target Group Company;

(d)	enable a person to:

(i)	bring to an end an obligation (whether contractual or otherwise) owed to a Target Group Company;

(ii)	bring to an end a right or benefit enjoyed by a Target Group Company; or

(iii)	exercise a right (whether contractual or otherwise) in respect of a Target Group Company, its business or its assets;

(e)	result in any present or future indebtedness of a Target Group Company becoming due or becoming capable of being declared due and payable before its stated maturity;

(f)	create, or increase, a liability or an obligation for a Target Group Company;

(g)	give rise to, or cause to become exercisable, a right of pre-emption; or.

(h)	cause a licence, registration, concession, permit, notification, authorisation or consent to be revoked, varied, cancelled, suspended or not renewed.

40.2	Relationship with customers, suppliers, etc

So far as the Warrantors are aware, each Target Group Company’s relationship with each of its clients, customers, suppliers and employees will not be adversely affected by the execution or the performance of a Transaction Document.

40.3	No finder’s fee or other commission payable

No person is entitled to receive from a Target Group Company any finder’s fee, brokerage, or other commission in connection with the execution or the performance of a Transaction Document entered into or to be entered into by a Seller’s Group Company.

41.	ACCURACY OF INFORMATION

The information contained in this Agreement (including the preamble and the Schedules), is true and accurate in all respects.

SCHEDULE 7

Limitations on Sellers’ Liability

The various limitations of liability set out in this Schedule 7 shall operate cumulatively.

1.	LIABILITY OF SELLERS

1.1	In the event of a Claim brought in respect of:

(a)	a General Warranty and/or a Tax Claim, each Seller (including, for the avoidance of doubt, those Sellers who are not Warrantors) shall be jointly and severally liable for such Claim; or

(b)	a Title Warranty, each Seller (including, for the avoidance of doubt, those Sellers who are not Warrantors) shall be severally liable for such Warranty Claim.

2.	LIMITATION OF LIABILITY

2.1	Each Seller’s liability shall be limited as follows:

(a)	subject to paragraphs 2.1(b) to 2.1(d) below, the maximum liability of each Seller in respect of all Claims (including elements relating to interest and costs) shall not exceed such Seller’s All Shareholders Due Proportion of the Purchase Price;

(b)	subject to paragraph 3 below, the maximum liability of each Seller in respect of any particular Warranty Claim (other than claims in respect of the Title Warranties) or Tax Claims shall not exceed such Seller’s 100% Due Proportion of such Claim;

(c)	subject to paragraph 3 below, the maximum liability of each Seller in respect of all General Warranty Claims (other than claims in respect of the Fundamental Warranties) shall not exceed such Seller’s 100% Due Proportion of $20,000,000; and

(d)	subject to paragraph 3 below, the maximum aggregate liability of each Seller in respect of all General Warranty Claims, Fundamental Warranty Claims and Tax Claims shall not exceed such Seller’s 100% Due Proportion of $30,000,000.

3.	SOLE RECOURSE FOR GENERAL WARRANTY CLAIMS

The Buyer’s sole recourse in respect of all General Warranty Claims, all Fundamental Warranty Claims and all Tax Claims shall be an adjustment in the amount of Common Stock comprised in the Deferred Stock Consideration in accordance with the provisions of Schedule 11.

4.	THRESHOLDS FOR SELLERS’ LIABILITY

The Sellers will not be liable in respect of a Warranty Claim (other than a Title Warranty Claim) unless the total liability of the Sellers in respect of all Warranty Claims notified by the Buyer to the Sellers in accordance with paragraph 4 would (if the Warranty Claims succeeded) exceed $1,500,000, in which case, the Sellers’ liability will be the full amount and is not limited to the excess above $1,500,000.

5.	TIME LIMITS FOR CLAIMS

5.1	The Sellers will not be liable in respect of any General Warranty Claim or Tax Claim unless the Buyer has served a written notice on the Sellers’ Representative on or before the date which falls 18 months after the Completion Date.

5.2

Any General Warranty Claim or Tax Claim notified in accordance with this Agreement shall (if not previously satisfied, settled or withdrawn) be deemed to have been irrevocably withdrawn 6 months after the later of (i) the date on which notice of the relevant Claim was given, and (ii) the date on which any Claim which is based upon a contingent liability becomes an actual liability provided this occurs on or before the date which falls 24 months after the Completion Date (and no new General Warranty Claim may be made in respect of the same facts) unless, on or before that date, legal proceedings have been issued and served on the Sellers in respect of the relevant General Warranty Claim.

5.3	The Buyer will not be liable in respect of any claim by any Seller in respect of any Tax under this Agreement unless the Seller has served a written notice on the Buyer on or before the date which falls 18 months after the Completion Date.

6.	NO DOUBLE RECOVERY

The Buyer is not entitled to recover damages or otherwise obtain payment, reimbursement or restitution under the General Warranties, Tax Warranties, Tax Covenant or any provision of this Agreement or otherwise more than once in respect of the same loss or liability, including, for the avoidance of doubt, a claim for breach of Warranty and a claim for breach of paragraph 2.2 of Schedule 4.

7.	CONDUCT OF CLAIMS

7.1	If the Buyer becomes aware of a claim against a Target Group Company by a third party or of any other fact, matter or circumstance, which in either case is likely to result in the Buyer being entitled to pursue a Claim (other than a Tax Claim) against the Seller (each a “Relevant Matter”):

(a)	the Buyer must notify the Sellers’ Representative of any Relevant Matter as soon as practicable following it coming to the notice of the Buyer or to the notice of any member of the Buyer’s Group; and

(b)	the Buyer must keep the Sellers’ Representative informed as to the progress of the Relevant Matter including the receipt of any material communications.

8.	CONTINGENT LIABILITIES

The Sellers shall have no liability in respect of a General Warranty Claim if and to the extent that such Claim is based upon a contingent liability unless and until such liability becomes an actual liability and provided this occurs on or before the date which falls 24 months after the Completion Date.

9.	PROVISION MADE IN ACCOUNTS

The Sellers shall have no liability in respect of any Claim (other than a Tax Claim) if and to the extent that any allowance, provision or reserve was specifically made in calculating Completion Working Capital in respect of the matter or circumstances giving rise to the Claim.

10.	INSURANCE

If the Target Company or any of the Target Subsidiaries is entitled to make a claim under a policy of insurance in respect of any matter or circumstance giving rise to the Claim, the Buyer shall make (or procures that the Target Company or the relevant Target Subsidiary makes) a claim against its insurers pursuant to the relevant policy. If any amount is recovered under such policy of insurance, then the Sellers’ liability in respect of any such Claim shall be reduced by the amount recovered (less all reasonable costs, charges and expenses incurred by the Buyer in recovering that sum), or extinguished if the amount so recovered exceeds the amount of the Claim.

11.	RECOVERY FROM THIRD PARTIES

11.1	In the event that the Buyer, the Target Company or any of the Target Subsidiaries is at any time entitled to recover or otherwise claim reimbursement from a third party in respect of any matter or circumstance giving rise to a Claim (other than a Tax Claim) the following provisions shall apply:

(a)	the Buyer shall (or shall procure that the Target Company of the relevant Target Subsidiary shall) use all reasonable endeavours to enforce such recovery or seek such reimbursement from the relevant third party;

(b)	the liability of the Sellers in respect of the related Claim shall be reduced by the amount (if any) actually recovered from the relevant third party (less all reasonable costs, charges and expenses incurred by the Buyer, the Target Company or the relevant Target Subsidiary in recovering that sum), or extinguished if the amount recovered exceeds the amount of the relevant Claim; and

(c)	if the Sellers make a payment to the Buyer in respect of a Claim and the Buyer, the Target Company or any of the Target Subsidiaries subsequently recovers from a third party a sum which is referable to that Claim, the Buyer shall promptly repay to the Sellers the lower of:

(i)	the amount recovered from such third party (less all reasonable costs, charges and expenses incurred by the Buyer, the Target Company or the relevant Target Subsidiary in recovering that sum and any Tax chargeable on the amount recovered); and

(ii)	the amount paid to the Buyer by the Sellers in respect of the relevant Claim.

11.2	If any amount is repaid to the Sellers in accordance with paragraph 10.1(c), the amount so repaid shall be deemed to have never been paid by the Sellers to the Buyer.

12.	CHANGE IN LAW

The Sellers shall not be liable in respect of any Claim (other than a Tax Claim) to the extent that the claim arises or the value of the claim is increased as a result of a change in any law, legislation, rule or regulation (including any new law, legislation, rule or regulation) that comes into force or otherwise takes effect after the date of this agreement.

13.	VOLUNTARY ACTS

13.1	The Sellers shall not be liable in respect of any Claim (other than a Tax Claim) to the extent that the matter or circumstance giving rise to such Claim arises, occurs or is otherwise attributable to, or the Sellers’ liability pursuant to such Claim is increased as a result of:

(a)	any voluntary act, omission, transaction or arrangement of the Buyer, the Target Company or any of the Target Subsidiaries (or their respective directors, employees or agents) on or after Completion except where such act, transaction, omission or arrangement was:

(i)	carried out or effected pursuant to a legally binding obligation entered into on or before the date of this agreement; or

(ii)	in the ordinary course of business of the Target Company or the Target Subsidiaries as carried on at Completion; or

(b)	any voluntary act, omission, transaction or arrangement carried out at the request or with the consent of the Buyer before Completion; or

(c)	any change after Completion in the accounting bases, policies, practices or methods applied in preparing any accounts or valuing any assets or liabilities of the Target Company and the Target Subsidiaries compared to those used prior to Completion (other than a change made in order to comply with UK GAAP).

14.	DUTY TO MITIGATE

The Buyer shall (and shall cause the Target Company and each of the Target Subsidiaries to) take all reasonable steps to avoid or mitigate any loss or liability that may give rise to a Claim (other than a Claim under the Tax Covenant).

15.	GENERAL

Nothing in this Agreement has the effect of limiting or restricting any liability of the Seller in respect of a Claim arising as a result of any fraud.

SCHEDULE 8

Tax

Part A - Tax Covenant

0.	DEFINITIONS

0.1	In this Schedule:

“Accounts Relief” means a Relief, the availability of which:

(a)	has been shown as an asset in calculating Completion Working Capital;

(b)	has been taken into account in computing (and reducing) a provision for deferred tax taken into account in calculating Completion Working Capital; or

(c)	has resulted in no provision for deferred tax being taken into account in calculating Completion Working Capital;

“Actual Tax Liability” means a liability of a Target Group Company to make an actual payment of Tax or a payment on account of Tax to a Tax Authority, and includes a liability of that kind which is discharged in whole or in part on or before Completion to the extent that the discharge is not taken into account in calculating Completion Working Capital and shall also include any liability of a Target Group Company to make any payment of or account for income tax under the PAYE system (or any equivalent system in any other jurisdiction) or national insurance contributions (or other social security contributions);

“Buyer’s Tax Group” means the Buyer and each other company which:

(a)	at Completion;

(b)	after Completion; or

(c)	within the six (6) year period ending on the Completion Date,

are or for a Tax purpose are treated as being members of the same group as, or otherwise connected or associated in any way with, the Buyer;

“Buyer’s Relief” means:

(a)	any Accounts Relief;

(b)	any Post-Completion Relief;

(c)	any Relief arising to any member of the Buyer’s Tax Group (other than any Target Group Company);

“Corporation Tax” means UK corporation tax;

“Deemed Tax Liability” means

(a)	the loss of or failure to obtain an Accounts Relief;

(b)	the use or set off of a Buyer’s Relief in circumstances where, but for the use or set off, a Target Group Company would have had an Actual Tax Liability in respect of which the Sellers would have had a liability under this Schedule;

“Event” means a transaction (including Completion of this Agreement), act, event, circumstance, state of affairs or omission, (including any change in the residence of a person for the purposes of any Tax, the death of a person, a failure to take action which would avoid an apportionment or deemed distribution of income regardless of whether the taking of action after Completion could have avoided the apportionment or deemed distribution);

“FA” means Finance Act;

“HMRC” means Her Majesty’s Revenue & Customs;

“Income, Profits or Gains” means income, profits, gains or any other standard or measure for the purposes of any Tax and references to Income, Profits or Gains earned, accrued or received on or before a particular date (including Completion) include Income, Profits or Gains deemed or treated for Tax purposes as earned, accrued or received on or before that date;

“Post-Completion Relief” means a Relief which arises to a Target Group Company:

(a)	as a consequence of an Event occurring (or being treated for Tax purposes as occurring); or

(b)	from Income, Profits or Gains earned, accrued or received,

after Completion;

“Potential Claim” means

(a)	the issue of a notice, demand, assessment, letter or other document by or on behalf of any Tax Authority; or

(b)	the taking of any other action by or on behalf of a Tax Authority (including the imposition, or a document referring to the possible imposition, of a withholding of or on account of Tax); or

(c)	the preparation or submission to a Tax Authority of a required notice, return, assessment, letter or other document by the Buyer, a Target Group Company or another person,

from which it appears that a Tax Liability may be incurred by or may be imposed on a Target Group Company;

“Relief” means:

(a)	a relief, allowance, credit, deduction, exemption or set-off in respect of any Tax or relevant to the computation of any Income, Profits or Gains; or

(b)	a right to repayment of or saving of Tax,

and a reference to the use or set off of a Relief is construed accordingly;

“Seller Associate” means the Sellers and any other person (other than any Target Group Company) which is or for a Tax purpose is treated as being connected or associated in any way with any of the Sellers for any Tax purpose;

“Tax Counsel” means a barrister who is a member of the tax bar;

“Tax Document” means Tax Returns and such claims, elections, surrenders, disclaimers, notices and consents and other documents contemplated by or reflected in or necessary for the preparation of such Tax Returns;

“Tax Liability” means an Actual Tax Liability or a Deemed Tax Liability;

“VAT” means value added tax or equivalent tax in any other jurisdiction;

“VATA” means the Value Added Tax Act 1994.

0.2	References in this schedule to paragraphs are to paragraphs in Part A of this schedule unless otherwise stated.

1.	COVENANT

1.1	Sellers’ covenant to pay Buyer

The Sellers jointly and severally covenant with the Buyer to pay to the Buyer an amount equal to:

(a)	an Actual Tax Liability arising:

(i)	as a consequence of or by reference to any Event which occurs (or is treated for Tax purposes as occurring) on or before Completion (including Completion itself);

(ii)	in respect of or by reference to any Income, Profits or Gains earned, accrued or received on or before Completion; or

(iii)	from the exercise, release, vesting, variation or cancellation after Completion of a right obtained before Completion to acquire shares of a Target Group Company;

(b)	a Deemed Tax Liability;

(c)	any inheritance tax which:

(i)	is a liability of any Target Group Company and arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring);

(ii)	is at Completion a charge on any of the shares or assets of any Target Group Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of any Target Group Company; or

(iii)	after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of any Target Group Company, being a liability in respect of additional inheritance tax payable on the death of any person within seven years after a transfer of value occurring or being deemed to occur on or before Completion, and in determining for the purposes of this paragraph 2.1(c) whether a charge on or power to sell, mortgage or charge any of the shares or assets of any Target Group Company exists at any time, the fact that the inheritance tax is not yet payable, or may be paid by instalments, shall be disregarded, and such inheritance tax shall be treated as becoming due, and a charge or power to sell, mortgage or charge as arising, on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises, and the provisions of section 213 of the Inheritance Tax Act 1984 shall not apply thereto;

(d)	each third party cost reasonably and properly incurred by the Buyer, any Target Group Company or another member of the Buyer’s Tax Group in connection with:

(i)	a Tax Liability of the kind referred to in paragraph 2.1(a), (b) or (c); or

(ii)	a Potential Claim from which it appears to the Buyer, any Target Group Company or another member of the Buyer’s Tax Group that a Tax Liability of the kind referred to in paragraph 2.1(a), (b) or (c) may arise or has arisen; or

(iii)	successfully taking or defending any action under this schedule.

1.2	Amount of Deemed Tax Liability

For the purposes of this schedule, the amount of a Deemed Tax Liability of a Target Group Company is:

(a)	in the case of a loss of or failure to obtain an Accounts Relief:

(i)	where the Accounts Relief is a right to repayment of Tax, the amount of the Relief lost or not obtained;

(ii)	in any other case, the amount of Tax which is payable by the relevant Target Group Company which would not have been payable but for the loss or failure to obtain the Accounts Relief;

(b)	in the case of a use or set off of a Buyer’s Relief, the amount of Tax which would have been payable by a Target Group Company but for the use or set off of the Buyer’s Relief.

2.	LIMITATIONS AND EXCLUSIONS

2.1	In addition to any applicable limitations set out in Schedule 7. The Sellers will not be liable under the covenant contained in paragraph 2.1 or for a breach of the Tax Warranties in respect of a Tax Liability of a Target Group Company (or in respect of any costs relating to the Tax Liability of a Target Group Company):

(a)	to the extent that:

(i)	specific provision or reserve was taken into account in calculating Completion Working Capital in respect of the Tax Liability; or

(ii)	payment or discharge of the Tax Liability was taken into account in calculating Completion Working Capital;

(b)	to the extent that the Tax Liability arises or is increased:

(i)	by a change in legislation (including regulations);

(ii)	the publication of a practice or concession by a Tax Authority;

(iii)	a change in or withdrawal of published practice or concession;

(iv)	a change in the judicial interpretation of the law; or

(v)	an increase in the rates of Tax

in each case taking effect retrospectively and not actually or prospectively in force at the date hereof;

(c)	to the extent that it would not have arisen but for a voluntary act or omission of the Buyer, a member of the Buyer’s Tax Group or the relevant Target Group Company after Completion but only in circumstances where:

(i)	the Buyer, the member of the Buyer’s Tax Group or the relevant Target Group Company knew or ought to have known that the Tax Liability would have arisen as a result of the voluntary act; and

(ii)	where an alternative course of action was available;

and a change in accounting policy required in order to correct a failure by the relevant Target Group Company to comply with any law, rule, regulation, directive or mandatory accounting standard applying to it, and in force, at Completion is not to be regarded as being a voluntary act which the Buyer, the member of the Buyer’s Tax Group or the relevant Target Group Company knew or ought to have known would give rise to a Tax Liability;

(d)	to the extent that the Tax Liability would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of a Target Group Company to comply with a request of the Sellers’ Representative or its duly authorised advisers pursuant to paragraph 6 to:

(i)	to give a valid notice or consent; or

(ii)	to do any other thing

under the provisions of an enactment or regulation relating to Tax after Completion the making, giving or doing of which was taken into account in calculating Completion Working Capital;

(e)	to the extent that the Tax Liability would not have arisen but for the amendment, disregard, withdrawal or disclaimer after Completion of any elections, Reliefs, claims, surrenders or other benefits properly made before Completion, provided that this paragraph 3.1(f) shall not apply where the making of such amendments, disregard, withdrawal or disclaimer is or has been assumed in calculating Completion Working Capital;

(f)	to the extent that a Relief (other than a Buyer’s Relief) is available to the relevant Target Group Company to set against or otherwise mitigate the Tax Liability provided it has not already been taken into account under paragraph 8; or

(g)	to the extent that the Tax Liability would not have arisen or would have been reduced or eliminated but for the failure of the Buyer to comply with its obligations contained in paragraphs 4 or 6;

(h)	to the extent that the Tax Liability arises as a result of a change on or after Completion in any accounting policy or any tax reporting practice of a Target Group Company (including a change in the accounting reference date), or a change in the accounting bases on which a Target Group Company values its assets, other than (in each case) a change made to comply with any law, rule, regulation, directive or accounting standard applying to it, and in force, at Completion;

(i)	to the extent that the Tax Liability would not have arisen but for a winding up, or cessation, or a change in the nature of conduct of the trade or business of a Target Group Company on or after Completion; and

(j)	to the extent that the Tax Liability would not have arisen but for any Target Group Company ceasing after Completion to be a small or medium sized enterprise for the purposes for R&D tax relief given under Part 13 of the Corporation Tax Act 2009.

3.	MANNER OF MAKING AND CONDUCT OF CLAIMS

3.1	If the Buyer or a Target Group Company becomes aware of a Potential Claim which could give rise to a liability for the Sellers under paragraph 2.1 of this Tax Covenant or for breach of any of the Tax Warranties, the Buyer must give written notice to the Sellers’ Representative of the Potential Claim (including reasonably sufficient details of the Potential Claim) as soon as possible (and in any event not more than fifteen (15) days after the Buyer or the relevant Target Group becomes aware of the Potential Claim) and must take (or procure that the Target Group will take) such action as the Sellers’ Representative may reasonably request to avoid, dispute, resist, appeal, compromise or defend the Potential Claim or any matter relating to the Potential Claim.

3.2	The giving of notice within the time period in paragraph 4.1 above is not a pre-condition to liability under paragraph 2.1 of this Tax Covenant or for breach of any of the Tax Warranties.

3.3	The rights of the Sellers’ Representative and the Sellers under paragraph 4.1 (other than the right to receive notice) are subject to the Sellers having indemnified the Target Group Company and any other member of the Buyer’s Tax Group to the Buyer’s reasonable satisfaction against all costs reasonably and properly incurred in connection with any action as is referred to in paragraph 4.1.

3.4	Subject to paragraph 4.5, the Buyer must procure that no matter relating to the Potential Claim referred to in paragraph 4.1 is settled or otherwise compromised without the Sellers’ Representative’s prior written consent, such consent not to be unreasonably withheld.

3.5	If the Sellers’ Representative does not request the Buyer to take, or procure the taking of, any appropriate action within thirty (30) days of notice to the Sellers’ Representative under paragraph 4.1, or does not indemnify the Buyer, the relevant Target Group Company and any other member of the Buyer’s Tax Group as stated in paragraph 4.2, the Buyer will be free to satisfy or settle the relevant Tax Liability on such terms as it may in its absolute discretion think fit.

3.6	The Sellers’ Representative will not be entitled to request the Buyer to take, or procure the taking of, an action which involves an appeal beyond the determination of the Tax Chamber of the First-Tier Tribunal without an opinion from Tax Counsel of suitable skill and capability (or equivalent in any jurisdiction outside the UK) that to make the appeal is a reasonable course of action, having regard to the amounts involved, the likelihood of success and any future increase in the liability to Tax of any Buyer’s Group Company where an amount in respect of the Tax is not recoverable under this schedule.

4.	PAYMENT OF CLAIMS

4.1	Payments by the Sellers of any liability under paragraph 2 must be made in cleared and immediately available funds on the days specified in paragraph 5.2.

4.2	The days referred to in paragraph 5.1 are as follows:

(a)	in the case of an Actual Tax Liability, the day which is the later of 5 Business Days after demand is made for payment by or on behalf of the Buyer, and 3 Business Days before the date on which that Tax becomes due and payable to the relevant Tax Authority;

(b)	in the case of a Deemed Tax Liability, the later of 5 Business Days after demand is made for payment by or on behalf of the Buyer and:

(i)	in the case of the loss of or failure to obtain an Accounts Relief which is a right to repayment of Tax, the day on which the Tax would otherwise have been repaid by the relevant Tax Authority;

(ii)	in the case of the loss of or failure to obtain any other Accounts Relief, 3 Business Days before Tax which would otherwise have been saved becomes due and payable to the relevant Tax Authority;

(iii)	in the case of the use or set-off of a Buyer’s Relief, the day on which the Tax which would have been payable but for the use or set-off is due and payable to the relevant Tax Authority; and

(c)	in any other case, 5 Business Days after the date on which demand is made for payment by or on behalf of the Buyer.

4.3	For the purposes of this paragraph 5, the date on which Corporation Tax does or would become due and payable is

(a)	the date which is in any accounting period of the taxpaying company (the “Taxpayer”) ending on or after 1 July 1999 in which the Taxpayer is a “large company” within the meaning of the Instalment Regulations, the date or dates upon which the Corporation Tax would be provided to be due and payable by Regulations 4 and 5 of the Instalment Regulations on the assumption that the Corporation Tax payable by the Taxpayer is the “total liability” of the Taxpayer for that period within the meaning of the said Regulations 4 and 5; and

(b)	in any other accounting period of the Taxpayer, the date which is nine months following the end of such accounting period.

4.4	For the purposes of this paragraph 5, references to the day on which an amount of Tax which is not Corporation Tax becomes due and payable to the relevant Tax Authority will be the last day on which such Tax may by law be paid without incurring a penalty.

5.	TAX RETURNS AND COMPUTATIONS

5.1	The Sellers or their duly authorised agents will be responsible for, and have the conduct of preparing, submitting to and agreeing with the relevant Tax Authorities all Tax returns and computations of each Target Group Company for all Tax accounting periods of each Target Group Company ending on or before Completion.

5.2	For the purposes of paragraph 6.1:

(a)	all returns, computations, documents and substantive correspondence must be submitted in draft form by the Sellers’ Representative to the Buyer or its duly authorised agents for comment;

(b)	the Buyer or its duly authorised agent must comment within 20 Business Days of such submission but if the Sellers’ Representative has not received any comments within 20 Business Days, the Buyer and its duly authorised agents will be deemed to have approved such draft documents;

(c)	the Sellers must take into account all reasonable comments and suggestions made by the Buyer or its duly authorised agents to the Sellers’ Representative;

(d)	the Sellers and the Buyer must each respectively afford (or procure the affordance) to the other or their duly authorised agents of information and assistance which may reasonably be required to prepare, submit and agree all outstanding Tax returns and computations;

(e)	the Sellers must as soon as practicable deliver to the Buyer and the Buyer must as soon as practicable deliver to the Sellers’ Representative copies of all correspondence sent to or received from any Tax Authority; and

(f)	the Buyer undertakes to procure that any relevant Target Group Company will at the request of the Sellers’ Representative sign and submit to the relevant Tax Authority all documents and returns that the Sellers may reasonably request to give effect to the provisions of paragraph 6 provided that the Buyer will not be obliged to procure that any Target Group Company signs and submits a document which in its reasonable opinion it considers to be wrong, misleading or inaccurate in any material respects.

5.3	The provisions of paragraph 6.1 and 6.2 (other than paragraph 6.2(f)) will apply in respect of the Tax accounting period of any Target Group Company in which Completion falls as if the word “Sellers” or “Sellers’ Representative” reads “Buyer” and the word “Buyer” reads “Sellers” or “Sellers’ Representative” (as applicable) PROVIDED THAT neither the Sellers nor the Sellers’ Representative will have any right to comment on or to receive copies of correspondence in relation to any matter which relates solely to an Event or Events occurring (or treated as occurring) after Completion except where it is relevant to pre-Completion Tax liabilities for which the Sellers would be liable under paragraph 2.1 or the Tax Warranties.

5.4	Except with the Buyer’s written consent, the Sellers shall not, and shall procure that their duly authorised agents do not, prepare or submit any Tax Document (or any similar document relating to the Tax affairs of the Sellers or any company under their control), or withdraw any such item unless the making, giving or withdrawal of it (as the case may be) either is taken into account in calculating Completion Working Capital, or could not have any adverse effect on the Tax Liability of any Target Group Company.

6.	NO WITHHOLDINGS, ETC

6.1	Subject to the provision of this paragraph 7 all sums payable by either party under this Agreement must be paid free of and without any rights of counterclaim or set off, and without deduction or withholding on any ground whatsoever, save only as may be required by law (save in respect of interest under clause 19 of this Agreement). If any such deduction or withholding is required by law the payer must:

(a)	provide such evidence of the relevant withholding as the payee may reasonably require; and

(b)	pay to the payee the amount that will ensure that, after the deduction or withholding has been made, the payee will have received a sum equal to the amount that the payee would otherwise have received in the absence of the deduction or withholding.

6.2	To the extent that the deduction or withholding in respect of which an additional amount has been paid under paragraph 7.1 results in the payee obtaining a Relief, the payee must pay to the payer, within 10 Business Days of the use or set off of the Relief, an amount equal to the lesser of the Tax saved as a result of the use or set off and the additional sum paid under paragraph 7.1 provided that the payee will not be obliged to pay to the payer an amount in excess of the amount which will leave it (after that payment) in the same after Tax position as it would have been in had there been no payment under this Agreement in respect of which the deduction or withholding arose.

6.3	If any sum payable by the Sellers to the Buyer under paragraph 2.1 or paragraph 9.2 or by the Buyer to the Sellers under paragraph 9.1 is chargeable to Tax the payer will be obliged to pay to the payees an additional amount (the “additional payment”) as will ensure that, after the payment of the Tax so charged on the original payment and any Tax chargeable on the additional payment, there will remain a net sum equal to the amount of the original payment, the additional payment to be paid 3 Business Days after the Buyer has served notice that Tax on the original payment has become due and payable, or would have become due and payable but for the availability of a Buyer’s Relief (or in the case of a payment by the Buyer to the Sellers under paragraph 9.1 within 3 Business Days after the Sellers have served notice that Tax on the original payment has become due and payable, or would have become due and payable but for the availability of a Relief available to the Sellers).

6.4	To the extent that, the Buyer assigns the benefit of this Agreement and the deduction or withholding would not have arisen but for such assignment, the provisions of paragraphs 7.1, 7.2 and (as relevant to a payment by the Sellers) 7.3 above shall not apply.

7.	CORRESPONDING SAVINGS AND THIRD PARTY RECOVERY

7.1	If any Tax Liability which has resulted in a payment having been made by the Sellers under this Tax Covenant or for breach of any of the Tax Warranties has given rise to a Relief (other than a Buyer’s Relief) which would not otherwise have arisen, then:

(a)	the Buyer must procure that full details of the Relief are given to the Sellers’ Representative as soon as reasonably practicable; and

(b)	to the extent that a liability to make an actual payment of Tax is reduced as a result of the use or set off of the Relief the Buyer must pay to the Sellers on the date when the Buyer or any relevant Target Group Company would have been under an obligation to make the reduced payment of Tax an amount equal to the lower of:

(i)	the amount by which the liability is reduced, and

(ii)	the amount of the payment previously made by the Sellers in respect of the Tax Liability giving rise to the Relief

7.2

If the Sellers at any time pay to the Buyer an amount under this Tax Covenant or for breach of the Tax Warranties and the Buyer or any Target Group Company or any other member of the Buyer’s Tax Group is or becomes entitled to recover from some other person (other than a member of the Buyer’s Tax Group but including a Tax Authority) any sum in respect of the matter giving rise to the payment (other than by reason of the use or set off of a Buyer’s Relief), the Buyer, if so required by the Sellers, will (and will procure that the relevant Target Group Company or member of the Buyer’s Tax Group will), at the cost of the Sellers and upon the Sellers providing an indemnity to the reasonable satisfaction of the Buyer against all costs, losses or damages which may thereby be incurred, take all reasonable steps to enforce the recovery (provided that neither the relevant Target Group Company nor the Buyer nor the relevant member of the Buyer’s Tax Group will be obliged to take any action which it reasonably considers to be materially prejudicial to its commercial interests), and the Buyer must within ten Business Days of the recovery, pay to the Sellers the lesser of:

(a)	the sum recovered by the Buyer or the Target Group Company or the member of the Buyer’s Tax Group (as applicable) from the other person (including sums recovered in respect of costs and any interest or repayment supplement received in respect of the sum recovered (to the extent that the interest or repayment supplement relates to the period since the payment by the Sellers to the Buyer), but less any costs of recovery not previously reimbursed and less any Tax chargeable on the sum recovered); and

(b)	the amount paid by the Sellers to the Buyer as referred to above plus any interest or repayment supplement received in respect of the sum recovered to the extent that the interest or repayment supplement is attributable to any period following the payment by the Sellers to the Buyer as referred to above, less any Tax chargeable thereon.

8.	SECONDARY LIABILITIES

8.1	The Buyer covenants with the Sellers to pay to the Sellers an amount equivalent to any Tax or any amount on account of Tax which any Seller Associate is required to pay to a Tax Authority as a result of a failure by any Target Group Company, or any other member of the Buyer’s Tax Group, to discharge that Tax.

8.2	The Sellers covenant with the Buyer to pay to the Buyer an amount equivalent to any Tax or any amount on account of Tax which any Target Group Company, or any other member of the Buyer’s Tax Group is required to pay to a Tax Authority as a result of a failure by any Seller Associate to discharge that Tax where that Tax was primarily chargeable against any Seller Associate.

8.3	The covenants contained in paragraphs 9.1 and 9.2 will:

(a)	extend to any costs reasonably and properly incurred in connection with such Tax or a successful claim under paragraph 9.1 or 9.2, as the case may be;

(b)	(in the case of paragraph 9.1) not apply to Tax to the extent that the Buyer could claim payment in respect of it under paragraph 2 or for breach of the Tax Warranties (or would have been able to claim but for the provisions of Schedule 7 to this Agreement) or paragraph 3.1(a) (time limit), except to the extent a payment has been made pursuant to paragraph 2 and the Tax to which it relates was not paid by the relevant Target Group Company or any person on its behalf; and

(c)	not apply to Tax to the extent it has been recovered under any relevant statutory provision (and the Buyer or the Sellers, as the case may be, must procure that no such recovery is sought to the extent that payment is made hereunder).

8.4	Paragraphs 4 and 5 (conduct of claims and due date for payment) will apply to the covenants contained in paragraphs 9.1 and 9.2 as they apply to the covenants contained in paragraph 2.1, replacing references to the “Sellers” by the “Buyer” (and the other way round) where appropriate, and making any other necessary modifications.

Part B - Tax Warranties

1.	GENERAL

1.1	The Accounts of each Target Group Company make full provision or reserve within generally accepted accounting principles in respect of any period ended on or before the Balance Sheet Date for all Tax assessed or liable to be assessed on any Target Group Company or for which it is accountable at the Balance Sheet Date whether or not the Target Group Company has or may have any right of reimbursement against any other person and proper provision has been made and shown in the Accounts of each Target Group Company for deferred taxation in accordance with generally accepted accounting principles.

1.2	Since the Balance Sheet Date, no Target Group Company has been involved in any transaction which has given or may give rise to a liability to Tax on any Target Group Company (or would have given or might give rise to such a liability but for the availability of any Relief) other than Tax in respect of normal trading income or receipts of the Target Group concerned arising from transactions entered into by it in the ordinary course of business.

1.3	Each Target Group Company has paid all Tax which it has become liable to pay and is not; and has not in the four years ending on the date of this Agreement been, liable to pay a penalty, surcharge, fine or interest in connection with Tax; and, so far as the Warrantors are aware, there are no circumstances by reason of which any Target Group Company may become liable to pay any penalty, surcharge, fine or interest in connection with Tax.

1.4	Each Target Group Company has deducted or withheld all Tax which it has been obliged by law to deduct or withhold from amounts paid by it and has properly accounted to the relevant Tax Authority for all amounts of Tax so deducted or withheld.

1.5	Each Target Group Company has in its possession or power all records and information which it needs to determine its liabilities to Tax, including liabilities which may arise on the disposal or deemed disposal of any of its assets in the future.

1.6

(a)	Each Target Group Company has within applicable time limits made all returns, provided all information, given all notices and maintained all records in relation to Tax as it is required to make, provide, give or maintain;

(b)	so far as the Warrantors are aware, all the returns, information and notices are correct and accurate in all material respects, and are not the subject of any dispute; and

(c)	each Target Group has fully complied on a timely basis with all notices served on it and any other requirements lawfully made of it by any Tax Authority.

1.7	The Disclosure Letter contains details of all special arrangements (that is, an arrangement which is not based on a strict application of all relevant Tax legislation, published extra statutory concessions and published statements of practice) in relation to the affairs of any Target Group Company.

1.8	No Target Group Company is involved in a dispute in relation to Tax with a Tax Authority and, so far as the Warrantors are aware, no Tax Authority has investigated or in the last three years indicated that it intends to investigate the Tax affairs of any Target Group Company other than under the normal tax audit procedures of the relevant Tax Authority and there are no facts which might cause such an investigation to be instituted.

2.	ARM’S LENGTH DEALINGS

No Target Group Company is or has been a party to or otherwise involved in any transaction, agreement or arrangement:

(a)	otherwise than by way of a bargain at arm’s length;

(b)	under which, so far as the Warrantors are aware, it has been or is or may be required to make any payment for any goods, services or facilities provided to it which is in excess of the market value of such goods, services or facilities;

(c)	under which, so far as the Warrantors are aware, it has been, or is or may be required to provide goods, services or facilities for a consideration which is less than the market value of such goods, services or facilities; or

(d)	so far as the Warrantors are aware, in consequence of which it is or might be assumed for Tax purposes to have received or paid for any goods, services or facilities an amount which differs from that actually received or paid, and no notice or enquiry has been made by any Tax Authority in connection with any such transaction, agreement or arrangement.

3.	VALUE ADDED TAX

3.1	Each Target Group Company is registered for VAT purpose and the Disclosure Letter contains full details of such registration.

3.2	No Target Group Company is, or has been in the last six years, a member of a group of companies for VAT purposes.

3.3	Each Target Group Company:

(a)	makes no supplies other than taxable supplies for the purposes of VAT;

(b)	obtains credit for all input tax paid or suffered by it;

(c)	is not the grantor or grantee of any interest in land in respect of which an election has been made to waive exemption from VAT; and

(d)	has no interest in any capital items in respect of which it is or may be subject to any restrictions or adjustment of the amount of input credit available to it for the purposes of VAT.

3.4	No Target Group Company has, or has agreed to, become an agent, manager or factor of, or fiscal representative of or for, any person not resident in its jurisdiction for the purpose of the relevant VAT legislation.

4.	STAMP DUTY, STAMP DUTY RESERVE TAX AND STAMP DUTY LAND TAX

4.1	All documents, which are necessary:

(a)	to establish the title of any Target Group Company to any asset; or

(b)	to enforce any rights and in respect of which any stamp duty or other similar tax is payable (whether as a condition to the validity, registrability or otherwise)

have been duly stamped

4.2	No document of the kind referred to in paragraph 4.1(a) or (b) which is outside the United Kingdom would attract stamp duty if it were brought into the United Kingdom.

4.3	Each Target Group Company has duly paid all stamp duty reserve tax to which it is liable.

4.4	Each Target Group Company has duly filed all land transaction returns required to be filed with any Tax Authority and has paid all stamp duty land tax to which it is or may be liable.

5.	TAX CLEARANCES

The Disclosure Letter contains details of all transactions, schemes or arrangements in respect of which each Target Group Company has been a party or has otherwise been involved in respect of which a statutory clearance application was made, together with copies of all relevant applications for clearances and copies of all clearances obtained pursuant thereto, all such clearances having been obtained on the basis of full and accurate disclosure of all material facts and considerations relating thereto, and all such transactions, schemes or arrangements have been implemented strictly in accordance with the terms of such clearances.

6.	SECONDARY LIABILITY

6.1	No Event has occurred (including without limitation the execution or implementation of this agreement) in consequence of which any Target Group Company is or may be held liable for Tax or may otherwise be held liable for or to indemnify any person in respect of any Tax which is primarily or directly chargeable against or attributable to any person other than a Target Group Company.

6.2	No Event has occurred which has resulted or could result in any charge, lien, security interest, encumbrance or other third party right arising over any Target Group Company’s asset in respect of unpaid Tax.

7.	RESIDENCE

7.1	No Target Group Company is liable to Tax in a jurisdiction other than the jurisdiction in which it is incorporated.

7.2	No Target Group Company has or has ever had a permanent establishment in a jurisdiction other than the jurisdiction of incorporation.

7.3	No Target Group Company is an agent or permanent establishment of another company, person, business, or enterprise for the purpose of assessing the company, person, business or enterprise to Tax in the country of residence of the first company.

8.	TAX SHARING

No Target Group Company is bound by or party to any Tax indemnity, Tax sharing or Tax allocation agreement in respect of which claims against the Target Group Company would not be time barred.

9.	GROUPS

9.1	No Target Group Company is or has ever been a member of:

(a)	a group of companies;

(b)	a fiscal consolidation; or

(c)	a fiscal unity,

for the purposes of any corporate income Tax.

10.	EMPLOYEE TAX AND PAYE

10.1	Each Target Group Company has properly operated the PAYE system (or any equivalent system in any other jurisdiction) and has accounted to the relevant Tax Authority for all Tax so deducted and all Tax chargeable on benefits provided to employees and all returns required by law have been punctually made and are accurate and complete in all material respects.

10.2	No Target Group Company has paid or agreed to pay any remuneration (including bonuses) or other emoluments or provided any benefit to any director, other officer or employee other than payments that were or will be allowable in computing profits for the purposes of any corporate income Tax.

10.3	Since the Balance Sheet Date, no Target Group Company has made any ex gratia payments to a director or employee or to a former director or employee.

SCHEDULE 9

Persons comprising Warrantors’ knowledge

Andy McKemey, Neil Morrison, Martha Koukidou, Neil Naish and Lorraine Tomlinson

SCHEDULE 10

Restricted Employees

Hadyn Parry, Simon Warner, Bill Fleming, Camilla Beech, Glen Slade, Andy McKemey, Kelly Matzen, Neil Morrison,

Martha Koukidou, Neil Naish, Lorraine Tomlinson, Claudio Fernandes, Guillerme Trevelato and Karla Tepidoothers

SCHEDULE 11

Deferred Stock Consideration

1.	DEFINITIONS

For the purpose of this Schedule 11:

“determined” means judgment having been given by a court of competent jurisdiction; and

“agreed” means agreed between the Buyer and the Sellers’ Representative whether between themselves or as a result of any arbitration or process.

2.	PAYMENT OF THE DEFERRED STOCK CONSIDERATION

The Buyer shall, on the Release Date, satisfy its obligations under Clause 3.2(c) by:

(a)	the Guarantor issuing the Deferred Stock Consideration to the Sellers and the Come Along Shareholders, other than the Excluded Shareholders; and

(b)	in respect of the Excluded Shareholders, paying to the Company for it to distribute to each Excluded Shareholder, the aggregate Deferred Cash Alternative.

The Deferred Stock Consideration shall be 514,579 shares of Common Stock subject to adjustment pursuant to the terms of this Schedule.

3.	ADJUSTMENT OF THE DEFERRED STOCK CONSIDERATION

The number of shares of Common Stock comprising the Deferred Stock Consideration shall be reduced if, before the Release Date, any Claim is determined or agreed in favour of the Buyer.

In the event that a Claim under a General Warranty or a Tax Claim is so determined or agreed, the Deferred Stock Consideration shall be reduced by a number of shares equal to the determined or agreed amount of that Claim divided by $58.30.

In the event that a Claim for a Title Warranty is so determined or agreed, without prejudice to paragraph 2.1(c) of Schedule 7, the liability of the Seller in respect of such Claim shall be set off against that Seller’s Deferred Stock Consideration as set out in Column 7 of Schedule 1.

4.	ALLOCATION BETWEEN THE SELLERS

Save as provided in paragraph 3 above in respect of Claims against a Title Warranty, any reduction of the Deferred Stock Consideration pursuant to this Schedule 11 shall be allocated between the Sellers and the Come Along Shareholders by reference to the percentages shown in column 4 of Part A and Part B of Schedule 1.

5.	CLAIMS MADE BUT NOT DETERMINED OR AGREED BEFORE THE RELEASE DATE

In the event that a Claim has been notified by the Buyer before the Release Date but has not been agreed or determined by the Release Date (an “Outstanding Claim”), then no later than two Business Days prior to the Release Date:

(a)	the Buyer shall deliver to the Sellers’ Representative a written notice setting out the Buyer’s reasonable estimate of the value of such Outstanding Claim (the “Claim Notice”) supported by a statement from Queen’s Counsel in England and Wales (experienced in commercial law) confirming that in his opinion there are reasonable grounds for the Outstanding Claim and the estimate of the value thereof represents a genuine pre-estimate by the Buyer of the Sellers’ liability in respect of the Outstanding Claim, provided however that if the Outstanding Claim is based on a claim made against the Buyer or any member of the Target Group by any third party such opinion shall not be required to opine upon the reasonableness of the third party’s claim; and

(b)	provided that the Buyer has complied with its obligations in paragraph 1(a) above, the Buyer shall be entitled to delay issue of a proportion of the Deferred Stock Consideration until such Outstanding Claim has been agreed or determined. The number of shares of Common Stock the issue of which the Buyer shall be entitled to delay shall be equal to the amount of the estimate of such Outstanding Claim divided by $58.30.

SCHEDULE 12

Completion Statement and Completion Working Capital

Part A - General

1.	DEFINITIONS

In this Schedule the following definitions apply:

“Buyer’s Accountants” means PWC or such other accountant as the Buyer may nominate for the purpose of this Schedule 12;

“Dispute Notice” has the meaning given in paragraph 3.4;

“Expert” has the meaning given in paragraph 4;

“Sellers’ Accountants” means Ernst & Young LLP, 1 More London Place, London SE12AF, United Kingdom; and

“UK GAAP” means all Financial Reporting Standards, Statements of Standard Accounting Practice and UITF Abstracts issued by the Accounting Standards Board and mandatory for adoption as at the Completion Date.

2.	BASIS OF PREPARATION OF THE COMPLETION STATEMENT

2.1	The Completion Statement will be in the form set out in Part B of this Schedule and shall be drawn up on a consolidated basis for all Target Group Companies.

2.2	The Completion Statement will be drawn up in accordance with the bases that appear, and in the order shown below:

(a)	the specific accounting policies set out in part C of this Schedule; and

(b)	to the extent not covered by paragraph 2.2(a), on a basis consistent with and using the same accounting principles, policies, practices, evaluation rules and procedures, categorisations, methods and bases adopted by the Target Group in the preparation of the Accounts including in relation to the exercise of accounting discretion and judgement.

(c)	to the extent not covered by paragraphs 2.2(a) and/or 2.2(b), in accordance with UK GAAP.

2.3	The Completion Statement will specify the Working Capital and the Net Cash.

3.	PREPARATION OF THE COMPLETION STATEMENT

3.1	The Buyer shall prepare, or shall procure the preparation of, a draft Completion Statement and shall deliver it (in accordance with Clause 17 (Notices)) to the Sellers’ Representative and the Sellers’ Accountants within 60 days of the Completion Date.

3.2	The Sellers shall procure that the Buyer and/or the Buyer’s Accountants are given such assistance and access to information as may be reasonably requested by the Buyer and/or the Buyer’s Accountants for the purposes of preparing the draft Completion Statement within the period referred to in paragraph 3.1.

3.3	The Sellers, acting through the Sellers’ Representative, will have 20 Business Days (starting on the first Business Day after delivery of the draft Completion Statement (“Objection Period”), to agree or dispute the draft Completion Statement. If the Sellers’ Representative disputes the draft Completion Statement they shall, within the Objection Period, serve on the Buyer a notice to that effect setting out, in reasonable detail to the extent reasonably possible, each area in dispute, the reasons why the treatment does not comply with the requirements of this Agreement, and quantifying, where possible, the adjustments that they consider should be made (“Dispute Notice”).

3.4	The Buyer shall procure that the Sellers’ Representative and/or the Sellers’ Accountants are given such assistance and access to information as may be reasonably requested by the Sellers’ Representative and/or the Sellers’ Accountants for the purposes of determining, within the Objection Period, whether the draft Completion Statement has been properly prepared. Such assistance and access shall include to the underlying accounting records, documents, working papers and supporting schedules together with employees and directors of the Target Group.

3.5	If the Sellers’ Representative has not delivered a Dispute Notice to the Buyer during the Objection Period or if, before expiry of the Objection Period, the Sellers serve written notice on the Buyer that they agree the draft Completion Statement (an “Acceptance Notice”), the draft Completion Statement will be final and binding on the Buyer and the Sellers on the earlier of:

(a)	the expiry of the Objection Period; or

(b)	the date of delivery of the Acceptance Notice.

3.6	The costs of preparing the Completion Statement will be borne by the Buyer, and the Sellers will bear the costs of their review of it. Unless otherwise directed by the Expert under paragraph 4, each party will bear all other costs incurred by them in connection with this Schedule.

3.7	If the Sellers’ Representative serves a Dispute Notice, the Buyer and the Sellers’ Representative shall use their reasonable endeavours in conjunction with the Buyer’s Accountants and the Sellers’ Accountants to reach agreement as to the matter or matters in dispute within 20 Business Days of the date of delivery of such Dispute Notice (“Resolution Period”). All items other than those included in the Dispute Notice will be deemed to be agreed.

3.8	If, before the expiry of the Resolution Period, agreement is reached between the Buyer and the Sellers’ Representative as to all matters in dispute, the Buyer shall, within 5 Business Days of such agreement being reached, deliver or procure the delivery (in either case in accordance with Clause 17 (Notices)) to the Sellers’ Representative of a revised Completion Statement incorporating such adjustments as have been agreed. The revised Completion Statement will be final and binding on the Buyer and the Sellers from the date of its delivery to the Sellers’ Representative.

4.	REFERENCE TO EXPERT

4.1	The Expert is a person appointed in accordance with this paragraph 4 to resolve a dispute arising under paragraph 3.

4.2	In respect of any matters included in the Dispute Notice on which no agreement is reached within the Resolution Period, such matters will be referred, on the application of either the Buyer or the Sellers’ Representative to the Expert for determination.

4.3	The Buyer and the Sellers’ Representative will agree on the appointment of an independent expert to act as the Expert.

4.4	If the Buyer and the Sellers’ Representative are unable to agree on an Expert within 5 Business Days of either of them serving details of a suggested expert on the other, either the Buyer or the Sellers’ Representative may request the president for the time being of the Institute of Chartered Accountants in England and Wales to appoint an accountant of repute and with relevant experience as the Expert.

4.5	The Buyer and the Sellers’ Representative shall co-operate with each other and shall take all reasonable action as is necessary to ensure that the terms of appointment of the Expert will enable the Expert to give effect to and act in accordance with the provisions of this paragraph 4.

4.6	The Buyer and the Sellers’ Representative are each entitled to make one written submission to the Expert and to reply once in writing to the other party’s submission and shall provide (or procure that others provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of reaching a decision.

4.7	The Expert will prepare a written reasoned decision and give notice (including a copy) of the decision to the Buyer and the Sellers’ Representative within a maximum of 4 months of the matter being referred to him (or such other period as the Buyer and the Sellers may agree in writing with the Expert).

4.8	Within 5 Business Days of the Expert’s decision, the Buyer shall deliver or procure the delivery (in either case in accordance with Clause 17 (Notices)) to the Sellers’ Representative of a revised Completion Statement incorporating such adjustments as have been determined by the Expert. The revised Completion Statement will be final and binding on the Buyer and the Sellers from the date of its delivery to the Sellers’ Representative.

4.9	If the Expert is unable for whatever reason to act, or does not deliver the decision within the time required by paragraph 4.6 the Buyer and the Sellers’ Representative will ensure that a replacement expert is appointed in accordance with the provisions of paragraph 4.4.

4.10	All matters under this paragraph 4 will be conducted, and the Expert’s decision will be written, in the English language.

4.11	To the extent not provided for by this paragraph 4, the Expert may, in his reasonable discretion, determine such other procedures to assist with the conduct of the determination as he considers just or appropriate, including (to the extent he considers necessary) instructing professional advisers to assist him in reaching his determination.

4.12	The Buyer and the Sellers’ Representative shall, with reasonable promptness, supply all information and provide access to all documentation and personnel as each other may reasonably require to make a submission under this paragraph 4.

4.13	The Buyer and the Sellers’ Representative will promptly take all such reasonable action which is necessary to give to give effect to the terms of this paragraph 4.

4.14	The Expert will act as an expert and not as an arbitrator. The Expert will determine any dispute arising in connection the provisions of paragraph 3, his jurisdiction to determine the matters and issues referred to him or his terms of reference. The Expert’s written decision on the matters referred to him will be final and binding in the absence of manifest error (in which case the Expert’s written decision will be returned to the Expert for correction) or fraud.

4.15	The Buyer and the Sellers will bear their own costs in relation to the Expert. The Expert’s fees and any costs properly incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Expert) will be borne equally by the Buyer on the one hand, and the Sellers on the other, or in such other proportions as the Expert directs.

Part B - Format of Completion Statement

	Column 1	Column 2	Column 3	Column 4
Item	Full balance sheet £‘000	Working Capital £‘000	Net Cash £‘000	Other £‘000
Fixed Assets
Tangible fixed assets	X			X
Intangible fixed assets	X			X
Current Assets
Inventories	X	X
Trade debtors	X	X
Prepayments and other debtors	X	X
Cash at bank and in hand	X		X
Creditors due within one year
Trade creditors	(X)	(X)
Accruals	(X)	(X)
Taxation and other creditors	(X)	(X)
Bank loans and overdraft	(X)		(X)
Creditors due after more than one year
Provisions for liabilities and charges	(X)			(X)
Bank loans	(X)		(X)
Net Assets	X
Working Capital		X
Net Cash			X

Part C - Specific Accounting Policies

1.	GENERAL

1.1	No account will be taken of any actual or proposed change by a Target Group Company in the conduct of its business on or after the Completion Date or any act or omission of a Target Group Company after Completion.

1.2	The Completion Statement shall be prepared on the basis that the Target Group is a going concern and shall exclude the effect of change of control or ownership of the Target Group and will not take into account the effects of any post-Completion reorganisations or the post-Completion intentions or obligations of the Buyer.

1.3	No amounts in relation to those line items included under the heading “Other” in Part B of this Schedule will be included in Net Debt or Working Capital in the Completion Statement.

1.4	The Completion Statement shall be prepared using the information extracted from the accounting records of the Target Group.

1.5	The provisions of this Schedule shall be interpreted so as to avoid double counting (whether positive or negative) of any item to be included in the Completion Statement.

1.6	No provision or reserve will be made or increased by reason of any change in, or the coming into force of, any law, regulation or directive of any government, governmental department or agency or regulatory body (including but not limited to extra statutory concessions of any Taxation Authority) or change in rates of Taxation after the Completion Date.

2.	LIABILITIES

2.1	Post balance sheet events

The Completion Statement shall be drawn up as at the Effective Time. No account shall be taken of events taking place after the Effective Time other than in respect to i) any cash receipts received after the Effective Time in respect to the exercise of share options and warrants; and ii) the conversion of debt to equity at Completion and regard shall only be had to information available to the parties to this Agreement up to the date of the end of the Objection Period.

3.	ASSETS

3.1	Cash receivable

Prepayments and other debtors shall include any cash receivable by any member of the Target Group after the Effective Date in respect to the exercise of share options and share warrants at Completion.

SCHEDULE 13

Buyer’s Warranties

1.	ENFORCEABILITY OF TRANSACTION DOCUMENTS

1.1	Capacity and authority

The Buyer:

(a)	has the right, power and authority, and has taken all action necessary, to enter into and perform its obligations under each Transaction Document to be entered into by it on or after the Signing Date; and

(b)	has taken all necessary corporate or other action to authorise the execution of, and performance by it of its obligations under each Transaction Document.

1.2	Binding obligation

(a)	Each Transaction Document entered into by the Buyer on the Signing Date constitutes obligations binding on the Buyer.

(b)	Each Transaction Document to be entered into by the Buyer after the Signing Date will, after its execution (and in the case of a deed, its delivery) constitute obligations binding on the Buyer.

(c)	No vote or other action of the stockholders of the Buyer is required by applicable law, the Buyer’s certificate of incorporation or bylaws, or otherwise in order for the Buyer to consummate the transactions contemplated hereby.

1.3	Organisation, Good standing

The Buyer is a company duly incorporated, validly existing and in corporate good standing under the laws of England and Wales. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is currently engaged and to own and use the properties owned and used by it, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification or licensure is required by law except where the failure to be so qualified or licensed would have a Buyer Material Adverse Change. The Buyer is not in default under or in violation of any provision of its articles of association.

The Guarantor is a corporation duly organised, validly existing and in corporate good standing under the laws of the State of Virginia. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is currently engaged and to own and use the properties owned and used by it, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification or licensure is required by law except where the failure to be so qualified or licensed would have a Buyer Material Adverse Change. The Buyer has furnished to the Company complete and accurate copies of its certificate of incorporation and by-laws. The Buyer is not in default under or in violation of any provision of its certificate of incorporation or by-laws.

1.4	Consents

No consent, notice, waiver, approval, order or authorisation of, or registration, declaration or filing with, any governmental agency or other authority, is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement and any Transaction Documents to which the Buyer is a party or the consummation of the Transaction and thereby, except for such consents, waivers, approvals, orders, authorisations, registrations, declarations and filings as may be required under applicable securities laws.

1.5	No breach or conflict

The execution and delivery of, and the performance by the Buyer of its obligations under the relevant Transaction Documents will not conflict with or result in any violation of or constitute a default under (with or without notice of lapse of time, or both) of:

(a)	any provision of its articles of association each as amended to date and in full force and effect on the date hereof;

(b)	any instrument to which it is a party or by which it is bound and which is material in the context of the Transaction;

(c)	any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound or submits;

(d)	assuming compliance with the matters referred to in paragraph 1.4, any material laws applicable to the Buyer or any of its properties (whether tangible or intangible) or assets, or

(e)	any “material contract” (within the meaning of Item 601(k) of Regulation S-K under the Securities Act and the Exchange Act) filed by the Buyer with the SEC, and which, in the case, would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the ability of Buyer (and any relevant member of the Buyer Group) to perform its obligations under this Agreement or any other document (including the other Transaction Documents) which give, or will give, effect to this Agreement.

1.6	Litigation

There are no:

(a)	outstanding judgments, orders, injunctions or decrees of any governmental or regulatory body or arbitration tribunal against or affecting any member of the Buyer’s Group;

(b)	lawsuits, actions or proceedings pending or, to the knowledge of the Buyer, threatened against or affecting any member of the Buyer’s Group; or

(c)	investigations by any governmental or regulatory body which are pending or threatened against any member of the Buyer’s Group;

and which, in each case, (A) have or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the ability of the Buyer (and any relevant member of the Buyer’s Group) to execute and deliver, or perform its obligations under, this Agreement or any other document (including the other Transaction Documents) which give, or will give, effect to this Agreement or (B) are material to Guarantor and are not disclosed in any report, schedule, form, statement or other document filed with the SEC by Guarantor.

1.7	Winding up, insolvency, etc

No resolution has been passed in relation to the Buyer, and, so far as the Buyer is aware, no:

(a)	other step has been taken in relation to the Buyer; or

(b)	legal proceedings have been started, or threatened, against the Buyer,

for its winding-up or dissolution, or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer over any or all of its assets.

1.8	Cash resources

The Buyer has (and at Completion will have) immediately available on an unconditional basis (subject only to Completion) the necessary cash resources to meet its obligations under the Transaction Documents.

1.9	Brokerage

The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

1.10	Consideration Shares

The shares comprising the Initial Stock Consideration and Deferred Stock Consideration have been duly authorised, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and non-assessable. There are no statutory or contractual stockholders’ pre-emptive rights with respect to the issuance thereof.

1.11	Guarantor SEC Filings

(a)	The Guarantor has filed all registration statements, forms, reports and other documents required to be filed by the Guarantor with the SEC and copies of all registration statements, forms, reports and other documents filed by the Guarantor with the SEC since such date are publicly available on the SEC’s EDGAR system. All such registration statements, forms, reports and other documents are referred to herein as the “Guarantor SEC Documents.” The Guarantor SEC Documents (A) were filed on a timely basis, (B) at the time filed, were prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Guarantor SEC Documents.

(b)	As of the date hereof, the Guarantor is (A) eligible to register secondary offerings of securities, including the resale of the shares comprising the Initial Stock Consideration and Deferred Stock Consideration, on a registration statement on Form S-3 under the Securities Act and (B) a “well known seasoned issuer” under the Securities Act and the rules and regulations promulgated thereunder.

(c)	The Guarantor has on file with the SEC an “automatic shelf registration statement” on Form S-3 (file number 333-198598) (the “Shelf Registration Statement”). At (i) the time the Shelf Registration Statement initially became effective, and (ii) the time of each amendment thereto (whether by post-effective amendment, incorporated report or form of prospectus), the Stockholder Registration Statement complied in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Shelf Registration Statement is effective.

(d)	No stop order of the SEC preventing or suspending the use of any statutory prospectus or any prospectus supplement, or the effectiveness of the Shelf Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to Purchaser’s knowledge, are contemplated by the SEC.

SCHEDULE 14

Confirmation

(a)	The Seller is aware of Guarantor’s business affairs and financial condition and has acquired information about Guarantor that it deems sufficient to reach an informed and knowledgeable decision to acquire the Stock Consideration. The Seller is acquiring the Stock Consideration for such Seller’s own account, not as a nominee or agent, for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act, and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b)	The Seller is (i) an “accredited investor” within the meaning of Regulation D promulgated by the SEC pursuant to the Securities Act (a “Regulation D Investor”), and/or (ii) not a U.S. Person as defined in Regulation S promulgated under the Securities Act (a “Regulation S Investor”). If the Seller is a Regulation D Investor, such Seller also represents that: (a) such Seller can afford to bear the economic risk of holding the Stock Consideration for an indefinite period and can afford to suffer the complete loss of such Seller’s investment in the Stock Consideration; and (b) such Seller’s knowledge and experience in financial and business matters is such that such Seller is capable of evaluating the risks of the investment in the Stock Consideration. If the Seller is a Regulation S Investor, such Seller also represents that: (1) it was not organized under the laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act, (2) on the date hereof, the Regulation S Investor is outside the United States, (3) the Seller is not acquiring the Stock Consideration for the account or benefit of any U.S. Person, (4) it will not, during the one-year period (or six-month period if the Guarantor is a “reporting issuer” as defined in Rule 902(i) of Regulation S for such period) starting on the date of such Seller’s acquisition and receipt of the Stock Consideration, offer or sell any of the Stock Consideration (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person other than in accordance with Regulation S or pursuant to an effective registration statement under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable Legal Requirements, (5) it will, after the expiration of such one-year period (or six-month period if the Guarantor is a “reporting issuer” as defined in Rule 902(i) of Regulation S for such period), offer, sell, pledge or otherwise transfer the Stock Consideration (or create or maintain any derivative position equivalent thereto) only pursuant to an effective registration statement under the Securities Act or any available exemption therefrom and, in any case, in accordance with applicable Legal Requirements and (6) that the offer and issuance of the Stock Consideration to such Seller was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) have been made by such Seller in the United States, and such Seller is not acquiring the Stock Consideration for the account or benefit of any U.S. Person.

(c)	The Seller understands that the Stock Consideration has not been registered under the Securities Act and the shares of Stock Consideration are being issued in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

(d)	The Seller understands that the Stock Consideration are “restricted securities” under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. In this regard, such Seller is aware of the provisions of Rule 144, promulgated under the Securities Act, which in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof (or from an Affiliate of such issuer), in a non public offering subject to the satisfaction of certain conditions.

(e)	The Seller acknowledges that at no time was such Seller presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Stock Consideration.

(f)	None of the warranties and confirmations set forth in this Schedule 14 shall in any way limit or modify any Buyer’s Warranty or the right of the Seller to rely thereon.

SCHEDULE 15

Further conditions relating to the Stock Consideration

1.	Restrictions on Transfer

Any transfer of shares of Stock Consideration must (i) comply with all applicable securities laws (and Guarantor may require that the holder of Stock Consideration provide a reasonably satisfactory opinion of counsel to this effect) and (ii) comply with any covenants or restrictions on transfer of the Stock Consideration that may be undertaken by the holder thereof from time to time.

2.	Certain Transfers Void

Any transfer of the shares of Stock Consideration shall be void unless the provisions of this Agreement are satisfied. Guarantor may issue appropriate “stop-transfer” instructions to its transfer agent. If any securities are sold or otherwise transferred in violation of the provisions of this Agreement, Guarantor will not be required (i) to transfer on the books maintained by its transfer agent such transferred securities or (ii) to treat the Seller or any transferee of such securities as owner of such securities, or to accord such Seller or any transferee of the securities the right to vote or receive dividends.

3.	Legends

The book entry notations representing the shares of Stock Consideration shall bear the following legends, as applicable, (as well as any other legends required hereunder or by applicable corporate and securities laws):

(1) THE SHARES TO WHICH THIS LEGEND RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATES SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(2) THE SHARES TO WHICH THIS LEGEND RELATES ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

[For shares of Initial Stock Consideration only: (3) WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, UNTIL 5.00 P.M. EASTERN STANDARD TIME ON [INSERT DATE 90 DAYS AFTER THE COMPLETION DATE] (THE “LOCK-UP EXPIRATION DATE”), THE HOLDERS OF THE SHARES TO WHICH THIS LEGEND RELATES (THE “RESTRICTED SECURITIES”), WILL NOT OFFER, PLEDGE, SELL, CONTRACT TO SELL, SELL ANY OPTION OR CONTRACT TO PURCHASE, PURCHASE ANY OPTION OR CONTRACT TO SELL, GRANT ANY OPTION, RIGHT OR WARRANT TO PURCHASE, OR OTHERWISE TRANSFER OR DISPOSE OF, DIRECTLY OR INDIRECTLY, THE RESTRICTED SECURITIES OR ENTER INTO ANY SWAP OR OTHER AGREEMENT THAT TRANSFERS, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THE RESTRICTED SECURITIES, IN EACH CASE WHETHER SETTLED BY DELIVERY OF RESTRICTED SECURITIES, IN CASH OR OTHERWISE, PROVIDED THAT THE COMPANY HAS INDICATED THAT IT WILL CONSENT TO THE FOLLOWING:

(I) TRANSFERS OF SHARES OF RESTRICTED SECURITIES AS A BONA FIDE GIFT OR GIFTS;

(II) DISTRIBUTIONS OF SHARES OF RESTRICTED SECURITIES TO GENERAL OR LIMITED PARTNERS, MEMBERS, SHAREHOLDERS, AFFILIATES OR WHOLLY OWNED SUBSIDIARIES OF THE HOLDER OR ANY INVESTMENT FUND OR OTHER ENTITY CONTROLLED OR MANAGED BY THE HOLDER;

(III) TRANSFERS OR DISPOSITIONS OF SHARES OF RESTRICTED SECURITIES OR SUCH OTHER SECURITIES TO ANY TRUST FOR THE DIRECT OR INDIRECT BENEFIT OF THE SELLER OR THE IMMEDIATE FAMILY OF THE SELLER IN A TRANSACTION NOT INVOLVING A DISPOSITION FOR VALUE;

(IV) TRANSFERS OR DISPOSITIONS OF SHARES OF RESTRICTED SECURITIES OR SUCH OTHER SECURITIES TO ANY CORPORATION, PARTNERSHIP, LIMITED LIABILITY BUYER OR OTHER ENTITY ALL OF THE BENEFICIAL OWNERSHIP INTERESTS OF WHICH ARE HELD BY THE HOLDER OR THE IMMEDIATE FAMILY OF THE HOLDER IN A TRANSACTION NOT INVOLVING A DISPOSITION FOR VALUE; AND

(V) TRANSFERS OR DISPOSITIONS OF SHARES OF RESTRICTED SECURITIES OR SUCH OTHER SECURITIES BY WILL, OTHER TESTAMENTARY DOCUMENT OR INTESTATE SUCCESSION TO THE LEGAL REPRESENTATIVE, HEIR, BENEFICIARY OR A MEMBER OF THE IMMEDIATE FAMILY OF THE HOLDER,

PROVIDED THAT IN THE CASE OF ANY TRANSFER OR DISTRIBUTION PURSUANT TO (I), (II), (III), (IV) OR (V) ABOVE, EACH DONEE OR DISTRIBUTEE SHALL AGREE TO THE FOREGOING RESTRICTIONS AND THE SHARES WILL CONTINUE TO HAVE THIS LEGEND CONTINUE TO APPLY; AND PROVIDED, FURTHER, THAT IN THE CASE OF ANY TRANSFER OR DISTRIBUTION PURSUANT TO (I), (II), (III), (IV) OR (V) ABOVE, NO FILING BY ANY PARTY (DONOR, DONEE, TRANSFEROR OR TRANSFEREE) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR OTHER PUBLIC ANNOUNCEMENT SHALL BE REQUIRED OR SHALL BE MADE VOLUNTARILY IN CONNECTION WITH SUCH TRANSFER OR DISTRIBUTION (OTHER THAN A FILING ON A FORM 5 MADE AFTER THE LOCK-UP EXPIRATION DATE REFERRED TO ABOVE).]

[For shares issued pursuant to Regulation S only: (4) THE SHARES TO WHICH THIS LEGEND RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. PRIOR TO ONE YEAR (OR SIX MONTHS IF THE COMPANY IS A “REPORTING ISSUER” AS DEFINED IN RULE 902(i) OF REGULATION S FOR SUCH PERIOD) FROM THE DATE THE SHARES WERE INITIALLY ISSUED BY THE ISSUER THE SHARES MAY NOT BE OFFERED OR SOLD (INCLUDING OPENING A SHORT POSITION IN SUCH SECURITIES) IN THE UNITED STATES OR TO U.S. PERSONS AS DEFINED BY RULE 902(k) ADOPTED UNDER THE ACT, OTHER THAN TO DISTRIBUTORS, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. PURCHASERS OF SHARES PRIOR TO ONE YEAR (OR SIX MONTHS IF THE COMPANY IS A “REPORTING ISSUER” AS DEFINED IN RULE 902(i) OF REGULATION S FOR SUCH PERIOD) FROM THE CLOSING DATE MAY RESELL SUCH SECURITIES ONLY PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR OTHERWISE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT, OR IN TRANSACTIONS EFFECTED OUTSIDE OF THE UNITED STATES PROVIDED THEY DO NOT SOLICIT (AND NO ONE ACTING ON THEIR BEHALF SOLICITS) PURCHASERS IN THE UNITED STATES OR OTHERWISE ENGAGE(s) IN SELLING EFFORTS IN THE UNITED STATES AND PROVIDED THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. A HOLDER OF THE SECURITIES WHO IS A DISTRIBUTOR, DEALER, SUB-UNDERWRITER OR OTHER SECURITIES PROFESSIONAL, IN ADDITION, CANNOT PRIOR TO ONE YEAR

(OR SIX MONTHS IF THE COMPANY IS A “REPORTING ISSUER” AS DEFINED IN RULE 902(i) OF REGULATION S FOR SUCH PERIOD) FROM THE CLOSING DATE RESELL THE SECURITIES TO A U.S. PERSON AS DEFINED BY RULE 902(k) OF REGULATION S UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.]

4.	Removal of Legends

The book entry notations evidencing the Stock Consideration shall not be required to contain the legends set forth in paragraph 3 above after the Lock-up Expiration Date (i) following any sale of such securities pursuant to an effective registration statement covering the resale of such securities, (ii) following any sale of such securities pursuant to Rule 144 by a Regulation D Investor, (iii) following the expiration of the distribution compliance period (as defined in Rule 902(f)), with respect to any securities held by a Regulation S Investor or any permitted transferee thereof, (iv) if after one year from the Completion Date if such securities are eligible to be sold, assigned or transferred under Rule 144(b)(1) by a Regulation D Investor, (v) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such holder provides the Guarantor with a reasonably acceptable opinion of counsel to the effect that such sale, assignment or transfer of the securities may be made without restrictive legends and thereafter made without registration under the applicable requirements of the 1933 Act, or (vi) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC, provided that the holder provides the Guarantor with a reasonably acceptable opinion of counsel to such effect) and upon any such event, the Guarantor, at its expense, shall no later than three (3) Business Days following both such event and the delivery by a holder to the Guarantor or the transfer agent with notice to the Guarantor of any deliveries from such holder as may be required above, as directed by such holder, shall cause its transfer agent to remove such legends from such book entry notations.

SCHEDULE 17

Deed of Adherence

THIS DEED is made on [●] August 2015 by the person whose contact details appear in Schedule 1 of this Deed (the “New Seller”);

WHEREAS:

(A)	By an agreement dated [●] August 2015 (the “SPA”) concerning the acquisition of the entire issued and to be issued share capital of Oxitec Limited (the “Company”) made between 3729th Single Member Shelf Trading Company, Intrexon Corporation and certain shareholders of the Company, 3729th Single Member Shelf Trading Company has agreed to purchase all of the issued and to be issued shares in the capital of the Company.

(B)	[The New Seller has, on or about the date of this Deed, exercised options to acquire [●] shares in the Company (the “New Shares”) and wishes to sell such shares to 3729th Single Member Shelf Trading Company pursuant to the terms of the SPA.] or [The New Seller is a holder of [●] shares in the Company (the “New Shares”) and wishes to sell such shares to 3729th Single Member Shelf Trading Company pursuant to the terms of the SPA.] or [The New Seller has, on or about the date of this Deed, exercised warrants to acquire [●] shares in the Company (the “New Shares”) and wishes to sell such shares to 3729th Single Member Shelf Trading Company pursuant to the terms of the SPA.] or [The New Seller has, on or about the date of this Deed, converted a loan into [●] shares in the Company (the “New Shares”) and wishes to sell such shares to 3729th Single Member Shelf Trading Company pursuant to the terms of the SPA.]

(C)	The SPA contains a provision which permits holders of shares in the Company who are not party to the SPA to become a party thereto by entering into a deed of adherence in the terms of this Deed.

(D)	Terms used but not defined in this Deed shall have the meaning given to such terms in the SPA.

THIS DEED WITNESSES:

1.	The New Seller hereby agrees to:

(a)	become a party to the SPA as a Seller (as such term is defined in the SPA); and

(b)	to comply with the provisions of and to perform all the obligations (including, for the avoidance of doubt, as to the giving of all warranties, representations and covenants) in the SPA in so far as they remain to be observed and performed by the Sellers, in each case, as if the New Seller had been an original party to the SPA and the New Shares were Sale Shares.

2.	Without limitation of the foregoing, the New Seller hereby confirms that he has read and understood the U.S. Confirmations set out in Schedule 14 of the SPA.

3.	Immediately prior to Completion (as such term is defined in the SPA), Schedule 1 of the SPA shall be amended such that the table row for the New Seller and the New Shares in Part B/C/D/E of Schedule 1 is moved into Part A of that Schedule.

4.	Except as expressly varied by this Deed or by the terms of the SPA, the SPA will continue in full force and effect, and this Deed will be interpreted accordingly.

5.	The interpretation provisions and the provisions of clauses 17 (Notices and Sellers’ Representative), 18 (Costs), 20 (Variation), 23 (Counterparts) and 29 (Governing law and jurisdiction) of the SPA apply to this Deed as if those provisions had been set out expressly in this Deed, which will take effect from the date set out above.

SCHEDULE 1

THE NEW SELLER

[Details to be inserted]

The Buyer

SIGNED by	)
For and on behalf of 3729TH SINGLE	)
MEMBER SHELF TRADING COMPANY	)	/s/ Rick Sterling

The Guarantor

SIGNED by	)
For and on behalf of INTREXON	)
CORPORATION	)	/s/ Donald P. Lehr

The Sellers

SIGNED by DAVID BROOKS	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by LUKE ALPHEY	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by DAVID KELLY	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by LANDON THOMAS CLAY	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by LAVINIA CLAY	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by THOMAS M CLAY	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by EDOUARD DE L’ESPÉE	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by ROBERT RICKMAN	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by SIR ROBERT WILSON	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by SIR SIMON ROBERTSON	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by ROBERT KEITH	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by CHRISTOPHER RICHARDS	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

SIGNED by	)
For and on behalf of THE CHANCELLOR	)
MASTERS AND SCHOLARS	)
OF THE UNIVERSITY OF OXFORD	)	/s/ James Mallinson

Signed by	)
Quester Academic GP Limited	)
as general partner of	)
THE ISIS COLLEGE FUND No.1)
LIMITED PARTNERSHIP	)

Director /s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

Director/Secretary

Signed by	)
Quester Academic GP Limited	)
as general partner of	)
THE ISIS COLLEGE FUND No.2)
LIMITED PARTNERSHIP	)

Director /s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

Director/Secretary

Signed by	)
Quester Academic GP Limited	)
as general partner of	)
THE SECOND ISIS COLLEGE FUND	)
LIMITED PARTNERSHIP	)

Director /s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

Director/Secretary

Signed by on behalf of the OXFORD GATEWAY FUND No.2 acting by its Manager, OXFORD CAPITAL PARTNERS LLP	) ) ) ) )	/s/ David Mott /s/ Edward Mott

Signed by on behalf of the OXFORD GATEWAY FUND No.3 acting by its Manager, OXFORD CAPITAL PARTNERS LLP	) ) ) ) )	/s/ David Mott /s/ Edward Mott

Signed by on behalf of the OXFORD GATEWAY FUND No.4 acting by its Manager, OXFORD CAPITAL PARTNERS LLP	) ) ) ) )	/s/ David Mott /s/ Edward Mott

Signed by on behalf of the OXFORD GATEWAY FUND No.5 acting by its Manager, OXFORD CAPITAL PARTNERS LLP	) ) ) ) )	/s/ David Mott /s/ Edward Mott

Signed by on behalf of the OXFORD GATEWAY FUND No.5A acting by its Manager, OXFORD CAPITAL PARTNERS LLP	) ) ) ) )	/s/ David Mott /s/ Edward Mott

Signed by on behalf of the OXFORD GATEWAY FUND EIS acting by its Manager, OXFORD CAPITAL PARTNERS LLP	) ) ) ) )	/s/ David Mott /s/ Edward Mott

Signed by on behalf of the OXFORD GATEWAY FUND APPROVED EIS 10/11 acting by its Manager, OXFORD CAPITAL PARTNERS LLP	) ) ) ) ) )	/s/ David Mott /s/ Edward Mott

Signed by on behalf of the OXFORD GATEWAY FUND IHT acting by its Manager, OXFORD CAPITAL PARTNERS LLP	) ) ) ) )	/s/ David Mott /s/ Edward Mott

SIGNED by	)
For and on behalf of	)
FORDOUN CAPITAL LIMITED	)	/s/ Haydn Parry, a duly authorised attorney under
(FOR JASON DREW))		a power of attorney dated 5 Aug 2015

SIGNED by	)	/s/ Haydn Parry, a duly authorised attorney under
For and on behalf of NEXT VANGUARD LTD	)	a power of attorney dated 5 Aug 2015

SIGNED by	)
For and on behalf of CHEVIOT CAPITAL	)	/s/ Haydn Parry, a duly authorised attorney under
(NOMINEES) LIMITED	)	a power of attorney dated 5 Aug 2015

/s/ Haydn Parry, a duly authorised attorney under
SIGNED by ANN KRAMER	)	a power of attorney dated 5 Aug 2015

/s/ Haydn Parry, a duly authorised attorney under
SIGNED by GUOLIANG FU	)	a power of attorney dated 5 Aug 2015

/s/ Haydn Parry, a duly authorised attorney under
SIGNED by BRYAN MORTON	)	a power of attorney dated 5 Aug 2015

SIGNED by	)
For and on behalf of	)	/s/ Haydn Parry, a duly authorised attorney under
BRYAN MORTON LIMITED	)	a power of attorney dated 5 Aug 2015

/s/ Haydn Parry, a duly authorised attorney under
SIGNED by RORY TAPNER	)	a power of attorney dated 5 Aug 2015

/s/ Haydn Parry, a duly authorised attorney under
SIGNED by BILL ARAH	)	a power of attorney dated 5 Aug 2015

/s/ Haydn Parry, a duly authorised attorney under
SIGNED by JACK NEWMAN	)	a power of attorney dated 5 Aug 2015

/s/ Haydn Parry, a duly authorised attorney under
SIGNED by DAVID BUCKERIDGE	)	a power of attorney dated 5 Aug 2015

/s/ Haydn Parry, a duly authorised attorney under
SIGNED by JEFFREY GARNER	)	a power of attorney dated 5 Aug 2015

SIGNED by	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015
For and on behalf of HAHEI LIMITED	)

SIGNED by	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015
For and on behalf of THE SKADUTAKEE	)
CHARITABLE ANNUITY LEAD II TRUST	)

SIGNED by	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015
For and on behalf of THE MONADNOCK	)
CHARITABLE LEAD ANNUITY TRUST	)
DTD 5/31/96)

SIGNED by	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015
For and on behalf of DEXTER SOUTHFIELD	)

SIGNED by LANDON H CLAY	)	/s/ Haydn Parry, a duly authorised attorney under a power of attorney dated 5 Aug 2015

The Warrantors

SIGNED by HAYDN PARRY	)	/s/ Haydn Parry

SIGNED by SIMON WARNER	)	/s/ Simon Warner

SIGNED by BILL FLEMING	)	/s/ Bill Fleming

SIGNED by CAMILLA BEECH	)	/s/ Camilla Beech

SIGNED by GLEN SLADE	)	/s/ Glen Slade